                                                        Exhibit (c)(1)


                               TABLE OF CONTENTS
                               -----------------

                         AGREEMENT AND PLAN OF MERGER
                         -----------------------------

ARTICLE I - DEFINITIONS  ........................................ 1

     1.1   DEFINITIONS .......................................... 1

ARTICLE II - TERMS OF MERGER; THE CLOSING ....................... 5

     2.1   MERGER................................................ 5
     2.2   EXCHANGE OF CONSIDERATION............................. 6
     2.3   CLOSING............................................... 6
     2.4   DELIVERIES BY WCI..................................... 7
     2.5   DELIVERIES BY BUYER AND PHONETEL...................... 7
     2.6   RELATED MATTERS....................................... 8
           (a)  EMPLOYMENT AGREEMENTS............................ 8
           (b)  SECURITY AGREEMENT............................... 8

ARTICLE III - REPRESENTATIONS AND WARRANTIES OF WCI.............. 8

     3.1   ORGANIZATION AND STANDING; SUBSIDIARIES............... 8
     3.2   ORGANIZATIONAL DOCUMENTS AND CORPORATE RECORDS....... 10
     3.3   AUTHORIZATION........................................ 11
     3.4   WCI CAPITALIZATION................................... 11
     3.5   CONSENTS AND APPROVALS; NO VIOLATION................. 12
     3.6   ABSENCE OF UNDISCLOSED LIABILITIES................... 13
     3.7   ABSENCE OF CERTAIN CHANGES OR EVENTS................. 13
     3.8   COMPLIANCE WITH LAWS AND PERMITS..................... 14
     3.9   LITIGATION AND ARBITRATION........................... 15
     3.10   BROKERS............................................. 16
     3.11   WCI PHONES.......................................... 16
     3.12   TELCO CHARGES AND LOCATION COMMISSION............... 16
     3.13   DISCLOSURE.......................................... 16

ARTICLE IV - REPRESENTATIONS AND WARRANTIES
OF BUYER AND PHONETEL........................................... 17

     4.1   ORGANIZATION AND STANDING; SUBSIDIARIES.............. 17
     4.2   AUTHORIZATION........................................ 18
     4.3   CAPITALIZATION....................................... 18
     4.4   CONSENTS AND APPROVALS; NO VIOLATION................. 20
     4.5   ABSENCE OF UNDISCLOSED LIABILITIES................... 21
     4.6   ABSENCE OF CERTAIN CHANGES OR EVENTS................. 21
     4.7   COMPLIANCE WITH LAWS AND PERMITS..................... 22
     4.8   LITIGATION AND ARBITRATION........................... 23
     4.9   BROKERS.............................................. 24
     4.10   PHONETEL PHONES..................................... 24
     4.11   TELCO CHARGES AND LOCATION COMMISSIONS.............. 24
     4.12   DISCLOSURE.......................................... 24

ARTICLE V - FURTHER ASSURANCES; COOPERATION..................... 25

     5.1   FURTHER ASSURANCES; COOPERATION...................... 25
     5.2   EXPENSES............................................. 25
     5.3   REPAYMENT OF LOANS TO SHAREHOLDERS OF WCI............ 26
     5.4   REGISTRATION RIGHTS AGREEMENT........................ 26

ARTICLE VI - SURVIVAL OF REPRESENTATIONS AND WARRANTIES......... 26

     6.1   SURVIVAL OF REPRESENTATIONS AND WARRANTIES........... 26
     6.2   INDEMNIFICATION OF PHONETEL AND BUYER................ 27
     6.3   INDEMNIFICATION OF WCI SHAREHOLDERS.................. 27
     6.4   ASSERTION OF CLAIMS.................................. 27

ARTICLE VII - MISCELLANEOUS..................................... 28

     7.1   PARTIES IN INTEREST; NO THIRD PARTY BENEFICIARIES.... 28
     7.2   EXHIBITS AND DISCLOSURE SCHEDULE..................... 29
     7.3   ENTIRE AGREEMENT..................................... 29
     7.4   WAIVER OF COMPLIANCE................................. 29
     7.5   ENFORCEABILITY....................................... 30
     7.6   COUNTERPARTS......................................... 30
     7.7   HEADINGS............................................. 30
     7.8   GOVERNING LAW........................................ 30
     7.9   NOTICES.............................................. 31





                                      II

                         AGREEMENT AND PLAN OF MERGER
                         ----------------------------

     This Agreement and Plan of Merger (the "Agreement") dated September 22, 1995, by and among PhoneTel Technologies, Inc. ("PhoneTel"), an Ohio corporation, PhoneTel, II, Inc. ("Buyer"), a Missouri corporation, and World Communications, Inc. (together with all subsidiaries thereof "WCI"), a Missouri corporation.

     WHEREAS, the parties hereto desire that WCI be merged into and with Buyer in accordance with the terms and conditions herein contained; and

     WHEREAS, for purposes of Federal income taxation, it is intended that the Merger shall qualify as a reorganization under
Section 368(a) of the Code (as defined herein), and this Agreement is intended to be and is adopted as a plan of reorganization within the meaning of Section 368 of the Code.

     NOW, THEREFORE, in consideration of the premises and the representations, warranties, covenants and agreements herein contained, the parties hereto agree as follows:

                                   ARTICLE I

                                  DEFINITIONS

     1.1   DEFINITIONS.   For purposes of this Agreement,  the
following terms shall have the meanings set forth below (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

     "Brenner" shall mean Brenner Securities, Inc.
     "Buyer" shall mean PhoneTel II, Inc.

     "Closing" shall have the meaning set forth in Section 2.3 hereof.

     "Closing Date" shall have the meaning set forth in Section 2.3 hereof.

     "Code" shall mean the Internal Revenue Code of 1986, as amended.

     "Disclosure Schedule" shall mean the disclosure schedule delivered in connection herewith.

     "Employment Agreements" shall have the meaning set forth in
Section 2.6(b) hereof.

     "Encumbrance" shall mean any lien, encumbrance, proxy, voting trust arrangement, pledge, security interest, collateral security agreement, financing statement (and similar notices) filed with any Governmental Authority, claim (including any claim as defined in the Code), charge, equities, mortgage, pledge, objection, title defect, option, restrictive covenant or restriction on transfer of any nature whatsoever, and the interest of the lessor in any property subject to a capital lease.

     "GAAP" shall mean generally accepted accounting principles as in effect on the date hereof.

     "Governmental Authority" shall mean any government or political subdivision thereof, whether federal, state, local or foreign, or body, administrative or regulatory authority or instrumentality of any such government or political subdivision.

     "Income Taxes" shall mean all Taxes based upon or measured by income.

     "Indemnitor" shall have the meaning set forth in Section 6.4 hereof.

     "Joint Ventures" shall mean all of such party's rights and interests in any joint ventures or other projects.

     "Law" shall mean any law (including common law), rule, regulation, restriction (including zoning), code, statute, ordinance, order, writ, injunction, judgment, decree or other requirement of a Governmental Authority.

     "Losses" shall mean and include all demands, claims, actions, causes of action, assessments, damages, losses, liabilities, judgments, settlements, fines, penalties, sanctions, costs and expenses (including, without limitation, interest, penalties, reasonable attorneys' fees and expenses as incurred, and all other reasonable costs of investigating and defending third party claims as incurred).

     "Merger" shall have the meaning set forth in Section  2.1
hereof.

     "Order" shall mean any order, judgment, injunction, award, decree, writ, rule or similar action of any Governmental Authority.

     "Other Documents" shall have the meaning set forth in Section
2.3 hereof.

     "Permits" shall mean any franchise,  license,  certificate,
approval,    identification   number,    registration,    permit,
authorization, order or approval of, and any required registration with, any Governmental Authority.

     "Person" shall mean any individual, partnership, firm, trust, association, corporation, joint venture, joint stock company, unincorporated organization, Governmental Authority or other entity.

     "PhoneTel Financial Statements" shall have the meaning set forth in Section 4.5 hereof.

     "PhoneTel Phones" shall mean the microprocessor-based pay telephones owned and operated by PhoneTel which are active and generating income.

     "PhoneTel Common Shares" shall mean the shares of PhoneTel common stock $.01 par value.

     "PhoneTel Preferred Shares" shall mean shares of the 10% Non-voting Preferred Stock, without par value, $100 stated value, of PhoneTel, substantially in the form attached as Annex A hereto.

     "Securities Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

     "Security Agreement" shall have the meaning set forth in
Section 2.6(c).

     "Taxes" shall mean all taxes, charges, fees, duties, levies, penalties or other assessments imposed by any federal, state, local or foreign Governmental Authority, including, but not limited to, income, gross receipts, excise, property, sales, gain, use, license, capital stock, transfer, franchise, payroll, withholding, social security or other taxes, including any interest, penalties or additions attributable thereto.

     "WCI" shall mean World Communications, Inc., a Missouri corporation, and all of its subsidiaries.

     "WCI Common Shares" shall mean the common shares, $.01 par value, of WCI issued and outstanding as of the Closing.

     "WCI Phones" shall mean the microprocessor-based pay telephones owned and operated by WCI which are active and generating income.

     "WCI Shareholders" shall have the meaning set forth in Section
2.2.

     "WCI Subsidiaries" shall have the meaning set forth in Section
3.1 hereof (each, a "WCI Subsidiary").

                                  ARTICLE II

                         TERMS OF MERGER; THE CLOSING

     2.1 MERGER. On the date hereof, WCI shall be merged into and with Buyer (the "Merger"). Buyer shall be the surviving corporation of the merger and shall continue to exist and to be governed by the laws of the State of Missouri. The Merger shall be consummated pursuant to the terms of this Agreement and the Certificate of Merger (substantially in the form attached hereto as Exhibit A) all of which shall have been approved and adopted by the Board of Directors and shareholders of WCI, and the Board of Directors of PhoneTel and Buyer. The Merger shall be effective upon filing the Certificate of Merger with the Secretary of State of the State of Missouri ("Secretary of State") in accordance with the General Corporation Law of Missouri. The separate corporate existence of

WCI shall terminate upon the filing of the Certificate of Merger with the Secretary of State and, as of that date, all the assets of WCI shall vest in Buyer and all the liabilities of WCI shall be the liabilities of Buyer as the surviving corporation of the merger.
At any time from and after the Closing, the last acting officers of WCI shall in the name of WCI execute and deliver all assignments and other instruments and take such further action as Buyer deems necessary in order to carry out the intent and purpose of this Agreement.

     2.2 EXCHANGE OF CONSIDERATION. Shareholders of WCI (the "WCI Shareholders") listed on Exhibit B attached hereto, shall be entitled to receive, in the aggregate, 2,415,001, shares of PhoneTel Common Shares and 530,534 shares of PhoneTel Preferred Shares in exchange for all the assets of WCI and the WCI Common Shares pursuant to the Merger.

     Certificates representing the PhoneTel Preferred Shares and the PhoneTel Common Shares shall be delivered to WCI to be delivered to the WCI Shareholders as soon as practicable after Closing in accordance with the number of shares set forth opposite each WCI shareholder's name on Exhibit B.

     2.3 CLOSING. The closing of the transactions contemplated hereby is taking place at the offices of Blumenfeld, Kaplan & Sandweiss, P.C., 168 North Meramec, St. Louis, Missouri 63105 on September 22, 1995 (the "Closing" or the "Closing Date"), simultaneously with the execution of this Agreement, the Certificate of Merger and other agreements, documents, instruments and writings executed and delivered pursuant hereto or in connection herewith (collectively the "Other Documents").

     2.4 DELIVERIES BY WCI. WCI and the WCI Shareholders are delivering or will deliver the following to Buyer and PhoneTel:

          (a)  Stock certificates representing all of the WCI
Common Shares, accompanied by stock powers duly endorsed in blank or accompanied by duly executed instruments of transfer;

          (b) A certificate from each WCI shareholder in substantially the form attached hereto as Exhibit C;

          (c) A "Stockholder Representations and Warranties" letter from each WCI shareholder in substantially the form attached hereto as Exhibit D;

          (d) A certificate, duly executed by an officer of WCI, representing to Buyer and PhoneTel that Exhibit B is an accurate and complete list of all WCI Shareholders and that there are no other WCI Common Shares issued and outstanding; and

          (e) Certified resolutions of the Board of Directors and Shareholders of WCI approving this Agreement, the Other Documents and the transactions contemplated hereby and thereby.

     2.5 DELIVERIES BY BUYER AND PHONETEL. Buyer and PhoneTel are delivering or will deliver the following to WCI:

          (a)  2,415,001  PhoneTel  Common  Shares  and  530,534
PhoneTel Preferred Shares, for distribution to WCI Shareholders;

          (b) Certified resolutions of the Board of Directors and Shareholders of Buyer, approving this Agreement and the Other
Documents and transactions contemplated hereby and thereby; and

          (c) Certified resolutions of the Board of Directors of PhoneTel approving this Agreement, the Other Documents, the transactions contemplated hereby and thereby; and

          (d) A certificate, to be filed with Secretary of State of Missouri pursuant to Section 351.458 RSMo., substantially in the form attached as Exhibit E; and

          (e) Opinion of Hahn, Loeser & Parks substantially in the form attached as Exhibit F.

     2.6  RELATED MATTERS.

          (a)  EMPLOYMENT AGREEMENTS.   At the Closing,  Stuart
Hollander, Gary Pace and Linda Harvey are entering into the Employment Agreements with PhoneTel which are attached hereto as Exhibits G, H and I.

          (b) SECURITY AGREEMENT. At the Closing, WCI II, Inc. (a corporation to be formed prior to the Closing), PhoneTel and Buyer shall enter into a Security Agreement, substantially in the form attached as Exhibit J (the "Security Agreement").

                                  ARTICLE III

                     REPRESENTATIONS AND WARRANTIES OF WCI

     WCI represents and warrants to Buyer and PhoneTel as follows:

     3.1  ORGANIZATION AND STANDING; SUBSIDIARIES.

          (a) WCI is a corporation duly organized, validly existing and in good standing under the laws of the State of Missouri. Each of its subsidiaries (as defined in subsection (b) hereof) is a corporation duly organized, validly existing and in good standing under the laws of the state in which such subsidiary
is   incorporated.   WCI has all requisite corporate power and
authority to own, lease and operate the properties and assets it now owns, operates and leases and to carry on its business and
operations as currently and heretofore conducted.   Except as
otherwise stated therein, Schedule 3.1(a) is a complete listing of all jurisdictions in which WCI is duly qualified or licensed to do business and is in good standing or in which WCI is presently doing business.

          (b) As used in this Agreement, a subsidiary of an entity shall mean (i) any corporation for which such entity (or any subsidiary of such entity) is entitled to elect a majority of the directors, by virtue of its ownership of more than 50% of the outstanding securities having ordinary voting power, or otherwise, or (ii) any partnership, joint venture or other entity which such entity (or any subsidiary of such entity) controls, by virtue of its ownership of more than 50% of the equity, or otherwise. All subsidiaries of WCI (the "WCI Subsidiaries") and their respective states of incorporation are set forth on Schedule 3.1(b) hereto.
No WCI Subsidiary is incorporated or conducts business in Texas except that WCI had a subsidiary, West Texas Communications, Inc. ("WTC"), which operated in Texas until it was administratively dissolved. Documentation, including a Certificate of Dissolution, relating to WTC is disclosed in Schedule 3.1(b) of the Disclosure Schedule. All of the outstanding shares of capital stock of each WCI Subsidiary are validly issued, fully paid, nonassessable and the outstanding shares of capital stock and partnership or other ownership interests in each WCI Subsidiary are owned free and clear of any Encumbrances. WCI owns directly or indirectly all of the issued and outstanding shares of the capital stock and partnership or other ownership interest in each of its Subsidiaries. There are no subscriptions, options, warrants, rights, calls, contracts, voting trusts, proxies or other commitments, understandings, restrictions or arrangements relating to the issuance, sale, voting, transfer, ownership or other rights affecting any shares of capital stock or partnership or other ownership interest in any WCI Subsidiary, including any right of conversion or exchange under any outstanding security instrument or agreement.

          (c) WCI has used its best efforts to enable Buyer to assume, without any adverse effect, WCI's interests in the Joint
Ventures set forth on Schedule 3.1(c) of the Disclosure Schedule.

     3.2  ORGANIZATIONAL DOCUMENTS AND CORPORATE RECORDS.

          (a) WCI has heretofore delivered to Buyer complete and correct copies, with all amendments thereto, of the Certificate of Incorporation, Articles of Incorporation and Bylaws of WCI, as currently in effect, copies of which are attached hereto as Exhibits K, L and M respectively. The minute books of WCI have been made available to Buyer for its inspection and, except as set forth on Schedule 3.2 of the Disclosure Schedule, such minute books contain complete and correct records of all meetings, and consents in lieu of a meeting, of WCI's Board of Directors (and any committees thereof) and its shareholders since WCI's incorporation, and accurately reflect all transactions referred to therein. The stock books and ledgers of WCI have been made available to Buyer fob its inspection, and such books and ledgers are complete and correct in all material respects.

          (b) WCI has made available to Buyer all accounting, corporate and financial books and records (the "Accounting Books and Records") which relate to the business of WCI.

     3.3 AUTHORIZATION. WCI has the requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement and the Other Documents and to consummate the
transactions contemplated hereby and thereby.   All corporate
proceedings on the part of WCI which are necessary to execute, deliver and perform this Agreement and the Other Documents and to consummate the transactions contemplated hereby and thereby have been duly authorized and taken. Upon execution, this Agreement and the Other Documents will constitute valid and binding obligations of WCI and shall be enforceable against WCI in accordance with their terms.

     3.4   WCI  CAPITALIZATION.   As of the date hereof,  the
authorized capital stock of WCI consists of 500,000 Common Shares, $.01 par value, 432,178 of which are issued and outstanding and owned by the WCI Shareholders ("WCI Common Shares"). WCI has no other class of capital stock authorized or outstanding. None of WCI's shares of capital stock have been reserved for any purpose. All of WCI Common Shares are duly authorized, validly issued, fully paid and nonassessable and were not issued in violation of any
preemptive rights.   Except as set forth on Schedule 3.4 of the

Disclosure Schedule, there are no (i) options, warrants, calls, commitments, or rights of any character to purchase or otherwise acquire from WCI shares of capital stock of any class, (ii) outstanding securities of WCI that are convertible into or exchangeable or exercisable for shares of any class of capital stock of WCI, (iii) options, warrants or other rights to purchase from WCI any such convertible or exchangeable securities, or (iv) contracts, commitments, agreements, understandings or arrangements of any kind relating to the issuance of any capital stock of WCI, any options, warrants or rights, pursuant to which, in any of the foregoing cases, WCI is or would be subject or bound.

     3.5  CONSENTS AND APPROVALS; NO VIOLATION.   Except as set
forth on Schedule 3.5 of the Disclosure Schedule, neither the execution and delivery of this Agreement and the Other Documents, nor the consummation of the transactions contemplated hereby or thereby, nor compliance with any of the provisions hereof, will (a) conflict with any provision of the Articles of Incorporation or Bylaws (or other similar organizational documents) of WCI, (b) require any consent, waiver, approval, authorization or Permit of, or filing with or notification to, or any other action by, any Governmental Authority by WCI, (c) violate any Law of Governmental Authority applicable to WCI, or by which any of WCI's business, properties or assets may be bound or affected or (d) violate, breach, or conflict with, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration of any obligation to pay or result in the imposition of any Encumbrance upon any of the property) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, Encumbrance, contract, Permit, Order or other instrument or obligation to which WCI is a party or by which any of WCI's business, properties or assets may be bound or affected.

     3.6  ABSENCE OF UNDISCLOSED LIABILITIES.

          (a) Except as set forth on Schedule 3.6(a) of the Disclosure Schedule, WCI had no liabilities arising from or relating to its business and operations of any nature (whether absolute, accrued, fixed, contingent, liquidated, unliquidated or otherwise and whether due or to become due) and any and all liabilities or obligations incurred since June 30, 1995, were incurred in the ordinary course of business and consistent with past practice.

          (b) Schedule 3.6(b) of the Disclosure Schedule sets forth a true, complete and accurate list of all liabilities of WCI at the Closing.

     3.7  ABSENCE OF CERTAIN CHANGES OR EVENTS.   Except as set
forth on Schedule 3.7 of the Disclosure Schedule, since June 30,
1995:

               (i)   WCI has operated its business in the
          ordinary course consistent with past practice;

               (ii) there has not been any material adverse change in the business, results of operations, assets, liabilities, financial condition or (except for matters which apply to United States businesses generally) any material adverse change in the prospects of WCI; and

               (iii)   WCI has not incurred any material
          damage, destruction or loss (whether or not covered by insurance) to its owned or leased property or assets.

     3.8  COMPLIANCE WITH LAWS AND PERMITS.

          (a) Except as set forth on Schedule 3.8(a) of the Disclosure Schedule, the business and operation of WCI have been conducted and are now being conducted in all material respects in compliance with all Laws and Orders of all Governmental Authorities having jurisdiction over WCI and all Permits relating to any of its properties or applicable to its business.

          (b) Except as and to the extent set forth on Schedule 3.8(b) of the Disclosure Schedule, WCI possesses all Permits necessary to own and operate its property and assets and to conduct its business as it is currently conducted. Such Permits are valid, subsisting in full force and effect, and WCI has fulfilled its material obligations under each of the Permits, and no event has occurred or condition or state of facts exists which constitutes or, after notice or lapse of time or both, would constitute a default or violation under any of the Permits or would permit revocation or termination of any of the Permits. No proceeding which might involve the revocation or termination of any such Permits is pending or, to the knowledge of WCI, threatened.

          (c) Except as and to the extent set forth on Schedule 3.8(c) of the Disclosure Schedule, WCI has made all filings and received all approvals in connection with the Permits which are necessary for Buyer to own and operate the property and assets of WCI and to conduct WCI's business as it is currently and has heretofore been conducted.

     3.9  LITIGATION AND ARBITRATION

          (a) No claim, action, cause of action, suit, proceeding, inquiry, investigation or Order is pending or to the best of WCI's knowledge threatened, against WCI or affecting its business, operations, or assets, except as set forth on Schedule 3.9 of the Disclosure Schedule. Except as set forth on Schedule 3.9 of the
Disclosure  Schedule,  there  are  no  legal,   administrative,
arbitration or other claims, actions, causes of action, suits, proceedings, inquiries, investigations or Orders involving any Governmental Authority, arbitration or mediation panel which are pending, or to the best of WCI's knowledge, threatened, against WCI or affecting its business, operations or assets. No Order of any Governmental Authority, arbitrator or mediator is outstanding
against WCI,  its business, operations or assets.   WCI has no
knowledge of any fact or circumstance which would reasonably be expected to result in any other claim action, cause of action, suit, proceeding, inquiry, investigation or Order, against WCI or affect its business, operations or assets.

          (b) To the best of WCI's knowledge, no claim, action, suit, proceeding, inquiry or investigation has been instituted which threatens to restrain or prohibit or to otherwise challenge the legality or validity of the transactions contemplated by this Agreement or the Other Documents.

     3.10   BROKERS.   WCI entered into an agreement with M&M
Financial, Inc., a copy of which is attached hereto as Exhibit N, in connection with the sale of WCI. WCI has no other obligation to pay any brokers, finders, investment bankers, financial advisors or similar fee in connection with this Agreement or the Other Documents, or the transactions contemplated hereby or thereby, by reason of any action taken by or on behalf of WCI.

     3.11 WCI PHONES. There were 3,237 WCI Phones in operation as of the close of business on June 30, 1995.

     3.12 TELCO CHARGES AND LOCATION COMMISSION. WCI has paid all telephone line charges to the local exchange companies and commissions to site location owners which are due and payable as of the Closing, except as set forth on Schedule 3.12 of the Disclosure Schedule, or if not so paid, such unpaid charges and commissions are immaterial and not likely to have a material adverse effect upon the operation of the business of WCI.

     3.13 DISCLOSURE. WCI has not failed to disclose to PhoneTel or Buyer any facts material to WCI's business, results of
operations,  assets,  liabilities,  and financial condition.   No
representation or warranty by WCI in this Agreement and no statement by WCI in any of the Other Documents (including the Disclosure Schedule) or previously disclosed to PhoneTel or Buyer, contains any untrue statement of a material fact or omits to state any material fact necessary, in order to make the statements made herein or therein, in light of the circumstances under which they were made, not misleading.

                                  ARTICLE IV

             REPRESENTATIONS AND WARRANTIES OF BUYER AND PHONETEL

     PhoneTel and Buyer represent and warrant to WCI as follows:

     4.1  ORGANIZATION AND STANDING; SUBSIDIARIES.

          (a) Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of
Missouri.   Buyer has no subsidiaries.   Buyer has all requisite
corporate power and authority to own, lease and operate the properties and assets it now owns, operates and leases and to carry on its business and operations as currently and heretofore conducted. Except as otherwise stated therein, Schedule 4.1(a) is a complete listing of all jurisdictions in which Buyer is duly qualified or licensed to do business and is in good standing or in which Buyer is presently doing business.

          (b) PhoneTel is a corporation duly organized, validly existing and in good standing under the laws of the State of Ohio. Each of its subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the state in which
such subsidiary is  incorporated.   PhoneTel has all requisite
corporate power and authority to own, lease and operate the properties and assets it now owns, operates and leases and to carry on its business and operations as currently and heretofore conducted. Except as otherwise stated therein, Schedule 4.1(b) is a complete listing of all jurisdictions in which PhoneTel is duly qualified or licensed to do business and is in good standing or in which PhoneTel is presently doing business.

     4.2 AUTHORIZATION. Buyer and PhoneTel have the requisite corporate power and authority to execute, deliver and perform their obligations under this Agreement and the Other Documents and to consummate the transactions contemplated hereby and thereby. All corporate proceedings on the part of PhoneTel and Buyer which are necessary to execute, deliver and perform this Agreement and the Other Documents and to consummate the transactions contemplated
hereby and thereby have been duly authorized and taken.   Upon
execution, this Agreement and the Other Documents will constitute valid and binding obligations of PhoneTel and Buyer and shall be enforceable against PhoneTel and Buyer in accordance with their terms.

     4.3   CAPITALIZATION.

           (a) As of the date hereof, the authorized capital stock of PhoneTel consists of: (i) 22,500,000 common shares ("PhoneTel Common Shares"), $.01 par value, 12,075,404 of which are issued and outstanding, and (ii) 2,500,000 shares of Preferred Stock, $.01 par value, of which (A) 2,125 shares have been designated Preferred Stock, $100 par value, of which no shares are outstanding; (B) 6,500 shares have been designated Convertible Preferred Stock, without par value, $100 stated value, cumulative and redeemable, of which no shares are outstanding; (C) 3,880 shares have been designated Preferred Stock, without par value, $1,000 stated value, cumulative and redeemable, of which 1,496 shares are outstanding;
(D) 16,000 shares have been designated 8% Preferred Stock, without par value, $100 stated value, cumulative and redeemable, of which 12,200 shares are outstanding; (E) 2,500 shares have been designated 7% Convertible Preferred Stock, without par value, $100 stated value, cumulative and redeemable, all of which shares are outstanding; (F) 550,000 shares have been designated as PhoneTel Preferred Shares (as defined herein), none of which is outstanding prior to Closing; and (G) 1,918,995 shares are not yet designated
nor  issued.    PhoneTel has no other class  of  capital  stock
authorized or issued and outstanding. All of the PhoneTel shares of capital stock issued are duly authorized and validly issued, fully paid, nonassessable and not issued in violation of any preemptive rights.

           (b) Except as set forth in Schedule 4.3(b), there are no
(i) options, warrants, calls, commitments or right of any character to purchase or otherwise acquire from PhoneTel shares of capital stock of any class, (ii) outstanding securities of PhoneTel that are convertible into or exchangeable or exercisable for shares of any class of stock of PhoneTel, (iii) options, warrants or other rights to purchase from PhoneTel any such convertible or
exchangeable   securities,   or   (iv)   contracts,   commitments,
agreements, understandings or arrangements of any kind relating to the issuance of any capital stock of PhoneTel, any options, warrants or rights, pursuant to which, in any of the foregoing cases, PhoneTel is or would be subject or bound; no other shares of PhoneTel's capital stock have been reserved for any purpose.

           (c) The authorized capital stock of Buyer consists of 30,000 shares, $0.01 par value, of which 1,000 shares are issued and outstanding.

     4.4   CONSENTS AND APPROVALS; NO VIOLATION.   Except as set
forth on Schedule 4.4 of the Disclosure Schedule, neither the execution and delivery of this Agreement and the Other Documents, nor the consummation of the transactions contemplated hereby or thereby, nor compliance with any of the provisions hereof, will conflict with any provision of the Articles of Incorporation or Bylaws (or other similar organizational documents) of Buyer or PhoneTel, (b) require any consent, waiver, approval, authorization or Permit of, or filing with or notification to, or any other action by, any Governmental Authority by Buyer or PhoneTel, (c) violate any Law of Governmental Authority applicable to Buyer or PhoneTel, or by which any of Buyer's or PhoneTel's business, properties or assets may be bound or affected or (d) violate, breach, or conflict with, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration of any obligation to pay or result in the imposition of any Encumbrance upon any of the property) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, Encumbrance, contract, Permit, Order or other instrument or obligation to which Buyer or PhoneTel is a party or by which any of the business, properties or assets of Buyer or PhoneTel may be bound or affected.

     4.5  ABSENCE OF UNDISCLOSED LIABILITIES.

          (a) Except as set forth on Schedule 4.5(a) of the Disclosure Schedule, (i) PhoneTel had no liabilities arising from or relating to its business and operations of any nature (whether absolute, accrued, fixed, contingent, liquidated, unliquidated or otherwise and whether due or to become due) which were not reflected in the financial statements (the "PhoneTel Financial Statements") from Form 10QSB for the quarter ended June 30, 1995, a copy of which are attached hereto as Exhibit O, and (ii) any liability or obligation incurred since June 30, 1995, was incurred in the ordinary course of its business and consistent with past practice.

          (b) Schedule 4.5(b) of the Disclosure Schedule sets forth a true, complete and accurate list of all liabilities or obligations of PhoneTel at the Closing.

     4.6  ABSENCE OF CERTAIN CHANGES OR EVENTS.   Except as set
forth on Schedule 4.6 of the Disclosure Schedule, since June 30,
1995:

               (i) PhoneTel has operated its business in the ordinary course consistent with past practice;

               (ii) there has not been any material adverse change in the business, results of operations, assets, liabilities, financial condition or (except for matters which apply to United States businesses generally) any material adverse change in the prospects of PhoneTel; and

               (iii)  PhoneTel has not incurred any material
          damage, destruction or loss (whether or not covered by insurance) to its owned or leased property or assets.

     4.7  COMPLIANCE WITH LAWS AND PERMITS.

          (a) Except as set forth on Schedule 4.7(a) of the Disclosure Schedule, the business and operation of PhoneTel have been conducted and are now being conducted in all material respects in compliance with all Laws and Orders of all Governmental Authorities having jurisdiction over PhoneTel and all Permits relating to any of its properties or applicable to its business.

          (b) Except as and to the extent set forth on Schedule 4.7(b) of the Disclosure Schedule, PhoneTel possesses all Permits necessary to own and operate its property and assets and to conduct its business as it is currently conducted. Such Permits are valid, subsisting in full force and effect, and PhoneTel has fulfilled its material obligations under each of the Permits, and no event has occurred or condition or state of facts exists which constitutes or, after notice or lapse of time or both, would constitute a default or violation under any of the Permits or would permit revocation or termination of any of the Permits. No proceeding which might involve the revocation or termination of any such Permits is pending or, to the knowledge of PhoneTel, threatened.

          (c) Except as and to the extent set forth on Schedule 4.7(c) of the Disclosure Schedule, PhoneTel has made all filings and received all approvals in connection with the Permits which are necessary for PhoneTel to own and operate the property and assets of PhoneTel and to conduct PhoneTel's business as it is currently and has heretofore been conducted.

     4.8  LITIGATION AND ARBITRATION

          (a) No claim, action, cause of action, suit, proceeding, inquiry, investigation or Order is pending or to the best of PhoneTel's knowledge threatened, against PhoneTel or affecting its business, operations, or assets, except as set forth on Schedule
4.8 of the Disclosure Schedule.  Except as set forth on Schedule
4.8 of the Disclosure Schedule, there are no legal, administrative, arbitration or other claims, actions, causes of action, suits, proceedings, inquiries, investigations or Orders involving any Governmental Authority, arbitration or mediation panel which are pending, or to the best of PhoneTel's knowledge, threatened, against PhoneTel or affecting its business, operations or assets. No Order of any Governmental Authority, arbitrator or mediator is outstanding against PhoneTel, its business, operations or assets. PhoneTel has no knowledge of any fact or circumstance which could reasonably be expected to result in any other claim action, cause of action, suit, proceeding, inquiry, investigation or Order, against PhoneTel or affect its business, operations or assets.

          (b) To the best of PhoneTel's knowledge, no claim, action, suit, proceeding, inquiry or investigation has been instituted which threatens to restrain or prohibit or to otherwise challenge the legality or validity of the transactions contemplate by this Agreement or the Other Documents.

     4.9 BROKERS. PhoneTel entered into an agreement with Brenner Securities, a copy of which is attached hereto as Exhibit P. PhoneTel has no other obligation to pay any brokers, finders, investment bankers, financial advisors or similar fee in connection with this Agreement or the Other Documents, or the transactions contemplated hereby or thereby, by reason of any action taken by or on behalf of Buyer or PhoneTel, other than the issuance of warrants in connection therewith.

     4.10 PHONETEL PHONES. There were 5,400 PhoneTel Phones in operation as of the close of business on June 30, 1995.

     4.11 TELCO CHARGES AND LOCATION COMMISSIONS. PhoneTel has paid all telephone line charges to the local exchange companies and commissions to site location owners which are due and payable as of the Closing, except as set forth on Schedule 4.11 of the Disclosure Schedule, or if not so paid, such unpaid charges and commissions are immaterial and not likely to have a material adverse effect upon the operations of the business of PhoneTel.

     4.12 DISCLOSURE. Neither PhoneTel nor Buyer has failed to disclose to WCI any facts material to PhoneTel's business, results of operations, assets, liabilities, and financial condition. No representation or warranty by PhoneTel and Buyer in this Agreement and no statement by PhoneTel and Buyer in any of the Other Documents (including the Disclosure Schedule), contains any untrue statement of a material fact or omits to state any material fact necessary, in order to make the statements made herein or therein, in light of the circumstances under which they were made, not misleading.

                                   ARTICLE V

                        FURTHER ASSURANCES; COOPERATION

     5.1  FURTHER ASSURANCES; COOPERATION.

          (a) The parties shall from time to time after the Closing, upon the request of any other party and without further consideration, execute, acknowledge and deliver in proper form any further instruments or documents, and take such further actions as such other party may reasonably require, to carry out effectively the intent of this Agreement and the Other Documents.

     5.2   EXPENSES.   Any expenses incurred by the parties in
connection with or execution of this Agreement and the Other Documents and the consummation of the transactions contemplated hereby and thereby, including expenses of accountants, counsel, brokers, finders, financial advisors, and other representatives which were not paid prior to or at the Closing, shall be paid by the surviving corporation of the merger; provided, however, the surviving corporation shall not be liable for expenses incurred (whether prior or subsequent to, or simultaneous with, the execution of this Agreement) in connection with any services provided to or any fees paid by any WCI shareholder, director, officer or employee, which relate to such individual person's needs or concerns.

     5.3 REPAYMENT OF LOANS TO SHAREHOLDERS OF WCI. The parties agree that any loans made to WCI by its Shareholders as listed on
Schedule 5.3 (the "Shareholder Loans"), which, at the time of Closing, were in the amount of Six Hundred Twenty-five Thousand Dollars ($625,000.00), will be repaid to said Shareholders from first funds available from any financing obtained for PhoneTel by Brenner or any other investment banking firm or any other sale of securities by PhoneTel pursuant to a registration statement, which
exceeds   an   aggregated   amount   of   Ten   Million   Dollars
($10,000,000.00). In any event, Buyer or PhoneTel shall repay the Shareholder Loans within one (1) year from the date hereof.

     5.4 REGISTRATION RIGHTS AGREEMENT. The parties shall execute a Registration Rights Agreement substantially in the form attached hereto as Exhibit Q.

                                   ARTICLE VI

                   SURVIVAL OF REPRESENTATIONS AND WARRANTIES

     6.1    SURVIVAL  OF  REPRESENTATIONS  AND WARRANTIES.   All
representations and warranties of WCI, PhoneTel and Buyer contained herein or made pursuant hereto shall survive the Closing and any investigation at any time made by or on behalf of any party hereto until the earlier of (i) thirty (30) days after 1995 audited financial statements of PhoneTel and Buyer are received by the Board of Directors of PhoneTel, (ii) the date on which any secondary offering for the shares of stock of PhoneTel occurs or
(iii) upon the effective registration pursuant to the Securities Act of PhoneTel Common Shares received by shareholders of WCI.

Notwithstanding the foregoing, if a claim with respect to a breach of a representation and warranty is made within the applicable period in accordance with the provisions hereinafter set forth, such claim and any related claim may continue to be asserted after such period.

     6.2     INDEMNIFICATION  OF  PHONETEL  AND  BUYER.     WCI's
shareholders agree to indemnify PhoneTel and Buyer from any loss incurred by reason of any breach of the representations in Section
3.6. Any loss described above which was required to be paid in cash shall give rise to a Claim as defined in Section 6.5 below; provided, however, that a party shall have a Claim only for the value of the loss or losses which, in the aggregate, exceed Two Hundred Fifty Thousand Dollars ($250,000.00).

     6.3 INDEMNIFICATION OF WCI SHAREHOLDERS. PhoneTel and Buyer agree to indemnify WCI's shareholders from any loss incurred by reason of any breach of the representations in Section 4.5(a). Any loss described above which was required to be paid in cash shall give rise to a Claim as defined in Section 6.5 below; provided, however, that a party shall have a Claim only for the value of the loss or losses which, in the aggregate, exceed Two Hundred Fifty Thousand Dollars ($250,000.00).

     6.4 ASSERTION OF CLAIMS. If a party claims ("Claiming Party") that it is entitled to indemnification under this Article, notice of such claim (the "Claim") shall be given to the party from whom the Claiming Party seeks indemnification (the "Indemnitor"). The parties shall negotiate in good faith to determine the validity and the value of the Claim. If the parties cannot reach an agreement as to the value of the Claim, then the Claim shall be submitted to the largest (based upon United States revenues) United States firm of certified public accountants (the "Accounting Firm") with offices in St. Louis, Missouri and Cleveland, Ohio willing to accept such engagement that is not nor has been employed by WCI or PhoneTel; provided, however, that either PhoneTel or WCI may disqualify one
firm without cause.    The Accounting Firm shall review this
Agreement, such Other Documents or information which it believes is
relevant to its determination, and the Claim.   Based upon its
review, the Accounting Firm shall determine the value of the Claim. The decision of the Accounting Firm shall be final and binding upon the parties.

                                  ARTICLE VII

                                 MISCELLANEOUS

     7.1  PARTIES IN INTEREST; NO THIRD PARTY BENEFICIARIES.

          (a) This Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the parties hereto and their respective successors and permitted assigns. This Agreement and the rights and obligations of WCI, PhoneTel and Buyer hereunder may not be assigned by any of the parties hereto without the prior written consent of the other parties, except that the Buyer may assign its rights and obligations hereunder to PhoneTel, provided, however, that the Buyer shall remain liable for all of its obligations.

           (b) This Agreement is not intended, nor shall it be construed, to confer any rights or remedies under or by reason of this Agreement upon any Person except the parties hereto, the shareholders of WCI and their heirs, successors and permitted assigns.

     7.2 EXHIBITS AND DISCLOSURE SCHEDULE. All Exhibits attached hereto and the Disclosure Schedule referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein.

     7.3    ENTIRE  AGREEMENT.    This  Agreement  and  the  Other
Documents,   including  all   Exhibits,   documents,   schedules,
certificates and instruments referred to herein or therein, embody the entire agreement and understanding of the parties hereto in respect of the transactions contemplated by this Agreement. This Agreement supersedes all prior agreements, arrangements and understandings of the parties with respect to such transaction.

     7.4    WAIVER OF COMPLIANCE.   No amendment, modification,
alteration, supplement or waiver of compliance with any obligation, covenant, agreement, provision or condition hereof or consent pursuant to this Agreement shall be effective unless evidenced by an instrument in writing executed by all of the parties or, in the case of a waiver, the party against whom enforcement of any waiver, is sought. Any waiver or failure to insist upon strict compliance with such obligations, covenant, agreement, provision or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

     7.5   ENFORCEABILITY.     If  any  term,  provision,  covenant  or
restriction of this Agreement or the application thereof to any person or circumstance should be held by an administrative agency
or   court   of   competent   jurisdiction   to   be   invalid,   void,   or
unenforceable,   then  the   remainder   of   this   Agreement   and   the
application of  such term,  provision,  covenant,  or  restriction  to other persons or circumstances shall  not be affected thereby,  but rather shall be enforced to the greatest extent permitted by  law.
Further,   it   is  the  intent  of   the  parties  that   if  any  term,
provision,  covenant,  or restriction of the Agreement should be held to be invalid, void, or unenforceable as applied to any person or circumstance, then such term, provision, covenant, or restriction shall  be  modified  to  the  minimum  extent  necessary  in  order  to
render   the   same   enforceable,    consistent   with   the   expressed
objectives of the parties hereto  for entering  into this Agreement.

     7.6   COUNTERPARTS.    This  Agreement  may  be  executed  in  any
number of counterparts,  each of which shall  be deemed an original
but  all  of  which  together  shall   constitute  one  and  the  same
instrument.

     7.7   HEADINGS.    The  table  of  contents,  article  and  section
headings  contained in this Agreement are  for convenience only and
shall   not   control   or   affect    in   any   way   the   meaning   or
interpretation of the provisions  of  this Agreement.

     7.8   GOVERNING LAW.   This Agreement  shall  be governed by and
construed in accordance with the law of the State of Missouri without giving effect to the conflicts of law principles of such jurisdiction.

     7.9    NOTICES.   All notices, requests, claims, demands and
other communications hereunder shall be in writing and shall be deemed to have been duly given (i) at the time of delivery if personally delivered or telecopied (with confirmation of receipt),
(ii) the next day, if delivered by nationally-recognized overnight express service, or (iii) in five (5) days, if sent by registered or certified mail (postage prepaid, return receipt requested) to the parties at the following addresses:

           (a)  If to Buyer or PhoneTel to:

                PhoneTel Technologies, Inc.
                650 Statler Office
                1127 Euclid Avenue
                Cleveland, Ohio 44115
                Telephone Number:  (216)  241-2555
                Facsimile Number:  (216)  241-2574
                Attn:  Daniel Moos

                with copy to:

                Skadden, Arps, Slate, Meagher & Flom
                919 Third Avenue
                New York, NY 10022
                Telephone Number:  (212) 735-3000
                Facsimile Number:  (212) 735-2000
                Attn:  N. J. Terris, Esq.

           (b)  If to WCI:

                World Communications, Inc.
                11656 Lilburn Park Road
                St. Louis, MO 63146
                Telephone Number:   (314)  993-0755
                Facsimile Number:   (314)  993-6245
                Attn:  Stuart Hollander
                with copy to:

                Blumenfeld, Kaplan & Sandweiss, P.C.
                168 North Meramec, Suite 400
                St. Louis, Missouri 63105
                Telephone Number:  (314) 863-0800
                Facsimile Number:  (314) 863-9388
                Attn:  Mark Z. Schraier, Esq.

or to such other address as the person to whom notice is to be given may have previously furnished to the other in writing in the manner set forth above, provided that notice of a change of address shall be deemed given only upon receipt.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement, on the day and year first above written.

                                WCI:

                                WORLD COMMUNICATIONS, INC.

                                By:/s/ Stuart Hollander
                                Stuart Hollander, Chairman

                                PhoneTel:

                                PHONETEL TECHNOLOGIES, INC.

                                By:/s/ P. Graf
                                           Name:
                                           Title: Chairman

                                BUYER:

                                PHONETEL II, INC.


                                By:/s/
                                           Name:/s/
                                           Title: President

                             INDEX OF EXHIBITS TO

                         AGREEMENT AND PLAN OF MERGER

     A  - Certificate of Merger

     B  - WCI Shareholders

     C  - Certificate of Ownership

     D  - Stockholder Representations and Warranties

     E  - Intentionally Omitted

     F  - Intentionally Omitted

     G  - Employment Agreement - Stuart Hollander

     H  - Employment Agreement - Gary Pace

     I  - Employment Agreement - Linda Harvey

     J  - Security Agreement

     K  - WCI Certificate of Incorporation

     L  - WCI Articles of Incorporation

     M  - WCI Bylaws

     N  - M & M Financial, Inc. Agreement

     O  - PhoneTel Financial Statements - 10Q

     P  - Brenner Securities Fee Letter

     Q  - Registration Agreement

                                                                       EXHIBIT A
            State of Missouri . . . . Office of Secretary of State
                          ROY D. BLUNT, Secretary of State

       SEAL
CORPORATION DIVISION

                              Articles of Merger
                (To be submitted in duplicate by an attorney.)


HONORABLE ROY D. BLUNT
SECRETARY OF STATE
STATE OF MISSOURI
P.O. BOX 778
JEFFERSON CITY, MO 66102

        Pursuant to the provisions of The General and Business Corporation Law of Missouri, the undersigned Corporations certify the following:


 (1) That          World Communications, Inc.         of        Missouri
          -------------------------------------------    -----------------------
                     (Name of corporation)                    (Parent state)


 (2) That              PhonTel, II, Inc.              of        Missouri
          -------------------------------------------    -----------------------
                     (Name of corporation)                    (Parent state)

 (3) That                                             of
         -------------------------------------------    -----------------------

     are hereby merged and that the above named          PhoneTel, II, Inc.
                                                --------------------------------
                                                       (Name of corporation)
     is the surviving corporation.



(4) That the Board of Directors of          World Communications, Inc.
                                   --------------------------------------------
                                               (Name of corporation)
    met on     August 29, 1995      and by resolution adopted by a majority vote
           ------------------------

    of the members of such board approved the Plan of Merger set forth in these articles.



(5) That the Board of Directors of               PhoneTel, II, Inc.
                                   --------------------------------------------
                                               (Name of corporation)
    met on                and by resolution adopted by a majority       vote of
           --------------                                         ------

    the members of such board approved the Plan of merger set forth in these articles.



(6) That the Board of Directors of
                                   --------------------------------------------
                                               (Name of corporation)
    met on     August 29, 1995    and by resolution adopted by a majority vote
           ------------------------
    of the members of such board approved the Plan of Merger set forth in these articles.


(7) The Plan of Merger thereafter was submitted to a vote at the special

    meeting of the shareholders of      World Communications, Inc.    held on
                               ----------------------------------
      August 31, 1995   at        4:00 p.m.    and at such meeting there were
       253,684    shares entitled to vote and      253,684      voted in favor
    -------------                              ----------------
    and    -0-    voted against said plan.
        ---------


(8) The Plan of Merger thereafter was submitted to avote at the special meeting

    of the shareholders of   PhoneTel, II Inc.   held on   September 21, 1995
                           ---------------------         ----------------------
    at   3:00 p.m.   and at such meeting there were    1,000    shares entitled
       -------------                                -----------
    to vote and   1,000   voted in favor and    --    voted against said plan.
                ---------                    --------


(9) The Plan of Merger thereafter was submitted to a vote at the special meeting of the shareholders of
                                   --------------------------------------------
    held on                     at                     and at such meeting were
            -------------------    -------------------

            shares entitled to vote and          voted in favor and       voted
    --------                            ----------                  -------

    against said plan.


D. PLAN OF MERGER

   1.      PhonTel, II, Inc.         of                      Missouri
      -------------------------------  ---------------------

      is the survivor.


  2. All of the property, rights, privileges, leases and patents of the

         World Communications, Inc.     Corporation and
     ----------------------------------                 -----------------------

     are to be transferred to and become the property of   PhoneTel, II., Inc.
                                                         -----------------------
     the survivor. The officers and board of directors of the abovbe named corporqation are authorized to execute all deeds assignments and documents of every nature which may be needed to effectuate a full and complete transfer of ownership.

                                                                       EXHIBIT A
            State of Missouri . . . . Office of Secretary of State
                          ROY D. BLUNT, Secretary of State

       SEAL
CORPORATION DIVISION

                              Articles of Merger
                (To be submitted in duplicate by an attorney.)


HONORABLE ROY D. BLUNT
SECRETARY OF STATE
STATE OF MISSOURI
P.O. BOX 778
JEFFERSON CITY, MO 66102

        Pursuant to the provisions of The General and Business Corporation Law of Missouri, the undersigned Corporations certify the following:


 (1) That          World Communications, Inc.         of        Missouri
          -------------------------------------------    -----------------------
                     (Name of corporation)                    (Parent state)


 (2) That              PhonTel, II, Inc.              of        Missouri
          -------------------------------------------    -----------------------
                     (Name of corporation)                    (Parent state)

 (3) That                                             of
         -------------------------------------------    -----------------------
                     (Name of corporation)                    (Parent state)

     are hereby merged and that the above named          PhoneTel, II, Inc.
                                                --------------------------------
                                                       (Name of corporation)
     is the surviving corporation.



(4) That the Board of Directors of          World Communications, Inc.
                                   --------------------------------------------
                                               (Name of corporation)
    met on     August 29, 1995      and by resolution adopted by a majority vote
           ------------------------

    of the members of such board approved the Plan of Merger set forth in these articles.



(5) That the Board of Directors of               PhoneTel, II, Inc.
                                   --------------------------------------------
                                               (Name of corporation)
    met on                and by resolution adopted by a majority vote of
           --------------

    the members of such board approved the Plan of Merger set forth in these articles.



(6) That the Board of Directors of
                                   --------------------------------------------
                                               (Name of corporation)

    met on                         and by resolution adopted by a majority vote
           ------------------------
    of the members of such board approved the Plan of Merger set forth in these articles.


(7) The Plan of Merger thereafter was submitted to a vote at the special

    meeting of the shareholders of      World Communications, Inc.    held on
                               ----------------------------------
      August 31, 1995   at        4:00 p.m.    and at such meeting there were
       253,684    shares entitled to vote and      253,684      voted in favor
    -------------                              ----------------
    and    -0-    voted against said plan.
        ---------


(8) The Plan of Merger thereafter was submitted to avote at the special meeting

    of the shareholders of   PhoneTel, II Inc.   held on   September 21, 1995
                           ---------------------         ----------------------
    at   3:00 p.m.   and at such meeting there were    1,000    shares entitled
       -------------                                -----------
    to vote and   1,000   voted in favor and    --    voted against said plan.
                ---------                    --------


(9) The Plan of Merger thereafter was submitted to a vote at the special meeting of the shareholders of
                                   --------------------------------------------
    held on                     at                    and at such meeting were
            -------------------    -------------------

            shares entitled to vote and          voted in favor and       voted
    --------                            ----------                  -------

    against said plan.


D. PLAN OF MERGER

   1.      PhonTel, II, Inc.         of                      Missouri
      -------------------------------  ---------------------

      is the survivor.


  2. All of the property, rights, privileges, leases and patents of the

         World Communications, Inc.     Corporation and
     ----------------------------------                 -----------------------

     are to be transferred to and become the property of   PhoneTel, II., Inc.
                                                         -----------------------
     the survivor. The officers and board of directors of the above named corporation are authorized to execute all deeds assignments and documents of every nature which may be needed to effectuate a full and complete transfer of ownership.

3. The officers and board of directors of PhoneTel, II, Inc.
                                          -------------------------------------
   shall continue in office until their successors are duly elected and qualified under the provisions of the by-laws of the surviving corporation.


4. The outstanding shares of World Communications, Inc. ("WCI")
                             --------------------------------------------------
   shall be exchanged for shares of PhoneTel Technologies, Inc. ("PhoneTel")
                                    -------------------------------------------
   on the following basis:


        For each share of common stock of WCI held by a shareholder of WCI, such shareholder shall receive approximately 5.5 shares of PhoneTel common stock and * shares of PhoneTel preferred stock.

        *1.2


5. The outstanding shares of
                             --------------------------------------------------
   shall be exchanged for shares of
                                    -------------------------------------------
   on the following basis:


6. The articles of incorporation of the survivor are amended as follows:

   After the merger, PhoneTel, II, Inc. shall change its name to World Communications, Inc.


WITNESS WHEREOF, these Articles of Merger have been executed in duplicate by the aforementioned corporations as to day and year hereafter acknowledged.


CORPORATE SEAL                           World Communications, Inc.
                                         ---------------------------------------
                                                   (Name of Corporation)

                                         By Gary Lain
                                            ------------------------------------
                                               Its President or Vice-President
ATTEST:

Linda M. Harvey
----------------------------------------
  Its Secretary or Assistant Secretary




CORPORATE SEAL                           PhoneTel, II, Inc.
                                         ---------------------------------------
                                                   (Name of Corporation)

                                         By Dan N. Mann
                                            ------------------------------------
                                               Its President or Vice-President
ATTEST:

Larson X. Trenton
----------------------------------------
  Its Secretary or Assistant Secretary




CORPORATE SEAL
                                         ---------------------------------------
                                                   (Name of Corporation)

                                         By
                                            ------------------------------------
                                               Its President or Vice-President
ATTEST:


----------------------------------------
  Its Secretary or Assistant Secretary

State of:       Missouri
         ------------------------ \
County of:      St. Louis          | ss
          ----------------------- /

        I,              /s/ Rita T. Moore                 , a Notary Public,
           -----------------------------------------------
do hereby certify that on the     21st      day of       September, 1995,
                             ---------------      --------------------------
personally appeared before me                   Gary Pace
                             -----------------------------------------------
who being by me first duly sworn, declared that he is the    President
                                                         -------------------
of                      World Communications, Inc.
   -------------------------------------------------------------------------
that he signed the foregoing document as President of the corporation, and that
                                         ---------
the statements therein contained are true.


               ------------------------------
[Notarial Seal]|       RITA I. MOORE         |  /s/ Rita T. Moore
               |   NOTARY PUBLIC NOTARY SEAL |  ----------------------
               |      STATE OF MISSOURI      |     Notary Public
               |      ST. LOUIS COUNTY       |
               |MY COMMISSION EXPIRES 3/25/96| My commission expires ___________
               -------------------------------

State of:       Missouri
         ------------------------ \
County of:      St. Louis          |  ss
          ----------------------- /

        I,              /s/ Rita T. Moore                 , a Notary Public,
           -----------------------------------------------
do hereby certify that on the     21st      day of       September, 1995,
                             ---------------      --------------------------
personally appeared before me                  Daniel Moos
                             -----------------------------------------------
who being by me first duly sworn, declared that he is the    President
                                                         -------------------
of                      PhoneTel, II, Inc.
   -------------------------------------------------------------------------
that he signed the foregoing document as President of the corporation, and the
                                         ---------
the statements therein contained are true.



               ------------------------------
[Notarial Seal]|       RITA I. MOORE         |  /s/ Rita T. Moore
               |   NOTARY PUBLIC NOTARY SEAL |  ----------------------
               |      STATE OF MISSOURI      |     Notary Public
               |      ST. LOUIS COUNTY       |
               |MY COMMISSION EXPIRES 3/25/96| My commission expires ___________
               -------------------------------


State of:
         ------------------------ \
County of:                         | ss
          ----------------------- /

        I,                                                , a Notary Public,
           -----------------------------------------------
do hereby certify that on the               day of                   19
                             ---------------      ------------------,  ------,
personally appeared before me
                             -----------------------------------------------
who being by me first duly sworn, declared that he is the
                                                         -------------------

----------------------------------------------------------------------------
that he signed the foregoing document as           of the corporation, and the
                                         ---------
the statements therein contained are true.

                                        --------------------------------------
                                                   Notary Public

                                        My commission expires ________________

                                                                       EXHIBIT B
                                   EXHIBIT B


                                                                    Shares after
Name                                      Address                    Conversion
----                                      -------                   ------------
Arnstein, Fred                           #1 Prado                        4,333
                                         St. Louis, Missouri 63124

Axelbaum, Jerold                         7921 Stanford                   3,659
                                         St. Louis, MO 63130

Blumenfeld, John A.                      168 North Meramec, Ste. 400       127
                                         St. Louis, Missouri 63105

Mark Twain Trust for the separate        8820 Ladue Road                 5,000
account of John A. Blumenfeld under      St. Louis, Missouri 63124
Blumenfeld, Kaplan & Sandweiss Profit
Sharing Plan Account #40218-0101-8820
Mark Twain Bank, Ladue Road,
St. Louis, MO

Blumenfeld, Andrew                       6845 Frying Pan Road              600
                                         Boulder, Colorado 80301

Blumenfeld, Emily A.                     731 Westwood Drive                600
                                         St. Louis, Missouri 63106

Blumenfeld, Jane A.                      4818 North Bell                   600
                                         Chicago, Illinois 60640

Blumenfeld, James M.                     24 Rynda Road                     600
                                         Maplewood, NJ 07040

Blumenfeld, John, Jr.                    2243 Bent Tree Lane               600
                                         Mendota Heights, MN 55120

French, Arleen N., Trustee of the        P.O. Box 776                      900
Arleen N. French Revocable Trust         Key Colony Beach, FL 33051
Agreement dtd. 6/30/95

Galakatos, George or his successors      10822 Kennerly Road             1,000
Trustee under living trust of George     St. Louis, MO 63128-2017
Galakatos, dated 10/25/89

Galakatos, George or his successors      10822 Kennerly Road            25,250
Trustee under living trust of George     St. Louis, MO 63128-2017
Galakatos, dated 10/25/89

Gavatin, Linda                           720 Fairway Circle                300
                                         St. Louis, MO 63141

Greenberg, Lawrence H. and Sandra        149 North Central               1,600
M. Greenberg, with right of survivorship St. Louis, Missouri 63105

Harvey, Michael                          25 Meadow Ridge Drive             365
                                         St. Peters, Missouri 63376




                                                                    Shares after
Name                                      Address                    Conversion
----                                      -------                   ------------
Harvey, Linda                           25 Meadow Ridge Drive           10,000
                                        St. Peters, Missouri 63376

Harvey, Michael S. and Linda M.         25 Meadow Ridge Drive            2,166
Harvey, Joint Tenants with rights of    St. Peters, Missouri 63376
survivorship

Hoffman, Larry                          P.O. Box 1700                    1,000
                                        Bridgeport, CT 06604

Hoffman, Augusta                        P.O. Box 3580                    3,474
                                        Stamford, CT 06905

Hoffman, Burton                         P.O. Box 3580                    1,000
                                        Stamford, CT 06905

Hoffman, James                          P.O. Box 3580                    3,474
                                        Stamford, CT  06905

Hoffman, David                          215 St. Paul, Suite 209          8,807
                                        Denver, CO 80206

Hollander, Jason                        32 Lake Forest                   2,105
                                        St Louis, MO 63117

Hollander, Stuart S.                    32 Lake Forest                   2,105
                                        St. Louis, MO 63117

Hollander, Stuart, Trustee U/T dtd.     32 Lake Forest                  54,466
03/12/91, f/b/o Stuart Hollander        St. Louis, MO 63117

Hollander, Sharon, M. Trustee U/T dtd.  32 Lake Forest                  50,000
03/12/91, f/b/o Sharon M. Hollander     St. Louis, MO 63117

Katzman, Aron                           1201 Hanley Ind. Court          34,282
                                        St. Louis, MO 63144

Kliethermes, Roberta                    10459 Toelle Lane                  980
                                        St. Louis, MO 63137

Roberta Ann Kliethermes, as custodial   10459 Toelle Lane                   10
trustee for Regina Linn Kliethermes     St. Louis, MO 63137
under the Missouri Transfer to Minors
Law

Roberta Ann Kliethermes, as custodial   10459 Toelle Lane                   10
trustee for Kimberly Anne Kliethermes   St. Louis, MO 63137
under the Missouri Transfer to Minors
Law

Kolbrener, Robert                       12300 Ballas Woods Court         5,333
                                        St. Louis, MO 63131




                                                                    Shares after
Name                                      Address                    Conversion
----                                      -------                   ------------
Kolbrener, Thomas                       #8 Wendover Drive                2,000
                                        St. Louis, MO 63124

Kolbrener, Richard                      11401 Conway Road                2,000
                                        St. Louis, MO 63131

Kolbrener, Maynard, II                  16 Pine Valley Drive             9,000
                                        St. Louis, MO 63124

Marx, Richard S., Trustee f/b/o Richard 168 North Meramec, Ste. 400      3,127
S. Marx U/T 8/18/87                     St. Louis, MO 63105

Marx, Richard S. Mark Twain Trust for   8820 Ladue Road                 13,333
separate account of Richard S. Marx     St. Louis, Missouri 63124
under Blumenfeld, Kaplan & Sandweiss
Profit Sharing Plan account #40218-
0103

McCadden, John E., Jr., Trustee f/b/o   8330 Kingsbury Place             1,935
John E. McCadden, Jr. dtd. 07/19/83     St. Louis, MO 63105

McCadden, John E., Jr., Trustee f/b/o   8330 Kingsbury Place             1,666
John E. McCadden, Jr. dtd. 07/19/83     St. Louis, MO 63105

McCadden, John E., Jr. and Patricia N.  8330 Kingsbury Place               500
McCadden, Trustees U/A dtd. 07/19/83    St. Louis, MO 63105
f/b/o John E. McCadden, Jr., Trustee

Minner, Jack                            701 Market, Suite 1000          53,825
                                        St. Louis, Missouri 63101

Mitchusson, Robert L., Trust dtd.       #2 Lynnbrook Road                  100
06/04/86, Robert L. Mitchusson,         St. Louis, MO 63131
Trustee

Mitchusson, Margaret, Trust dtd.        #2 Lynnbrook Road                  650
10/11/90, Margaret M. Mitchusson,       St Louis, MO 63131
Trustee

Newman, Andrew R.                       6 High Acres                       500
                                        St. Louis, MO 63132

Newman, Matthew, Custodian for          6 High Acres                       500
Elizabeth J. Newman                     St. Louis, MO 63132

Newman, Lee I.                          6 High Acres                       500
                                        St. Louis, MO 63132

Newman, Matthew, M.D.                   6 High Acres                     5,000
                                        St. Louis, MO 63132

Niedt, Greg S. or Moira M.B. Niedt      2327 Albion Place                4,348
with right of survivorship              St. Louis, MO 63104


                                                                               Shares after
Name                                               Address                     Conversion
----                                               -------                     ------------
Pace, Gary                                      10050 Affton Place              48,000
                                                St. Louis, MO  63123

Roman, Melvin F., Trustee, Melvin F.            408 Conway Meadows Drive            50
Roman Revocable Living Trust dated              Chesterfield, MO 63017
12/29/78, as amended

Roman, Adele G., Trustee, Adele G.              408 Conway Meadows Drive            50
Roman Revocable Living Trust dated              Chesterfield, MO 63017
12/19/78, as amended

Sale, Fred R. & Susan W. Sale, Trustee          165 North Meramec, Ste. 400      5,752
f/b/o Fred R. Sale u/t dtd. 08/03/83, EIN       St. Louis, MO 63105
43-6276140

Sale, Susan W. and Fred R. Sale,                165 North Meramec, Ste. 400      5,753
Trustee u/t dtd. 08/03/83, f/b/o Susan          St. Louis, MO 63105
W. Sale

Sass, Richard H.                                11448 Conway Road                2,819
                                                St. Louis, MO 63132

Schraier, Mark Z.                               168 North Meramec, Ste. 400        895
                                                St. Louis, MO 63105

Spitzer, Michael N.                             26 Clay                            300
                                                Irvine, California 92720

Spitzer, Sanford, Trustee U/I/T dtd.            526 Sarah Lane, #31             33,065
06/29/88, Sanford J. Spitzer Living             St. Louis, MO 63141
Trust

Spitzer, Gloria F., Trustee U/I/T dtd.          526 Sarah Lane, #31              3,474
06/29/88, Gloria F. Spitzer Living Trust        St. Louis, MO 63141

Spitzer, Jeffrey A.                             21 Hammond                         300
                                                Leominster, MA 01453

Spitzer-Resnick, Sheryl K.                      430 Sidney                         300
                                                Madison, WI 53703

Willing, Richard M.                             4 Mony Blanc Court                 500
                                                Manchester, MO 63021

Willing, Susan                                  4 Mony Blanc Court                 500
                                                Manchester, MO 63021

Wolff, Robert S.                                225 South Meramec, Ste. 300      1,690
                                                St. Louis, MO 63105

Yavitz, Marvyn                                  330 Morristown                   5,000
                                                Chesterfield, MO 63017


                                                                      EXHIBIT C
                                                                             --



                    [LOGO]     WORLD COMMUNICATIONS, INC.



                           CERTIFICATE OF OWNERSHIP
                           ------------------------

        The undersigned, ___________________________; being a shareholder of World Communication, Inc. ("WCI") does hereby certify to PhoneTel Technologies, Inc. ("PhoneTel") and Huntington National Bank ("Escrow Agent"), with respect to the WCI Common Shares owned by the undersigned, that:

                1. the undersigned is the record and benefical owner of, and has good and marketable title to, ________ WCI common shares of stock (the "Shares"), free and clear of all encumberances;

                2. the Shares owned by the undersigned are not subject to any restrictions on transferability other than those imposed by any applicable securities laws; and

                3. the undersigned is acquiring PhoneTel shares of common stock and PhoneTel shares of preferred stock pursuant to the merger between PhoneTel II, Inc. and WCI for the undersigned's own account and without a view to public distribution thereof.

        IN WITNESS WHEREOF, I have executed this Certificate of Ownership this __________ day of September, 1995.



                                                _____________________________

                                                                EXHIBIT  D
                                                                       -----
                  STOCKHOLDER REPRESENTATIONS AND WARRANTIES
                  ------------------------------------------

        This document is being delivered in connection with the proposed merger (the "Merger") of World Communications, Inc. ("WCI") with and into a wholly owned subsidiary of PhoneTel Technologies, Inc. ("PhoneTel") pursuant to the Agreement and Plan of Merger (the "Merger Agreement") to be entered into among PhoneTel, PhoneTel II, Inc. and WCI. The undersigned holder of shares of WCI Common Stock (the "Stockholder") understands that, pursuant to the Merger, his/her shares of WCI Common Stock will be converted into shares of PhoneTel Common Stock and Phonetel Preferred Stock (collectively, "Shares").


NAME:      ____________________________________________
                            (Please Type or Print)

ADDRESS:   ____________________________________________

SOCIAL SECURITY NUMBER:       _________________________

NUMBER OF WCI SHARES HELD BY STOCKHOLDER:

_______________________

NUMBER OF WCI SHARES WHICH WOULD RESULT FROM STOCKHOLDER'S
     CONVERSION INTO WCI COMMON STOCK OF ALL CONVERTIBLE
     DEBENTURES OF WCI HELD BY STOCKHOLDER:  _______

DATE:______________________________

PART I:   ACCREDITED INVESTORS

(Based upon the definition of "accredited investor" in Exhibit A hereto, please check one box below.)

__   Stockholder is an "accredited investor"

          Stockholder Initials: __________
          (Go to PART III)

__   Stockholder is not an "accredited investor"
     (Continue to PART II)


PART II:  KNOWLEDGE AND EXPERIENCE

Please check one of the boxes below.

__ Stockholder has such knowledge and experience in financial and business matters that he/she is capable of evaluating the merits and risks of the prospective investment in the Shares. (Go to PART II(A))

__ Stockholder has relied upon a Purchaser Representa-tive (as defined in Exhibit B hereto) in evaluating the merits and risks of the prospective investment in the Shares. (Go to PART II(B))


          A.   KNOWLEDGEABLE INVESTORS REPRESENTATIONS AND
WARRANTIES. The Stockholder hereby represents and war-rants that the Stockholder has such knowledge, experience and skill in evaluating and investing in issues of both equity and debt securities, including securities of new and speculative companies, such that he/she is capable of evaluating the merits and risks of an investment in the Shares, and has such knowledge, experience and skill in financial and business matters that he/she is capable of evaluating the merits and risks of the prospective in-vestment in the Shares and the suitability of the Shares as an investment.

          Stockholder Initials: __________ (Go to PART III)

          B.   Purchaser Representative
               ------------------------

          The Stockholder hereby represents and warrants that the Purchaser Representative upon whom Stockholder relied when making this investment decision meets the criteria set forth in Exhibit B hereto.

Name of Purchaser Representative:  ______________________
                                   (Please Type or Print)

Occupation     _______________________

Address        _______________________

               _______________________


          Stockholder Initials: __________
          (Continue to PART III)


PART III: ADDITIONAL REPRESENTATIONS AND WARRANTIES

          (a)  The Stockholder is acquiring the Shares
solely for his/her own beneficial account, for investment purposes, and not with a view to, or for resale in con-nection with, any distribution of the Shares. The under-signed understands that the Shares have not been regis-tered under the Securities Act of 1933 or the securities laws of any state by reason of specific exemptions under the provisions thereof which depend in part upon the investment intent of the undersigned and of the other representations made by the Stockholder. The Stockholder understands that PhoneTel is relying upon the representa-tions contained herein for the purpose of determining whether the Merger meets the requirements for such exemp-tions.

          (b) The Stockholder understands that no public market now exists for any of the shares of PhoneTel
Preferred Stock and that PhoneTel has made no assurances with respect to any market for the Shares.

          (c) The Stockholder has had an opportunity to ask questions, receive answers and discuss the business, management and financial affairs of PhoneTel and the terms and conditions of an investment in the Shares with, and has had access to, the management of PhoneTel and the

Stockholder has had the opportunity to review the infor-mation received in connection with this investment. The
Stockholder is familiar with the business and financial condition, properties, operations and prospects of PhoneTel and WCI and with the terms of the Merger and the Merger Agreement.

          (d) Neither PhoneTel nor any person acting on its behalf has offered the Shares to the Stockholder by any form of general solicitation or general advertising.

          (e) (i) The Stockholder's financial situation is such that he/she can afford to bear the economic risk of holding the Shares for an indefinite period of time, has adequate means for providing for his/her current needs and personal contingencies, and can afford to suffer the complete loss of his/her investment in the Shares; (ii) in making his/her decision to acquire the Shares pursuant to the Merger, the Stockholder has relied upon independent investigations made by him/her and, to the extent believed by the Stockholder to be appropriate, his/her representatives, including his/her own profes-sional, financial, tax and other advisors; and (iii) all information which the Stockholder has provided to PhoneTel and its representatives including, without limitation, information concerning the Stockholder and his/her financial position is true, complete and correct as of the date hereof, and the Stockholder agrees to promptly notify PhoneTel if at any time this ceases to be the case.

PART IV:  RELATIVES

__ Please check this box if any relative, spouse, or any relative of a spouse who has the same principal residence as the Stockholder is also a stockholder of WCI.

If you checked the box above, please list the names of such persons:


__________________________________              _______________________________

__________________________________              _______________________________

__________________________________              _______________________________

PART B:   MERGER

     The Stockholder hereby approves the Merger and the Merger Agreement, in the form previously furnished to him/her, with such changes therein as the officers of WCI executing the Merger Agreement shall approve, provided that no such change shall affect the number or type of Shares to be issued in consideration for the WCI Common
Stock. The Stockholder has read, understands and, in consideration of PhoneTel's agreement to enter into the Merger Agreement, hereby agrees to be bound by, the provisions of Sections 6.2 and 6.4 and the registration rights provisions of the Merger Agreement; the Stockhold-er further agrees to be bound by substantially identical registration rights provisions with respect to the Shares.

          IN WITNESS WHEREOF, the Stockholder has execut-ed this document as of the date set forth above.


                              -------------------------------------
                              Stockholder


Accepted and Agreed:


PHONETEL TECHNOLOGIES, INC.


By:  ____________________

Date:                1995

                       EXHIBIT A
                       ---------

          "Accredited investor" shall mean any person who comes within any of the following categories, or who the issuer of the securities being offered or sold reasonably believes comes within any of the following categories, at the time of the sale of the securities to that person:

          (1)  Any natural person whose individual net
worth, or joint net worth with that person's spouse, at the time of his purchase exceeds $1,000,000;

          (2) Any natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person's spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year;

          (3) Any trust, with total assets in excess of $5,000,000, not formed for the specific purpose of ac-quiring the securities offered, whose purchase is direct-ed by a person who has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the prospective in-vestment; and

          (4)  Any entity in which all of the equity
owners are accredited investors.

                        EXHIBIT B
                        ---------

          "Purchaser Representative" shall mean any person who satisfies all of the following conditions or who the issuer of the securities being offered or sold reasonably believes satisfies all of the following condi-tions:

          (1) Is not an affiliate, director, officer or other employee of the issuer, or beneficial owner of 10 percent or more of any class of the equity securities or 10 percent or more of the equity interest in the issuer, except where the purchaser is:

               (i)  A relative of the purchaser represen-
     tative by blood, marriage or adoption and not more remote than a first cousin;

               (ii) A trust or estate in which the
     purchaser representative and any persons related to him as specified in paragraph (i) above or (iii) below collectively have more than 50 percent of the beneficial interest (excluding contingent interest) or of which the purchaser representative serves as a trustee, executor, or in any similar capacity; or

               (iii)  A corporation or other organization
     of which the purchaser representative and any person related to him as specified in paragraph (i) or (ii) above collectively are the beneficial owners of more than 50 percent of the equity securities (excluding directors' qualifying shares) or equity interests;

          (2)  Has such knowledge and experience in
financial and business matters that he is capable of evaluating, alone, or together with other purchaser representatives of the purchaser, or together with the purchaser, the merits and risks of the prospective in-vestment;

          (3) Is acknowledged by the purchaser in writ-ing, during the course of the transaction, to be his purchaser representative in connection with evaluating the merits and risks of the prospective investment; and

        (4) Discloses to the purchaser in writing a reasonable time prior to the sale of securities to that purchaser any material relationship between himself or his affiliates and the issuer or its affiliates that then exists, that is mutually understood to be contemplated, or that has existed at any time during the previous two years, and any compensation received or to be received as a result of such relationship.

                                                                EXHIBIT G

                             EMPLOYMENT AGREEMENT
                             --------------------

        THIS EMPLOYMENT AGREEMENT (the "Agreement") made and entered into this 22nd day of September, 1995 by and between PhoneTel Technologies, Inc., an Ohio corporation (hereinafter "PhoneTel") and Stuart Hollander (hereinafter "Hollander").

        WHEREAS, PhoneTel desires to have Hollander's experience and to secure for itself the continued services and expertise of Hollander;

        NOW, THEREFORE, in consideration of the premises and agreements hereinafter contained, the parties agree as follows:

        1. EMPLOYMENT. PhoneTel agrees to employ Hollander and Hollander hereby accepts such employment, upon the terms and conditions hereinafter set forth. Hollander shall provide advice and counsel to the PhoneTel at such times as mutually agreed to by PhoneTel and Hollander. Hollander shall devote such time and effort as he deems necessary to fulfill such duties.

        2. TERM OF EMPLOYMENT. The term of Hollander's employment shall commence on the day and year first written above, and continue for twenty-four
(24) months unless terminated sooner pursuant to Paragraph 5 of this Agreement.

        3.   COMPENSATION.

             a. BASE SALARY. During the first twelve (12) months of this Agreement, PhoneTel shall pay Hollander an annual base salary of One Hundred Twenty-Five Thousand Dollars ($125,000.00), less all required withholdings. During the second twelve (12) months of this Agreement, PhoneTel shall pay Hollander a base salary of One Hundred Thirty-Five Thousand Dollars ($135,000.00), less all required withholdings. Hollander's base salary shall be paid in equal installments on a regular basis consistent with PhoneTel's payroll practices and procedures for similarly compensated employees. The first twelve (12) month period of this Agreement begins on the day and year first above written and ends on that same date twelve (12) months later. The second twelve (12) month period of this Agreement begins on the day following the expiration of the first twelve (12) month period of this Agreement and ends on that same date twelve (12) months later.

             b. Fringe Benefits. PhoneTel shall provide Hollander with any and all fringe benefits, including, but not limited to, life insurance, medical insurance, and pension and profit sharing privileges, if any, which are commensurate with and which PhoneTel provides to similarly situated employees. Such benefits are to commence on the date and year first above written and shall continue throughout the term of this Agreement unless sooner terminated pursuant to Paragraph 5.

             c. CAR ALLOWANCE. PhoneTel shall provide Hollander with an automobile and allowance substantially similar to officers of PhoneTel who are similarly situated, but at a minimum shall provide Hollander with an automobile allowance of Three Hundred Ninety Dollars ($390.00) per month during the term of this Agreement which may be used for all expenses relating to his use of an automobile including, but not limited to, maintenance, repairs and gasoline. This car allowance shall be paid to Hollander each month. PhoneTel shall provide Hollander with a gasoline credit card or cards in the name of PhoneTel which may be used for automobile expenses.

             d. BONUS. PhoneTel shall pay Hollander a guaranteed bonus of ten percent (10%) of Hollander's base salary for each of the two (2) twelve (12) month employment periods contemplated by this Agreement. The bonus shall be paid to Hollander on the first day of the last month of each employment period. Notwithstanding the foregoing, no bonus shall be due and owing if PhoneTel has no earnings before interest, taxes, depreciation and amortization ("EBITDA"). EBITDA shall be determined in accordance with generally accepted accounting principles. If PhoneTel's Board of Directors establishes a bonus plan of which Hollander is an eligible participant by the date such bonus payment is due, then Hollander shall receive a bonus only if in accordance with the terms and conditions of such plan. The Board of Directors may, in its sole and absolute discretion, award a bonus to Hollander even if none was due to be awarded or increase an awarded bonus.

        4. REIMBURSEMENT FOR COMPANY EXPENSES. PhoneTel shall reimburse Hollander for any expense he reasonably incurs on behalf of PhoneTel's business or pursuant to performance of his duties under this Agreement, including all travel, meals and lodging. Reimbursements shall be made each month for the prior month's expenses, provided that such expenses have been reasonably substantiated and documented.

        5.   TERMINATION OF EMPLOYMENT.

             a. TERMINATION WITH CAUSE. PhoneTel shall have the right to terminate this Agreement, at any time, for cause (as defined below). In such event, PhoneTel's only liability or obligation to Hollander under this Agreement shall be to pay Hollander's base salary through the termination date and to reimburse Hollander for any and all outstanding expenses he incurred pursuant to Paragraph 4 of this Agreement on or before the termination date. Upon such termination with cause, Hollander shall be subject to and bound by the covenant not to compete set forth in Paragraph 6 provided PhoneTel pays those amounts set forth in Paragraph 6(a). As used herein, the term "cause" shall mean any violation of the covenants not to compete set forth in Paragraph 6, intoxication or drug use while performing duties on behalf of PhoneTel or while on PhoneTel's premises, gross negligence, fraud or dishonesty affecting PhoneTel's business or funds.

             b. TERMINATION WITHOUT CAUSE. If PhoneTel terminates Hollander's employment for any reason other than a reason listed in Paragraph 5(a) above, PhoneTel shall give Hollander thirty (30) days' prior written notice and shall provide Hollander with all compensation, as defined by Paragraph 3 hereof, including bonus pro-rata to date of termination, during what would otherwise be the remaining term of this Agreement, provided Hollander signs a general release to PhoneTel waiving any claims relating to his employment. Upon such termination without cause, Hollander shall be subject to and bound by the covenant not to compete set forth in Paragraph 6, provided PhoneTel pays those amounts set forth in Paragraph 6(a).

             c. VOLUNTARY RESIGNATION. Hollander shall have the right to terminate this Agreement, at any time, upon fourteen (14) calendar days' prior written notice to PhoneTel. In such event, PhoneTel's only liability or obligation to Hollander under the terms of this Agreement shall be to pay Hollander his base salary through the effective date of his termination and, on the effective date of his termination, to pay Hollander for any unused vacation time accrued as of the effective termination date and to reimburse Hollander for any and all outstanding expenses he accrued pursuant to Paragraph 4 of this Agreement on or before the effective termination date. Upon such voluntary resignation, Hollander shall be subject to and bound by the covenant not to compete set forth in Paragraph 6, provided PhoneTel pays those amounts set forth in Paragraph 6(a).

             d. TERMINATION POWER. The Chairman of the Board of Directors of PhoneTel shall have the power, acting alone, to terminate this Agreement, either with or without cause subject to the terms of this Section 5.

             e. REMOVAL OF PROPERTY. PhoneTel acknowledges all of the office furniture and possessions, other than the round conference table and three (3) drawer file cabinet, in Hollander's office in St. Louis are his own property and that, upon termination for any reason, Hollander shall be entitled to remove those possessions.

        6. COVENANT NOT TO COMPETE. In consideration of the employment and compensation paid by PhoneTel pursuant to this Agreement, Hollander agrees that during the term of employment set forth herein and for a period of one (1) year after termination of Hollander's employment with PhoneTel (the "Non-Compete Period"), regardless of how, when and why that employment ends, Hollander shall not directly or indirectly solicit, employ or interfere with PhoneTel's relationship with any of its employees, customers, location lessees, or agents and shall not engage in (as a principal, partner, shareholder, director, officer, agent, employee, consultant or otherwise) or be financially interested in any business which is involved in business activities which are the same as, similar to, or in competition with business activities carried on by PhoneTel, or being definitely planned by PhoneTel at the time of the termination of Hollander's employment, within the states in which PhoneTel is doing business at the time of Hollander's termination or at any time during the Non-Compete Period.

             a. If the Non-Compete Period shall extend beyond the two (2) year term of employment, PhoneTel shall pay Hollander, in equal monthly installments, an amount equal to: (i) the product of (A) the number of days by which the Non-Compete Period extends beyond the two (2) year term of employment multiplied by (B) the Non-Compete Compensation Base, divided by (ii) three hundred sixty-five (365). For purposes of the foregoing, Non-Compete Compensation Base shall be forty percent (40%) of Hollander's annualized compensation:

                   (i) of the current twelve (12) month period if the covenant not to compete becomes effective due to the termination or resignation of Hollander; or

                   (ii) of the final twelve (12) month period if the covenant not to compete becomes effective due to the natural expiration of the term of this Agreement.

             b. PhoneTel is permitted to release Hollander from the provisions of this covenant not to compete and avoid the payment of the amounts contemplated in this Paragraph 6, provided such release is received by Hollander in writing upon termination or expiration of this Agreement.

        7. INVESTMENT EXCEPTION. Notwithstanding anything herein to the contrary, nothing in this Agreement is intended or shall be construed as limiting Hollander's right as an investor to hold or to acquire the investment securities of any business entity that is registered on a national securities exchange or admitted to trading privileges thereon or actively traded on a generally recognized over-the-counter market, so long as Hollander's interest of any such business entity constitutes less than five percent (5%) of the ownership therein; provided, that, Hollander's actions or holdings do not violate the rules or regulations of the Securities and Exchange Act of 1933 and the Securities and Exchange Commission.

        8. RELOCATION. If PhoneTel shall relocate offices such that it no longer maintains an office in St. Louis, Hollander shall not be required to move and he shall be able to fulfill his duties from his home.

        9. DEATH OR DISABILITY OF EMPLOYEE. Upon Hollander's death or disability (as defined herein), all obligations of PhoneTel to make payments under Paragraphs 3, 5 or 6 shall cease and terminate in the case of death, as of the date of Hollander's death, and in the case of disability, on the date Hollander is disabled in accordance with the following. Hollander shall be deemed to be disabled if he shall, as a result of such disability, fail to perform the duties, as required hereunder for any three (3) months during a consecutive four (4) month period.

        10. AMENDMENTS. No amendment or modification of the terms or conditions of this Agreement shall be valid unless in writing and signed by both parties.

        11. SUCCESSORS AND ASSIGNS. This Agreement shall inure to the benefit of and be binding on PhoneTel, its successors and assigns, and any corporation with which PhoneTel may merge or consolidate or to which PhoneTel may sell all or substantially all of its business and assets, and shall inure to the benefit of and be binding on Hollander, his executors, administrators, heirs and personal and legal representatives. Since Hollander's duties and services hereunder are special, personal and unique in nature, Hollander may not transfer, sell or otherwise assign his obligations under this Agreement.

        12. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

        13. SEVERABILITY. In the event that any of the terms, conditions or provisions of this Agreement are held to be illegal, invalid or unenforceable by any court of competent jurisdiction, the legality, validity and enforceability of the remaining terms, conditions or provisions shall not be affected thereby. Furthermore, in lieu of such illegal, invalid or unenforceable provision, there shall be added automatically as a part of this Agreement a provision as similar in its terms as possible to be legal, valid and enforceable.

        14. REMEDIES UPON BREACH. In the event of any breach of this Agreement by either party, the non-breaching party shall be entitled, if it so elects, to institute and prosecute proceedings in any court of competent jurisdiction, either in law or in equity, to enjoin the breaching party from violating any of the terms of this Agreement, to enforce specific performance of any of the terms of this Agreement, and to obtain damages, or any of them, but nothing herein contained shall be construed to prevent such remedy or combination of remedies as the non-breaching party may elect to invoke. The failure of the non-breaching party promptly to institute legal action upon any breach of this Agreement shall not constitute a waiver of that or any other breach, and shall not prevent later strict enforcement of the terms of this Agreement.

        15. CHOICE OF LAW. This Agreement shall be governed in all respects, including validity, interpretation and effect, by the laws of the State of Missouri.

        16. NOTICES. All notices and communications required under this Agreement shall be in writing and shall be deemed given if delivered personally or sent by certified mail, return receipt requested, to the parties at the following addresses (or at such other address for a party as shall be specified by like notice which shall be deemed effective when received):

          (a)  To PhoneTel:

               650 Statler Office
               1127 Euclid Avenue
               Cleveland, Ohio 44115
               Attn: Mr. Peter Graf

          with a copy to:

               Skadden, Arps, Slate, Meagher & Flom
               919 Third Avenue
               New York, New York 10022
               Attn: N.J. Terris, Esq.

          (b)  To Hollander:

               Mr. Stuart Hollander
               32 Lake Forest
               St. Louis, Missouri 63117

          with a copy to:

               Mark Z. Schraier
               Blumenfeld, Kaplan & Sandweiss, P.C.
               168 N. Meramec, Suite 400
               St. Louis, Missouri 63105

        17. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the parties, and supersedes any other prior agreement or undertaking, written or oral, between the parties with respect to the subject matter hereof and thereof.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date set forth above.

     PHONETEL                           HOLLANDER


By:
   -----------------------------        -----------------------------
                                                Stuart Hollander
Its:
    ----------------------------

                                                                       EXHIBIT H

                             EMPLOYMENT AGREEMENT
                             --------------------

        THIS EMPLOYMENT AGREEMENT (the "Agreement") made and entered into this 22nd day of September, 1995, by and between PhoneTel Technologies, Inc., an Ohio corporation (hereinafter "PhoneTel"), and Gary Pace (hereinafter "Pace").

        WHEREAS, Pace is currently employed by World Communications, Inc., a Missouri corporation (hereinafter "WCI"), as its President, and is a valuable and key employee; and

        WHEREAS, PhoneTel and WCI are both parties to that certain Agreement and Plan of Merger executed of even date herewith; and

        WHEREAS, PhoneTel desires to retain Pace's experience and to secure for itself the continued services and expertise of Pace;

        NOW, THEREFORE, in consideration of the premises and agreements hereinafter contained, the parties agree as follows:

        1. EMPLOYMENT. PhoneTel agrees to employ Pace as Chief Operating Officer of the surviving entity pursuant to the Agreement and Plan of Merger, and Pace hereby accepts such employment, upon the terms and conditions hereinafter set forth. Pace shall perform, to the best of his abilities, the duties customarily performed by persons in the position in which he is engaged and such other duties as PhoneTel's Board of Directors or its delegate may reasonably assign to Pace from time to time. Pace shall devote his full business time and efforts to rendering such services.

        2. TERM OF EMPLOYMENT. The term of Pace's employment shall commence on the day and year first written above, and continue for twenty-four (24) months unless terminated sooner pursuant to Paragraph 5 of this Agreement.

        3.   COMPENSATION.

             a. BASE SALARY. During the first twelve (12) months of this Agreement, PhoneTel shall pay Pace a base salary of One Hundred Ten Thousand Dollars ($110,000.00), less all required withholdings. During the second twelve (12) months of this Agreement, PhoneTel shall pay Pace a base salary of One Hundred Twenty Thousand Dollars ($120,000.00), less all required withholdings. Pace's annual salary shall be paid in equal installments on a regular basis consistent with PhoneTel's payroll practices and procedures for similarly compensated employees. If Pace is relocated pursuant to Paragraph 7 hereof, Pace's base salary shall be increased proportionately for any increase in the cost of living of the area to which Pace is relocated over St. Louis as determined by the current publication of Places Rated" or other nationally recognized publication.

The first twelve (12) month period of this Agreement begins on the day and year first above written and ends on that same date twelve (12) months later. The second twelve (12) month period of this Agreement begins on the day following the expiration of the first twelve (12) month period of this Agreement and ends on that same date twelve (12) months later.

             b. FRINGE BENEFITS. PhoneTel shall provide Pace with any and all fringe benefits, including, but not limited to, life insurance, medical insurance, and pension and profit sharing privileges, if any, which are commensurate with and which PhoneTel provides to similarly situated employees. Pace shall be entitled to three (3) weeks of vacation per twelve (12) month period of the term of this Agreement, but shall not use more than two (2) weeks
of such vacation consecutively.   PhoneTel further agrees to maintain Pace's
membership with the Missouri Athletic Club, St. Louis, Missouri, at PhoneTel's expense. During the term of his employment, PhoneTel shall provide Pace, at PhoneTel's sole expense, a mobile telephone. Such benefits are to commence on the date and year first above written and shall continue throughout the term of this Agreement unless sooner terminated pursuant to Paragraph 5.

             c. CAR ALLOWANCE. PhoneTel shall provide Pace with an automobile and allowance substantially similar to officers of PhoneTel who are similarly situated, but at a minimum shall provide Pace with an automobile allowance equal to the amount of the lease payment associated with his present automobile, per month during the term of this Agreement to be used for expenses relating to his use of an automobile for business purposes, including, but not limited to, maintenance, repairs and gasoline. This car allowance shall be paid to Pace each month. PhoneTel shall provide Pace with a gasoline credit card or cards in the name of PhoneTel which may be used for automobile expenses.

        d. BONUS. PhoneTel shall pay Pace a guaranteed bonus of ten percent (10%) of Pace's base salary for each of the two (2) twelve (12) month employment periods contemplated by this Agreement. The bonus shall be paid to Pace on the first day of the last month of each employment period. Notwithstanding the foregoing, no bonus shall be due and owing if PhoneTel has no earnings before interest, taxes, depreciation and amortization ("EBITDA"). EBITDA shall be determined in accordance with generally accepted accounting principles. If PhoneTel's Board of Directors has establishes a bonus plan of which Pace is an eligible participant by the date such bonus payment is due, then Pace shall receive a bonus only if in accordance with the terms and conditions of such plan. The Board of Directors may, in its sole and absolute discretion, award a bonus to Pace even if none was due to be awarded or increase an awarded bonus.

        4. REIMBURSEMENT FOR COMPANY EXPENSES. PhoneTel shall reimburse Pace for any expense he reasonably incurs on behalf of PhoneTel's business or pursuant to performance of his duties under this Agreement, including all travel, meals and lodging. Reimbursements shall be made each month for the prior month's expenses, provided that such expenses have been reasonably substantiated and documented.

        5.   TERMINATION OF EMPLOYMENT.

             a. TERMINATION WITH CAUSE. PhoneTel shall have the right to terminate this Agreement, at any time, for cause (as defined below). In such event, PhoneTel's only liability or obligation to Pace under this Agreement shall be to pay Pace's base salary through the termination date and to reimburse Pace for any and all outstanding expenses he incurred pursuant to Paragraph 4 of this Agreement on or before the termination date. Upon such termination with cause, Pace shall be subject to and bound by the covenant not to compete set forth in Paragraph 6 provided PhoneTel pays those amounts set forth in Paragraph 6(a). As used herein, the term "cause" shall mean any violation of the covenants not to compete set forth in Paragraph 6, intoxication or drug use while performing duties on behalf of PhoneTel or while on PhoneTel's premises, gross negligence, fraud or dishonesty affecting PhoneTel's business or funds.

             b. TERMINATION WITHOUT CAUSE. If PhoneTel terminates Pace's employment for any reason other than a reason listed in Paragraph 5(a) above, PhoneTel shall give Pace thirty (30) days' prior written notice and shall provide Pace with all compensation, as defined by Paragraph 3 hereof, including bonus pro-rata to date of termination, during what would otherwise be the remaining term of this Agreement, provided Pace signs a general release to PhoneTel waiving any claims relating to his employment. Upon such termination without cause, Pace shall be subject to and bound by the covenant not to compete set forth in Paragraph 6, provided PhoneTel pays those amounts set forth in Paragraph 6(a).

             c. VOLUNTARY RESIGNATION. Pace shall have the right to terminate this Agreement, at any time, upon fourteen (14) calendar days' prior written notice to PhoneTel. In such event, PhoneTel's only liability or obligation to Pace under the terms of this Agreement shall be to pay Pace his base salary through the effective date of his termination, and, on such effective date, to pay Pace for any unused vacation time accrued as of the effective termination date and to reimburse Pace for any and all outstanding expenses he accrued pursuant to Paragraph 4 of this Agreement on or before the effective termination date. Upon such voluntary resignation, Pace shall be subject to and bound by the covenant not to compete set forth in Paragraph 6 provided PhoneTel pays those amounts set forth in Paragraph 6(a).

             d. TERMINATION POWER. The Chairman of the Board of Directors of PhoneTel shall have the power, acting alone, to terminate this Agreement, either with or without cause subject to the terms of this Section 5.

        6. COVENANT NOT TO COMPETE. In consideration of the employment and compensation paid by PhoneTel pursuant to this Agreement, Pace agrees that during the term of employment set forth herein and for a period of one (1) year after termination of Pace's employment with PhoneTel ("Non-Compete Period"), regardless of how, when and why that employment ends, Pace shall not directly or indirectly solicit, employ or interfere with PhoneTel's relationship with any of its employees, customers, location lessees, or agents and shall not engage in (as a principal, partner, shareholder, director, officer, agent, employee, consultant or otherwise) or be financially interested in any business which is involved in business activities which are the same as, similar to, or in competition with business activities carried on by PhoneTel, or being definitely planned by PhoneTel at the time of the termination of Pace's employment, within the states in which PhoneTel is doing business at the time of Pace's termination or at any time during the Non-Compete Period.

             a. If the Non-Compete Period shall extend beyond the two (2) year term of employment, PhoneTel shall pay Pace, in equal monthly installments, an amount equal to: (i) the product of (A) the number of days by which the Non-Compete Period extends beyond the two (2) year term of employment multiplied by (B) the Non-Compete Compensation Base, divided by (ii) three hundred sixty-five (365). For purposes of the foregoing, Non-Compete Compensation Base shall be forty percent (40%) of Pace's annualized compensation:

                   (i) of the current twelve (12) month period if the covenant not to compete becomes effective due to the termination or resignation of Pace; or

                   (ii) of the final twelve (12) month period if the covenant not to compete becomes effective due to the natural expiration of the term of this Agreement.

             b. PhoneTel is permitted to release Pace from the provisions of this covenant not to compete and avoid the payment of the amounts contemplated in this Paragraph 6, provided such release is received by Pace in writing upon termination or expiration of this Agreement.

        7. RELOCATION. In consideration of the employment and compensation paid by PhoneTel pursuant to this Agreement, Pace agrees that during the term of employment, subject to the conditions set forth below, unless sooner terminated pursuant to Paragraph 5, he will relocate to any location reasonably requested by PhoneTel or its Chairman of the Board of Directors; provided that, Pace's job duties remain substantially similar to the job for which he initially is employed or would be considered a promotion. A reasonably requested location is one in which PhoneTel is then conducting business.

             a. EXPENSES. In consideration of the exercise of its right to obligate Pace to relocate in order to perform his duties for PhoneTel, PhoneTel shall assist Pace in the following manner:

               (i) PhoneTel shall pay all of Pace's expenses associated with the moving and storage of Pace's personal property and shall pay all of his living expenses for the period, the shorter of: (A) six (6) months from and after the date of his relocation, or (B) the date on which Pace closes on the sale of his primary residence; and

               (ii) PhoneTel shall pay all of the expenses and commissions associated with the sale of Pace's primary personal residence. If Pace is unable to sell his primary personal residence after six (6) months from the date of notice of relocation, then, upon the sale of his primary personal residence, PhoneTel shall pay Pace, the difference between the net proceeds from the subsequent sale of such residence and the appraised fair market value (as determined by an appraiser selected and agreed to by Pace and PhoneTel) as of the date six (6) months after his relocation; provided, that such payment shall not exceed Forty Thousand Dollars ($40,000.00).

             b. NOTICE. PhoneTel shall provide Pace with at least six (6) weeks prior written notice of its exercise of its right to obligate Pace to relocate pursuant to the terms herein. Notwithstanding the preceding, PhoneTel may not obligate Pace to relocate within the first six (6) months of the term of employment contemplated by this Agreement.

        8. INVESTMENT EXCEPTION. Notwithstanding anything herein to the contrary, nothing in this Agreement is intended or shall be construed as limiting Pace's right as an investor to hold or to acquire the investment securities of any business entity that is registered on a national securities exchange or admitted to trading privileges thereon or actively traded on a generally recognized over-the-counter market, so long as Pace's interest of any such business entity constitutes less than five percent (5%) of the ownership therein; provided, that, Pace's actions or holdings do not violate the rules or regulations of the Securities and Exchange Act of 1933 and the Securities and Exchange Commission.

        9. SENIORITY. For purposes of determining Pace's seniority for fringe benefits (other than vacation), he shall be entitled to tack his term of employment by WCI which commenced on February 6, 1987, and will extend through the date the merger is consummated.

        10. DEATH OR DISABILITY OF EMPLOYEE. Upon Pace's death or disability (as defined herein), all obligations of PhoneTel to make payments under Paragraphs 3, 5 or 6 shall cease and terminate in the case of death, as of the date of Pace's death, and in the case of disability, on the date Pace is disabled in accordance with the following. Pace shall be deemed to be disabled if he shall, as a result of such disability, fail to perform the duties, as required hereunder for any three (3) months during a consecutive four (4) month period.

        11. AMENDMENTS. No amendment or modification of the terms or conditions of this Agreement shall be valid unless in writing and signed by both parties.

        12. SUCCESSORS AND ASSIGNS. This Agreement shall inure to the benefit of and be binding on PhoneTel, its successors and assigns, and any corporation with which PhoneTel may merge or consolidate or to which PhoneTel may sell all or substantially all of its business and assets, and shall inure to the benefit of and be binding on Pace, his executors, administrators, heirs and personal and legal representatives. Since Pace's duties and services hereunder are special, personal and unique in nature, Pace may not transfer, sell or otherwise assign his obligations under this Agreement.

        13. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

        14. SEVERABILITY. In the event that any of the terms, conditions or provisions of this Agreement are held to be illegal, invalid or unenforceable by any court of competent jurisdiction, the legality, validity and enforceability of the remaining terms, conditions or provisions shall not be affected thereby. Furthermore, in lieu of such illegal, invalid or unenforceable provision, there shall be added automatically as a part of this Agreement a provision as similar in its terms as possible to be legal, valid and enforceable.

        15. REMEDIES UPON BREACH. In the event of any breach of this Agreement by either party, the non-breaching party shall be entitled, if it so elects, to institute and prosecute proceedings in any court of competent jurisdiction, either in law or in equity, to enjoin the breaching party from violating any of the terms of this Agreement, to enforce specific performance of any of the terms of this Agreement, and to obtain damages, or any of them, but nothing herein contained shall be construed to prevent such remedy or combination of remedies as the non-breaching party may elect to invoke. The failure of the non-breaching party promptly to institute legal action upon any breach of this Agreement shall not constitute a waiver of that or any other breach, and shall not prevent later strict enforcement of the terms of this Agreement.

        16. CHOICE OF LAW. This Agreement shall be governed in all respects, including validity, interpretation and effect, by the laws of the State of Missouri.

        17. NOTICES. All notices and communications required under this Agreement shall be in writing and shall be deemed given if delivered personally or sent by certified mail, return receipt requested, to the parties at the following addresses (or at such other address for a party as shall be specified by like notice which shall be deemed effective when received):

          (a)  To PhoneTel:

               650 Statler Office
               1127 Euclid Avenue
               Cleveland, Ohio 44115
               Attn: Mr. Peter Graf

          with a copy to:

               Skadden, Arps, Slate, Meagher & Flom
               919 Third Avenue
               New York, New York 10022
               Attn: N.J. Terris, Esq.

          (b)  To Pace:

               Mr. Gary Pace
               10050 Affton Place
               St. Louis, Missouri 63123
          with a copy to:

               Mark Z. Schraier
               Blumenfeld, Kaplan & Sandweiss, P.C.
               168 N. Meramec, Suite 400
               St. Louis, Missouri 63105

        18. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the parties, and supersedes any other prior agreement or undertaking, written or oral, between the parties with respect to the subject matter hereof and thereof.

        IN WITNESS WHEREOF, the parties have executed this Agreement as of the date set forth above.

     PHONETEL                                      PACE


By:
   ---------------------------               --------------------------
                                                      Gary Pace
Its:
   ---------------------------

                                                                EXHIBIT I

                             EMPLOYMENT AGREEMENT
                             --------------------

        THIS EMPLOYMENT AGREEMENT (the "Agreement") made and entered into this 22nd day of September, 1995, by and between PhoneTel Technologies, Inc., an Ohio corporation (hereinafter "PhoneTel"), and Linda Harvey (hereinafter "Harvey").

        WHEREAS, Harvey is currently employed by World Communications, Inc., a Missouri corporation (hereinafter "WCI"), as Vice President and Secretary of the Corporation, and is a valuable and key employee; and

        WHEREAS, PhoneTel and WCI are both parties to that certain Agreement and Plan of Merger executed of even date herewith; and

        WHEREAS, PhoneTel desires to retain Harvey's experience and to secure for itself the continued services and expertise of Harvey;

        NOW, THEREFORE, in consideration of the premises and agreements hereinafter contained, the parties agree as follows:

        1. EMPLOYMENT. PhoneTel agrees to employ Harvey as Vice-President of PhoneTel, and Harvey hereby accepts such employment, upon the terms and conditions hereinafter set forth. Harvey shall perform, to the best of her abilities, the duties customarily performed by persons in the position in which she is engaged and such other duties as PhoneTel's Board of Directors or its delegate may reasonably assign to Harvey from time to time. Harvey shall devote her full business time and efforts to rendering such services.

        2. TERM OF EMPLOYMENT. The term of Harvey's employment shall commence on the day and year first written above, and continue for twenty-four
(24) months unless terminated sooner pursuant to Paragraph 5 of this Agreement.

        3.   COMPENSATION.

             a. BASE SALARY. During the first twelve (12) months of this Agreement, PhoneTel shall pay Harvey a base salary of Sixty-five Thousand Dollars ($65,000.00), less all required withholdings. During the second twelve
(12) months of this Agreement, PhoneTel shall pay Harvey a base salary of Seventy Thousand Dollars ($70,000.00), less all required withholdings. Harvey's annual salary shall be paid in equal installments on a regular basis consistent with PhoneTel's payroll practices and procedures for similarly compensated employees. If Harvey is relocated pursuant to Paragraph 7 hereof, Harvey's base salary shall be increased proportionately for any increase in the cost of living of the area to which Harvey is relocated over St. Louis as determined by the current publication of "Places Rated" or other nationally recognized publication. The first twelve (12) month period of this Agreement begins on the day and year first above written and ends on that same date twelve (12) months later. The second twelve (12) month period of this Agreement begins on the day following the expiration of the first twelve
(12) month period of this Agreement and ends on that same date twelve (12) months later.

        b. FRINGE BENEFITS. PhoneTel shall provide Harvey with any and all fringe benefits, including, but not limited to, life insurance, medical insurance, and pension and profit sharing privileges, if any, which are commensurate with and which PhoneTel provides to similarly situated employees. Harvey shall be entitled to three (3) weeks of vacation per twelve (12) month period of the term of this Agreement, but shall not use more than two (2) weeks of such vacation consecutively. PhoneTel further agrees to maintain Harvey's membership with the Missouri Athletic Club, St. Louis, Missouri, at PhoneTel's expense. During the term of her employment, PhoneTel shall provide Harvey, at PhoneTel's sole expense, a mobile telephone. Such benefits are to commence on the date and year first above written and shall continue throughout the term of this Agreement unless sooner terminated pursuant to Paragraph 5.

        c. CAR ALLOWANCE. PhoneTel shall provide Harvey with an automobile and allowance substantially similar to officers of PhoneTel who are similarly situated, but at a minimum shall provide Harvey with an automobile allowance of Three Hundred Ninety Dollars ($390.00) per month during the term of this Agreement for all expenses relating to her use of an automobile, including, but not limited to, maintenance, repairs and gasoline. This car allowance shall be paid to Harvey each month. PhoneTel shall provide Harvey with a gasoline credit card or cards in the name of PhoneTel which may be used for automobile expenses.

        d. BONUS. PhoneTel shall pay Harvey a guaranteed bonus of ten percent (10%) of Harvey's base salary for each of the two (2) twelve (12) month employment periods contemplated by this Agreement. The bonus shall be paid to Harvey on the first day of the last month of each employment period. Notwithstanding the foregoing, no bonus shall be due and owing if PhoneTel has no earnings before interest, taxes, depreciation and amortization ("EBITDA"). EBITDA shall be determined in accordance with generally accepted accounting principles. If PhoneTel's Board of Directors establishes a bonus plan of which Harvey is an eligible participant by the date such bonus payment is due, then Harvey shall receive a bonus only if in accordance with the terms and conditions of such plan. The Board of Directors may, in its sole and absolute discretion, award a bonus to Harvey even if none was due to be awarded or increase an awarded bonus.

        4. REIMBURSEMENT FOR COMPANY EXPENSES. PhoneTel shall reimburse Harvey for any expense she reasonably incurs on behalf of PhoneTel's business or pursuant to performance of her duties under this Agreement, including all meals, travel and lodging. Reimbursements shall be made each month for the prior month's expenses, provided that such expenses have been reasonably substantiated and documented.

        5.   TERMINATION OF EMPLOYMENT.
             -------------------------
             a. TERMINATION WITH CAUSE. PhoneTel shall have the right to terminate this Agreement, at any time, for cause (as defined below). In such event, PhoneTel's only liability or obligation to Harvey under this Agreement shall be to pay Harvey's base salary through the termination date and to reimburse Harvey for any and all outstanding expenses she incurred pursuant to Paragraph 4 of this Agreement on or before the termination date. Upon such termination with cause, Harvey shall be subject to and bound by the covenant not to compete set forth in Paragraph 6 provided PhoneTel pays those amounts set forth in Paragraph 6(a). As used herein, the term "cause" shall mean any violation of the covenants not to compete set forth in Paragraph 6, intoxication or drug use while performing duties on behalf of PhoneTel or while on PhoneTel's premises, gross negligence, fraud or dishonesty affecting PhoneTel's business or funds.

             b. TERMINATION WITHOUT CAUSE. If PhoneTel terminates Harvey's employment for any reason other than a reason listed in Paragraph 5(a) above, PhoneTel shall give Harvey thirty (30) days prior written notice and shall provide Harvey with all compensation, as defined by Paragraph 3 hereof, including bonus pro-rata to date of termination, during what would otherwise be the remaining term of this Agreement, provided Harvey signs a general release to PhoneTel waiving any claims related to her employment. Upon such termination without cause, Harvey shall be subject to and bound by the covenant not to compete set forth in Paragraph 6, provided PhoneTel pays those amounts set forth in Paragraph 6(a).

             c. VOLUNTARY RESIGNATION. Harvey shall have the right to terminate this Agreement, at any time, upon fourteen (14) calendar days' prior written notice to PhoneTel. In such event, PhoneTel's only liability or obligation to Harvey under the terms of this Agreement shall be to pay Harvey her base salary through the effective date of her termination date and, on such effective date, to pay Harvey for any unused vacation time accrued as of the effective termination date and to reimburse Harvey for any and all outstanding expenses she accrued pursuant to Paragraph 4 of this Agreement on or before the effective termination date. Upon such voluntary resignation, Harvey shall be subject to and bound by the covenant not to compete set forth in Paragraph 6 provided PhoneTel pays those amounts set forth in Paragraph 6(a).

             d. TERMINATION POWER. The Chairman of the Board of Directors of PhoneTel shall have the power, acting alone, to terminate this Agreement, either with or without cause subject to the terms of this Section 5.

        6. COVENANT NOT TO COMPETE. In consideration of the employment and compensation paid by PhoneTel pursuant to this Agreement, Harvey agrees that during the term of employment set forth herein and for a period of one (1) year after termination of Harvey's employment with PhoneTel (the "Non-Compete Period"), regardless of how, when and why that employment ends, Harvey shall not directly or indirectly solicit, employ or interfere with PhoneTel's relationship with any of its employees, customers, location lessees, or agents and shall not engage in (as a principal, partner, shareholder, director, officer, agent, employee, consultant or otherwise) or be financially interested in any business which is involved in business activities which are the same as, similar to, or in competition with business activities carried on by PhoneTel, or being definitely planned by PhoneTel at the time of the termination of Harvey's employment, within the states in which PhoneTel is doing business at the time of Harvey's termination or at any time during the Non-Compete Period. Notwithstanding the foregoing, Harvey is expressly permitted to maintain, operate and own Missouri Telephone and Telegraph, a Missouri corporation, provided it owns fifty (50) phones or fewer.

             a. If the Non-Compete Period shall extend beyond the two (2) year term of employment, PhoneTel shall pay Harvey, in equal monthly installments, an amount equal to: (i) the product of (A) the number of days by which the Non-Compete Period extends beyond the two (2) year term of employment multiplied by (B) the Non-Compete Compensation Base, divided by (ii) three hundred sixty-five (365). For purposes of the foregoing, Non-Compete Compensation Base shall be forty percent (40%) of Harvey's annualized compensation:

                  (i) of the current twelve (12) month period if the covenant not to compete becomes effective due to the termination or resignation of Harvey; or

                  (ii) of the final twelve (12) month period if the covenant not to compete becomes effective due to the natural expiration of the term of this Agreement.

             b. PhoneTel is permitted to release Harvey from the provisions of this covenant not to compete and avoid the payment of the amounts contemplated in this Paragraph 6, provided such release is received by Harvey in writing upon termination or expiration of this Agreement.

        7. RELOCATION. In consideration of the employment and compensation paid by PhoneTel pursuant to this Agreement, Harvey agrees that during the term of employment, subject to the conditions set forth below, unless sooner terminated pursuant to Paragraph 5, Harvey will relocate to any location reasonably requested by PhoneTel or its Chairman of the Board of Directors; provided that, Harvey's job duties remain substantially similar to the job for which she initially is employed or would be considered a promotion. A reasonably requested location is one in which PhoneTel is then conducting business.

             a. EXPENSES. In consideration of the exercise of its right to obligate Harvey to relocate in order to perform her duties for PhoneTel, PhoneTel shall assist Harvey in the following manner:

               (i) PhoneTel shall pay all of Harvey's expenses associated with the moving and storage of Harvey's personal property and shall pay all of her living expenses for the period, the shorter of: (A) six (6) months from and after the date of her relocation, or (B) the date on which Harvey closes on the sale of her primary residence; and

               (ii) PhoneTel shall pay all of the expenses and commissions associated with the sale of Harvey's primary personal residence. If Harvey is unable to sell her primary personal residence after six (6) months from the date of notice of relocation, then, upon the sale of her personal residence, PhoneTel shall pay Harvey the difference between the net proceeds from the subsequent sale of such residence and the appraised fair market value (as determined by an appraiser selected and agreed to by Harvey and PhoneTel) as of the date six (6) months after her relocation; provided, that such payment shall not exceed Forty Thousand Dollars ($40,000.00).

             b. NOTICE. PhoneTel shall provide Harvey with at least six (6) weeks prior written notice of its exercise of its right to obligate Harvey to relocate pursuant to the terms herein. Notwithstanding the preceding, PhoneTel may not obligate Harvey to relocate within the first six (6) months of the term of employment contemplated by this Agreement.

        8. INVESTMENT EXCEPTION. Notwithstanding anything herein to the contrary, nothing in this Agreement is intended or shall be construed as limiting Harvey's right as an investor to hold or to acquire the investment securities of any business entity that is registered on a national securities exchange or admitted to trading privileges thereon or actively traded on a generally recognized over-the-counter market, so long as Harvey's interest of any such business entity constitutes less than five percent (5%) of the ownership therein; provided, that Harvey's actions or holdings do not violate the rules or regulations of the Securities and Exchange Act of 1933 and the Securities and Exchange Commission.

        9. SENIORITY. For purposes of determining Harvey's seniority for fringe benefits (other than vacation), she shall be entitled to tack her term of employment by WCI which commenced on August 6, 1986, and will extend through the date the merger is consummated.

        10. DEATH OR DISABILITY OF EMPLOYEE. Upon Harvey's death or disability (as defined herein), all obligations of PhoneTel to make payments under Paragraphs 3, 5 or 6 shall cease and terminate in the case of death, as of the date of Harvey's death, and in the case of disability, on the date Harvey is disabled in accordance with the following. Harvey shall be deemed to be disabled if she shall, as a result of such disability, fail to perform the duties, as required hereunder for any three (3) months during a consecutive four (4) month period.

        11. AMENDMENTS. No amendment or modification of the terms or conditions of this Agreement shall be valid unless in writing and signed by both parties.

        12. SUCCESSORS AND ASSIGNS. This Agreement shall inure to the benefit of and be binding on PhoneTel, its successors and assigns, and any corporation with which PhoneTel may merge or consolidate or to which PhoneTel may sell all or substantially all of its business and assets, and shall inure to the benefit of and be binding on Harvey, her executors, administrators, heirs and personal and legal representatives. Since Harvey's duties and services hereunder are special, personal and unique in nature, Harvey may not transfer, sell or otherwise assign her obligations under this Agreement.

        13. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

        14. SEVERABILITY. In the event that any of the terms, conditions or provisions of this Agreement are held to be illegal, invalid or unenforceable by any court of competent jurisdiction, the legality, validity and enforceability of the remaining terms, conditions or provisions shall not be affected thereby. Furthermore, in lieu of such illegal, invalid or unenforceable provision, there shall be added automatically as a part of this Agreement a provision as similar in its terms as possible to be legal, valid and enforceable.

        15. REMEDIES UPON BREACH. In the event of any breach of this Agreement by either party, the non-breaching party shall be entitled, if it so elects, to institute and prosecute proceedings in any court of competent jurisdiction, either in law or in equity, to enjoin the breaching party from violating any of the terms of this Agreement, to enforce specific performance of any of the terms of this Agreement, and to obtain damages, or any of them, but nothing herein contained shall be construed to prevent such remedy or combination of remedies as the non-breaching party may elect to invoke. The failure of the non-breaching party promptly to institute legal action upon any breach of this Agreement shall not constitute a waiver of that or any other breach, and shall not prevent later strict enforcement of the terms of this Agreement.

        16. CHOICE OF LAW. This Agreement shall be governed in all respects, including validity, interpretation and effect, by the laws of the State of Missouri.

        17. NOTICES. All notices and communications required under this Agreement shall be in writing and shall be deemed given if delivered personally or sent by certified mail, return receipt requested, to the parties at the following addresses (or at such other address for a party as shall be specified by like notice which shall be deemed effective when received):

          (a)  To PhoneTel:

               650 Statler Office
               1127 Euclid Avenue
               Cleveland, Ohio 44115
               Attn: Mr. Peter Graf

          with a copy to:

               Skadden, Arps, Slate, Meagher & Flom
               919 Third Avenue
               New York, New York 10022
               Attn: N.J. Terris, Esq.

          (b)  To Harvey:

               Ms. Linda Harvey
               25 Meadow Ridge Drive
               St. Peters, Missouri 63376

          With a copy to:

               Mark Z. Schraier, Esq.
               Blumenfeld, Kaplan & Sandweiss, P.C.
               168 North Meramec Avenue, Suite 400
               St. Louis, Missouri 63105

        18. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the parties, and supersedes any other prior agreement or undertaking, written or oral, between the parties with respect to the subject matter hereof and thereof.

        IN WITNESS WHEREOF, the parties have executed this Agreement as of the date set forth above.

     PHONETEL                                           HARVEY


By:
   ---------------------------                 -----------------------------
Its:                                           Linda Harvey
   ---------------------------

                                                                EXHIBIT J

                              SECURITY AGREEMENT
                              ------------------

        THIS SECURITY AGREEMENT is made this 22nd day of September, 1995, by and between PHONETEL II, INC. ("Buyer"), a Missouri corporation, and WCI II, Inc. ("WCI II"), a Missouri corporation.

        WHEREAS, PhoneTel Technologies, Inc. ("PhoneTel"), Buyer and World Communications, Inc. ("WCI") are parties to that certain Agreement and Plan of Merger ("Merger Agreement") whereby WCI shall be merged into and with Buyer in exchange for capital stock of PhoneTel (the "Merger"); and

        WHEREAS, prior to the Merger, Buyer borrowed from The Boatmen's National Bank of St. Louis, N.A. ("Boatmen's") Two Million Four Hundred Thousand Dollars ($2,400,000.00) evidenced by a Term Note and Loan Agreement by and between Buyer and Boatmen's which is secured pursuant to the terms of a Security Agreement also by and between Buyer and Boatmen's, all of which are dated as of September 22, 1995 (hereinafter referred to as the "Boatmen's Indebtedness") (the Term Note, Loan Agreement and Security Agreement are hereinafter referred to as the "Boatmen's Loan Documents"); and

        WHEREAS, prior to the Merger, certain shareholders of WCI guaranteed the Boatmen's Indebtedness which will continue after the Merger, to secure the financial obligations of Buyer, the surviving entity; and

        WHEREAS, to secure Buyer's obligation to pay the Boatmen's Indebtedness and to induce the shareholders of WCI to approve the Merger, Buyer has agreed to grant WCI II (a Missouri corporation formed by all of the shareholders of WCI for purposes of entering into and enforcing rights set forth in this Security Agreement, if necessary) a security interest in certain assets of Buyer.

         NOW, THEREFORE, Buyer and WCI II agree as follows:

        1. GRANT OF SECURITY INTEREST. To secure payment by Buyer of the Boatmen's Indebtedness, Buyer grants to WCI II a security interest in and to all of Buyer's right, title and interest in and to each of the following, wherever located and whether now or hereafter existing or now owned or hereafter acquired or arising (the "Collateral"):

             a. 1,500 pay telephones installations listed by serial number, location, and telephone number as set forth in Exhibit A attached hereto, and all royalty agreements, leases, contracts or location agreements, accounts related to such pay telephones, agreements for telephone billing and collecting services or the provision of operator services, agreements for the provision of local or interstate telecommunications services and facilities, and all other contracts and agreements entered into or assigned to Borrower from time to time related to such pay telephones; and

             b. All computer hardware and software used by WCI in connection with the operation of pay telephones and which were used by WCI in the operation of its business immediately prior to the Merger; and

        c. All cash or non-cash proceeds of the foregoing, all proceeds from the issuance on any of the foregoing, all additions and access ions to and replacements and substitutions of any of the foregoing, everything that becomes (or is held for the purpose of being) affixed to or installed in any of the foregoing, and all products, income and profits of or from the foregoing.

        2.   BUYER'S WARRANTIES AND COVENANTS.  Buyer warrants and covenants:

             a. Buyer owns, or after the Merger will own, the Collateral free of all liens, security interests and encumbrances other than a first priority lien in favor of Boatmen's, and will defend title to the same against the claims and demands of all persons except as expressly provided herein.

             b. Buyer will insure the Collateral against such risks and in such amounts as WCI II may designate with insurance policies acceptable to WCI II and payable to Boatmen's, and WCI II as their interests may appear and shall furnish WCI Il with copies of such insurance policies or with certificates evidencing such insurance policies.

             c. Buyer will preserve the Collateral and keep it in good condition and shall allow WCI II to inspect any part or all of the Collateral.

             d. Buyer shall not, except in the ordinary course of its business, sell or dispose of the Collateral or subject it to any unpaid charge or any subsequent interest of a third person unless WCI II gives its prior written consent.

             e. WCI II may, at its option, discharge taxes, liens, security interests, or other encumbrances on the Collateral, and may pay for the repair of any damage to the collateral, the maintenance and preservation thereof, and for insurance thereon, and upon so doing, Buyer shall on demand reimburse WCI II for any payment 50 made. The payments advanced shall bear interest at twelve percent (12%) per annum from the date of payment until reimbursement and shall be secured by this Security Agreement.

             f. The Collateral covered by this Agreement is to be used by Buyer for business purposes.

             g. Buyers principal place of business is at 11656 Lilburn Park Road, St. Louis, Missouri 63146. Buyer shall immediately notify WCI II of any change of address of its principle place of business.

             h. Buyer agrees to execute and deliver to WCI II at any time and from time to time hereafter at the request of WCI II, all agreements, instruments, financing statements and other documents that WCI II shall reasonably request, in a form and substance reasonably acceptable to WCI Il, to perfect and maintain the perfection of the security interest of WCI II in the Collateral.

             i. Buyer agrees that it shall give WCI II notice, in accordance with paragraph 8 of this Agreement, of any notice Boatmen's gives to Buyer pursuant to the Boatmen's Loan Documents and any notice Buyer gives Boatmen's pursuant thereto.

        3. EVENTS OF DEFAULT. Buyer further warrants and covenants that the following shall be events of default under this Security Agreement ("Events of Default"):

             a. Any event which constitutes an event of default as defined in, and pursuant to, the Boatmen's Loan Documents.

             b. Reasonable determination by WCI II that any material warranty or representation herein made was false when made or no longer continues to be true.

        4. REMEDIES. Upon the occurrence of an Event of Default and at any time thereafter, WCI II may exercise any and all rights and remedies provided by the Uniform Commercial Code as well as all other rights and remedies possessed by WCI II. Buyer shall reimburse WCI II for all expenses in connection with the retaking, holding, preparing for sale, selling and the like of the Collateral, including the reasonable attorneys fees and legal expenses of WCI II. Any notification of sale or other disposition of the Collateral required to be given by WCI II will be sufficient if given personally, or mailed by certified mail, not less than five (5) days prior to the day on which such sale or other disposition will be made, and such notification shall be deemed reasonable notice. Upon the sale or disposition of the Collateral, the proceeds from such sale or disposition shall be distributed as follows:

             (a) First, there shall be paid, the reasonable expenses of retaking, holding, preparing for sale or lease, selling or leasing and the like and, the reasonable attorneys' fees and legal expenses incurred by WCI II;

            (b)  Second, there shall be paid, the Boatmen's Indebtedness;

             (c) Third, there shall be paid any indebtedness secured by any subordinate security interest in the Collateral if written notification of demand therefor is received before distribution of the proceeds is completed. If requested by the WCI II, the holder of a subordinate security interest must seasonably furnish reasonable proof of his interest, and unless he does so, WCI II need not comply with his demand.

             (d) Finally, if there shall remain any proceeds after satisfaction of the above items, WCI II shall remit to Buyer any surplus, and, unless otherwise agreed, Buyer shall be liable for any deficiency.

        5. NON-WAIVER. No waiver by WCI II of any default or Event of Default shall operate as a waiver of any other default.

        6. TERMINATION. Upon payment in full of the obligation to Boatmen's, this Security Agreement shall terminate and all rights to the Collateral shall revert to the Buyer. Upon any such termination, WCI II will execute and deliver to the Buyer such documents as the Buyer shall reasonably request as evidence of termination.

        7. BINDING. This Security Agreement shall be binding upon Buyer's successors and assigns.

        8.    NOTICE.   All notices, requests, demands and other communications
required or permitted under this Agreement shall be in writing and shall be deemed to have been duly given upon receipt if personally delivered, upon confirmed transmission if via telecopier, five (5) days from date of mailing if deposited in the United States mails, certified mail, return receipt requested, or the next day, if via a nationally recognized delivery service for next day delivery, addressed as follows:

      To Buyer:              PhoneTel II, Inc.
                             650 Statler Office Tower
                             1127 Euclid Avenue
                             Cleveland, Ohio 44115
                             ATTN: Mr. Daniel J. Moos

      with a copy to:        Skadden, Arps, Slate,
                             Meagher & Flom, P.C.
                             919 Third Avenue
                             New York, New York 10022
                             ATTN: N.J. Terris, Esq.

      If to WCI II:          WCI II
                             11656 Lilburn Park Road
                             St. Louis, Missouri 63146
                             ATTN: Stuart Hollander

      With a copy to:        Blumenfeld, Kaplan & Sandweiss, P.C.
                             168 N. Meramec Avenue, Suite 400
                             St. Louis, Missouri 63105-3763
                             ATTN: Mark Z. Schraier, Esq.

        Any party may alter the address to which communications or copies are to be sent by giving notice of such change of address in conformity with the provisions of this Paragraph or the giving of notice.

        9. CONTROLLING LAW. This Agreement and all questions relating to its validity, interpretation, performance and enforcement, shall be governed by and construed in accordance with the laws of the State of Missouri.

      IN WITNESS WHEREOF, the parties have caused this Security Agreement to be executed through duly authorized corporate action on the day and year first above written.

                                   PHONETEL II, INC.



                                   By:_____________________________
                                   Title:__________________________


                                   WCI II


                                   By:______________________________
                                   Title: __________________________

                                                        EXHIBIT K
                              STATE OF MISSOURI
                                [STATE SEAL]

                            REBECCA MCDOWELL COOK
                             SECRETARY OF STATE
                            CORPORATION DIVISION
                      CERTIFICATE OF CORPORATE RECORDS

WORLD COMMUNICATIONS, INC.

I, REBECCA MCDOWELL COOK, SECRETARY OF STATE OF THE STATE OF MISSOURI AND KEEPER OF THE GREAT SEAL THEREOF, DO HEREBY CERTIFY THAT THE ANNEXED PAGES CONTAIN A FULL, TRUE AND COMPLETE COPY OF THE ORIGINAL DOCUMENTS ON FILE AND OF RECORD IN THIS OFFICE.

IN TESTIMONY WHEREOF, I HAVE SET MY
HAND AND IMPRINTED THE GREAT SEAL OF                    [STATE SEAL]
THE STATE OF MISSOURI, ON THIS, THE
24TH DAY OF AUGUST, 1995.

        Rebecca McDowell Cook
        ---------------------
         Secreatry of State

                                                                EXHIBIT L

                           ARTICLES OF INCORPORATION

                                      OF

                          WORLD COMMUNICATIONS, INC.


        The undersigned, being a natural person of the age of twenty-one (21) years or more, for the purpose of forming a corporation under The General Business and Corporation Law of Missouri, hereby adopts the following Articles of Incorporation:

                                   ARTICLE I
                                   ---------

        The name of the corporation is:

                          WORLD COMMUNICATIONS, INC.

                                  ARTICLE II
                                  ----------

        The address of its initial registered office in the State of Missouri
is:   8000 Maryland Avenue, Suite 1000, St. Louis, Missouri 63105, and the name of its initial registered agent at such address is:  Stuart Hollander.

                                  ARTICLE III
                                  -----------
        The aggregate number of shares which the corporation shall have authority to issue shall be one hundred thousand (100,000), all of which shares shall be common shares of the par value of One ($1.00) Dollar each, amounting in the aggregate to One Hundred Thousand ($100,000.00) Dollars.

                                  ARTICLE IV
                                  ----------
        The name and place of residence of the incorporator is as follows:

                Name                     Address
                ----                     -------
          John A. Blumenfeld        7762 Davis Drive
                                    Clayton, MO  63105

                                  ARTICLE V
                                  ---------
        The number of Directors to constitute the Board of Directors shall be three (3).

                                  ARTICLE VI
                                  ----------
        The corporation shall have perpetual existence.

                                  ARTICLE VII
                                  -----------
        The corporation is formed for the following purposes:

        (a) To buy, sell, lease, distribute or otherwise deal in communication and electronic devices of every type and description.

        (b) To buy, acquire, produce, hold, and dispose of in any manner all kinds of personal property, and to buy, sell, hold, own, lease, or otherwise dispose of real property.

        (c) To enter into, make, perform and carry out contracts of every kind and description with any firm, person, partnership, corporation, or association, and to negotiate loans whether secured by real estate or an interest therein or not, and to engage in the buying, selling, holding, or otherwise dealing in notes and other negotiable instruments.

        (d) In general, to carry on any lawful business whatsoever which is calculated directly or indirectly to promote the interest of the corporation or to enhance the value of its property; and to do each and every other thing suitable or proper for the accomplishment of any of the purposes or the attainment of any one or more of the objectives herein-above enumerated, or which at any time shall appear conducive to or expedient for the protection or benefit of this corporation.

        (e) To possess and enjoy all rights and powers which now, or at any time hereafter, may be granted to or exercised by a corporation of this character.

        (f) In general, to carry on any business which is lawful and proper for a corporation organized and existing under The General and Business Corporation Law of Missouri.

        IN WITNESS WHEREOF, these Articles of Incorporation have been signed this 4th day of August, 1986.




                             John A. Blumenfeld
                             ---------------------------
                             John A. Blumenfeld

STATE OF MISSOURI    )
                     ) SS.
COUNTY OF ST. LOUIS  )

        Before me on the 4th day of August, 1986, personally appeared John A. Blumenfeld, who, being by me first duly sworn, declared that he is the person who signed the foregoing document as incorporator and that the statements contained therein are true.

                                     /s/ Eileen Weinstein
                                   ----------------------------
                                                Notary Public

My term expires:


              EILEEN WEINSTEIN
      NOTARY PUBLIC, STATE OF MISSOURI
     MY COMMISSION EXPIRES JAN. 21, 1983
              ST. LOUIS COUNTY



                           FILED AND CERTIFICATE OF
                             INCORPORATION ISSUED

                                  AUG 6 1986

                               /s/ Roy D. Blunt

No.   00292002

                              STATE OF MISSOURI

                      ROY D. BLUNT, Secretary of State

                            CORPORATION DIVISION

                          Certificate of Amendment



                          WORLD COMMUNICATIONS, INC.
WHEREAS,    -----------------------------------------------------------------
a corporation organized under The General and Business Corporation Law has delivered to me a Certificate of Amendment of its Articles of Incorporation and has in all respects complied with the requirements of law governing the amendment of Articles of Incorporation under The General and Business Corporation Law.

NOW, THEREFORE, I, ROY D. BLUNT. Secretary of State of the State of Missouri, do hereby certify that I have filed said Certificate of Amendment as provided by law, and that the Articles of Incorporation of said corporation are amended in accordance therewith.


[STATE SEAL]                         IN TESTIMONY WHEREOF, I hereunto set my
                                     hand and affix the GREAT SEAL of the
                                     State of Missouri. Done at the City of
                                     Jefferson, this 25th  day of January, 1988.
                                                     ----         -------------


                                                 ROY D. BLUNT
                                       -------------------------------
                                             Secretary of State

                                                      Fee $20.00

               STATE OF MISSOURI  Office of Secretary of State
                      ROY D. BLUNT. Secretary of State





                   Amendment of Articles of Incorporation
                (To be submitted in duplicate by an attorney)



HONORABLE ROY D. BLUNT
SECRETARY OF STATE
STATE OF MISSOURI
P.O. BOX 778
JEFFERSON CITY, MO 65102

 Pursuant to the provisions of The General and Business Corporation Law of Missouri, the undersigned Corporation certifies the following:

1. The present name of the Corporation is  World Communications, Inc.
                                           ------------------------------------

The name under which it was originally organized was  World Communications, Inc.
                                                      -------------------------


2. An amendment to the Corporation's Articles of Incorporation was adopted by the shareholders on November 12th, 1987.
                       --------------------

3. Article Number  III  is amended to read as follows:
                  -----
    The aggregate number of shares which the corporation shall have authority to issue shall be Three Hundred Thousand (300,000), all of which shares shall be common shares of the par value 33.33-1/3 cents each, amounting in the aggregate to $100,000.00.

                    CERTIFIED COPY OF CORPORATE RESOLUTION


          RESOLVED, that the following named persons be, and they hereby are, elected to the offices set forth opposite their respective names below, to serve until the next annual meeting of the Board of Directors of the corporation or until their successors are duly elected and shall qualify:

          Chairman of the Board
           and Chief Executive Officer  Stuart Hollander
          President and Chief
           Operating Officer            Gary Pace
          Vice President                Linda Harvey
          Secretary                     Linda Harvey
          Treasurer                     Stuart Hollander




     The undersigned, Linda Harvey, hereby certifies that she is the Secretary of World Communications, Inc., a Missouri corporation, and that the above is a true and correct copy of a resolution duly adopted by the Board of Directors of said corporation on April 22, 1987. The undersigned further certifies that said resolution is still in full force and effect as of the date hereof.

     Executed this 14th day of December, 1987.
                   ----



                                             Linda Harvey
                                        ------------------------
                                        Linda Harvey, Secretary
                                        World Communications



                                               FILED
STATE OF MISSOURI        )
                         ) SS.               JAN 25 1988
COUNTY OF ST. LOUIS      )
                                             Roy D. Blunt

     Subscribed and sworn to before me this 14th day of December, 1987.

                                /s/ Eileen Weinstein
                              ---------------------------
                              Notary Public

My term expires:

         EILEEN WEINSTEIN
 NOTARY PUBLIC, STATE OF MISSOURI
MY COMMISSION EXPIRES JAN. 21, 1983
        ST. LOUIS COUNTY

4. Of the Five Hundred (500) shares outstanding, Five Hundred (500) of such shares were entitled to vote on such amendment.

    The number of outstanding shares of any class entitled to vote thereon as a class were as follows:

    Class                                        Number of Outstanding Shares
    -----                                        ----------------------------
    500 common                                   500 common


5.  The number of shares voted for and against the amendment was as follows:

    Class                     No. Voted For              No. Voted Against
    -----                     -------------              -----------------
    500 common                500                        0


6. If the amendment changed the number or par value of authorized shares having a par value, the amount in dollars of authorized shares having a par value as changed is: $100,000.00 (no change in aggregate amount).

    If the amendment changed the number of authorized shares without par value, the authorized number of shares without par value as changed and the consideration proposed to be received for such increased authorized shares without par value as are to be presently issued are:

    N/A

7. If the amendment provides for an exchange, reclassification, or cancellation of issued shares, or a reduction of the number of authorized shares of any class below the number of issued shares of that class, the following is a statement of the manner in which such reduction shall be effected:

    N/A

   IN WITNESS WHEREOF, the undersigned, Stuart Hollander, Pres., Chairman of the Board has executed this instrument and its Secretary has affixed its corporate seal hereto and attested said seal on the 12th day of November, 1987.

         PLACE
      CORPORATE SEAL
          HERE.
(IF NO SEAL, STATE "NONE")

                                            WORLD COMMUNICATIONS, INC.
                                        ---------------------------------
                                               Name of Corporation

ATTEST:

/s/ Linda Harvey                        By: /s/ Stuart Hollander
---------------------------------           -----------------------------
    Secretary
    Linda Harvey                                Stuart Hollander
                                                Chairman of the Board


State of Missouri         \
                           |
                           > ss
                           |
County of St. Louis       /


     I, Eileen Weinstein, a Notary Public, do hereby certify that on this 12th day of November, 1987, personally appeared before me Stuart Hollander who, being by me first duly sworn, declared that he is the Chairman of the Board of World Communications, Inc. that he signed the foregoing document as Chairman of the Board of the corporation, and that the statements therein contained are true.



                                        /s/ Eileen Weinstein
     NOTARIAL SEAL                      ---------------------------------
                                                 Notary Public


                                        My commission expires ____________
                                                EILEEN WEINSTEIN
                                        NOTARY PUBLIC, STATE OF MISSOURI
                                        MY COMMISSION EXPIRES JAN. 21, 1983
                                                ST. LOUIS COUNTY



                                              FILED AND CERTIFICATE
                                                   I S S U E D
                                                  JAN. 25, 1988
                                                /s/ Roy D. Blunt
                                        Corporation Dept. SECRETARY OF STATE

WORLD COMMUNICATIONS, INC.
2 INNERBELT BUSINESS CENTER DRIVE
ST. LOUIS, MISSOURI 63114


                              STATE OF MISSOURI
                       ROY D. BLUNT, Secretary of State
                             CORPORATION DIVISION

                  STATEMENT OF CHANGE OF REGISTERED AGENT OR
            REGISTERED OFFICE BY FOREIGN OR DOMESTIC CORPORATIONS

                                 INSTRUCTIONS

     There is a $5.00 fee for filing this statement. It must be filed in DUPLICATE.
     The statement should be sealed with the corporate seal. If it does not have a seal, write "no seal" where the seal would otherwise appear.
     The registered office may be, but need not be, the same as the place of business of the corporation, but the registered office and the business address of the agent must be the same. The corporation cannot act as its own registered agent.
     Any subsequent change in the registered office or agent must be immediately reported to the Secretary of State. These forms are available upon request from the Office of the Secretary of State.


To: SECRETARY OF STATE
    P.O. Box 778
    Jefferson City, Missouri 65102             Charter No. 00292002

                                   RECEIVED
                                OCT. 18, 1988
                                 ROY D. BLUNT
                     Corporation Dept. SECRETARY OF STATE

     The undersigned corporation, organized and existing under the laws of the State of Missouri for the purpose of changing its registered agent or its registered office, or both, in Missouri as provided by the provisions of "The General and Business Corporation Act of Missouri," represents that:

1.  The name of the corporation is World Communications, Inc.

2.  The name of its PRESENT registered agent (before change) is Stuart
    Hollander.

3.  The name of the new registered agent is John A. Blumenfeld.

4. The address, including street number, if any, of its PRESENT registered office (before change) is 8000 Maryland, Suite 1000, Clayton, MO 63105.

5. Its registered office (including street number, if any change is to be made) is hereby CHANGED TO 168 North Meramec - Suite 400, Clayton, MO 63105.

6. The address of its registered office and the address of the business office of its registered agent, as changed will be identical.

                                    (Over)

Such change was authorized by resolution duly adopted by the board of directors.

     IN WITNESS WHEREOF, the undersigned corporation has caused this report to be executed in its name by its PRESIDENT or VICE-PRESIDENT, attested by its SECRETARY or ASSISTANT SECRETARY this 14th day of OCTOBER, 1988.


                                          World Communications, Inc.
                                          ---------------------------------
                                                Name of Corporation

        (Corporate Seal)                  By /s/ Gary L. Pace
              NONE                           ------------------------------
     If no seal, state "none".               President or Vice-President
                                             Gary L. Pace


Attest:

/s/ Linda Harvey                                 F I L E D
--------------------------------                OCT 18, 1988
Secretary or Assistant Secretary                Roy D. Blunt
Linda Harvey                                 SECRETARY OF STATE


State of Missouri   \
                     > ss
County of St. Louis /


     I, ROBERTA ANN KLIETHERMES, a Notary Public, do hereby certify that on the 14TH day of OCTOBER, 1988, personally appeared before me GARY L. PACE who declares he is President or Vice-President of the corporation, executing the foregoing document, and being first duly sworn, acknowledged that he signed the foregoing document in the capacity therein set forth and declared that the statements therein contained are true.

     IN WITNESS WHEREOF, I have hereunto set my hand and seal the day and year before written.


     (Notarial Seal)                    /s/ Roberta Ann Kliethermes
                                        --------------------------------
                                                Notary Public


                                        My commission expires November 2, 1991

No. 00292002

                              STATE OF MISSOURI
                       ROY D. BLUNT, Secretary of State

                             CORPORATION DIVISION

SEAL OF THE SECRETARY OF STATE
           [LOGO]
          MISSOURI

                           CERTIFICATE OF AMENDMENT

WHEREAS, WORLD COMMUNICATIONS, INC. a corporation organized under The General and Business Corporation Law has delivered to me a Certificate of Amendment of its Articles of Incorporation and has in all respects complied with the requirements of law governing the amendment of Articles of Incorporation under The General and Business Corporation Law.


NOW, THEREFORE, I, ROY D. BLUNT, Secretary of State of the State of Missouri, do hereby certify that I have filed said Certificate of Amendment as provided by law, and that the Articles of Incorporation of said corporation are amended in accordance therewith.


                        IN TESTIMONY WHEREOF, I hereunto set my hand and affix
     [SEAL] the GREAT SEAL of the State of Missouri. Done at the City of Jefferson, this 22nd day of February, 1990.


                                      /s/ Roy D. Blunt
                                      ----------------------------
                                      Secretary of State


                                                        Fee $20.00

4. Of the 1,985 shares outstanding, 1,985 of such shares were entitled to vote on such amendment.

    The number of outstanding shares of any class entitled to vote thereon as a class were as follows:

    Class                                        Number of Outstanding Shares
    -----                                        ----------------------------
    Common                                       1,985

5.  The number of shares voted for and against the amendment was as follows:

    Class                No. Voted For                    No. Voted Against
    -----                -------------                    -----------------
    Common               1,738                            -0-

                         Holders of 247 shares of
                         common stock were not present
                         and did not vote.

6. If the amendment changed the number or par value of authorized shares having a par value, the amount in dollars of authorized shares having a par value as changed is:

    Five Thousand Dollars ($5,000.00)

    If the amendment changed the number of authorized shares without par value, the authrozed number of shares without par value as changed and the consideration proposed to be received for such increased authorized shares without par value as are to be presently issued are:


7. If the amendment provides for an exchange, reclassification, or cancellation of issued shares, or a reduction of the number of authorized shares of any class below the number of issued shares of that class, the following is a statement of the manner in which such reduction shall be effected:

    The current outstanding shares having a par value of 33.33-1/3 cents each will be exchanged for shares with a par value of .01 cents each.

        IN WITNESS WHEREOF, the undersigned, Vice President has executed this instrument and its Secretary has affixed its corporate seal hereto and attested said seal on the 12th day of February, 1990.


         PLACE
     CORPORATE SEAL
         HERE.
(IF NO SEAL, STATE "NONE")
                                        World Communications, Inc.
                                    -----------------------------------
                                           Name of Corporation


ATTEST:

/s/ Linda M. Harvey                 By: /s/ Linda M. Harvey
------------------------------          -------------------------------
    Secretary                           Vice-President


                                          FILED AND CERTIFICATE
State of Missouri                              I S S U E D
                       ss                     FEB. 23, 1990
County of St. Louis                            Roy D. Blunt
                                     Corporation Dept. SECRETARY OF STATE

     I, Mark Z. Schraier, a Notary Public, do hereby certify that on this 19th day of February, 1990, personally appeared before me Linda M. Harvey who, being by me first duly sworn, declared that she is the Vice President of World Communications, Inc. that she signed the foregoing document as Vice President of the corporation, and that the statements therein contained are true.


                                    /s/ Mark Z. Schraier
                                    ------------------------------------
      NOTARIAL SEAL                Notary Public


                                    My commission expires ______________

                                             MARK Z. SCHRAIER
                                      NOTARY PUBLIC, STATE OF MISSOURI
                                    MY COMMISSION EXPIRES APRIL 28, 1992
                                             ST. LOUIS COUNTY

No. 00292002

                              STATE OF MISSOURI
                       ROY D. BLUNT, Secretary of State

                             CORPORATION DIVISION

SEAL OF THE SECRETARY OF STATE
           [LOGO]
          MISSOURI

                           CERTIFICATE OF AMENDMENT

WHEREAS, WORLD COMMUNICATIONS, INC. a corporation organized under The General and Business Corporation Law has delivered to me a Certificate of Amendment of its Articles of Incorporation and has in all respects complied with the requirements of law governing the amendment of Articles of Incorporation under The General and Business Corporation Law.


NOW, THEREFORE, I, ROY D. BLUNT, Secretary of State of the State of Missouri, do hereby certify that I have filed said Certificate of Amendment as provided by law, and that the Articles of Incorporation of said corporation are amended in accordance therewith.


                        IN TESTIMONY WHEREOF, I hereunto set my hand and affix
     [SEAL] the GREAT SEAL of the State of Missouri. Done at the City of Jefferson, this 19th day of December, 1990.


                                      /s/ Roy D. Blunt
                                      ----------------------------
                                      Secretary of State


                                                        Fee $20.00

           STATE OF MISSOURI . . . . . Office of Secretary of State

     SEAL OF THE SECRETARY OF STATE           ROY D. BLUNT, Secretary of State
             [LOGO]
            MISSOURI
                    Amendment of Articles of Incorporation
                        (To be submitted in duplicate)


HONORABLE ROY D. BLUNT
SECRETARY OF STATE
STATE OF MISSOURI
P.O. BOX 778
JEFFERSON CITY, MO 65102

        Pursuant to the provisions of The General and Business Corporation Law of Missouri, the undersigned Corporation certifies the following:

1.  The present name of the Corporation is    WORLD COMMUNICATIONS, INC.
                                           -----------------------------------

------------------------------------------------------------------------------


The name under which it was originally organized was  WORLD COMMUNICATIONS, INC.
                                                     ---------------------------

--------------------------------------------------------------------------------


2.  An amendment to the Corporation's Articles of Incorporation was adopted by
the shareholders on           September 12                               , 1990
                   ------------------------------------------------------   ----


3.  Article Number      V     is amended to read as follows:
                  ------------


        The number of Directors shall be fixed by, or in the manner provided by the By-Laws. Any change in the number shall be reported to the Secretary of State within thirty (30) calendar days of such change.






(If more than one article is to be amended or more space is needed attach fly sheet.)

     IN WITNESS WHEREOF, the undersigned, Gary L. Pace, President has executed this instrument and Linda M. Harvey, its Secretary has affixed its corporate seal hereto and attested said seal on the 30th day of November, 1990.


         PLACE
     CORPORATE SEAL
         HERE.
(IF NO SEAL, STATE "NONE")
                                        WORLD COMMUNICATIONS, INC.
                                    -----------------------------------
                                           Name of Corporation


ATTEST:

/s/ Linda M. Harvey                 By: /s/ Gary L. Pace
------------------------------          -------------------------------
    Secretary                           President


                                          FILED AND CERTIFICATE
State of Missouri     \                        I S S U E D
                       > ss                   DEC. 19, 1990
County of St. Charles /                        Roy D. Blunt
                                     Corporation Dept. SECRETARY OF STATE

     I, Linda M. Harvey, a Notary Public, do hereby certify that on this 30th day of November, 1990, personally appeared before me Gary L. Pace who, being by me first duly sworn, declared that he is the President of World Communications, Inc. that he signed the foregoing document as President of the corporation, and that the statements therein contained are true.


                                    /s/ Linda M. Harvey
                                    ------------------------------------
      NOTARIAL SEAL                Notary Public


                                    My commission expires 2-23-93

                                 ARTICLE IV.

                              Right of Purchase
                              -----------------

        Every shareholder, upon the sale of any new stock of this Corporation of the same kind, class or series as that which he already holds, shall have the right to purchase his pro rata share at the price at which it is offered to others.


                                  ARTICLE V.

                                 Incorporator
                                 ------------

        The name and street address of the Incorporator of this Corporation is as follows:

                                Floyd R. Self
                       Suite 701, 215 S. Monroe Street
                         First Florida Bank Building
                          Tallahassee, Florida 32301



                                 ARTICLE VI.
                         Term of Corporate Existence
                         ---------------------------

  The Corporation shall exist perpetually unless dissolved according to law.

                                 ARTICLE VII.
              Address of Registered Office and Registered Agent
              -------------------------------------------------

        The address of the initial registered office of the Corporation in the State of Florida shall be Suite 701, First Florida Bank Building, 215 S. Monroe Street, Tallahassee, Florida 32301. The name of the initial registered agent of the Corporation at the above address shall be Floyd R. Self. The Board of Directors may from time to time change the registered office to any other address in the State of Florida or change the registered agent.

                                ARTICLE VIII.

                             Number of Directors
                             -------------------

     The business of the Corporation shall be managed by a Board of Directors consisting of at least one person, the exact number to be determined from time to time in accordance with the By-Laws.


                                 ARTICLE IX.

                          Initial Board of Directors
                          --------------------------

     The initial Board of Directors shall consist of seven (7) members. The names and street addresses of the members of the initial Board of Directors of the Corporation, who shall hold office until the first annual meeting of the shareholders, and thereafter until their successors have been elected and qualified are as follows:

     Stuart Hollander, Director
     Chairman and Treasurer
     1992 Innerbelt Business Center Drive
     St. Louis, Missouri 63114

     Gary L. Pace, Director
     President
     1992 Innerbelt Business Center Drive
     St. Louis, Missouri 63114

     Linda M. Harvey, Director
     Vice President and Secretary
     1992 Innerbelt Business Center Drive
     St. Louis, Missouri 63114

     Sharon M. Hollander, Director
     1992 Innerbelt Business Center Drive
     St. Louis, Missouri 63114

     Jack D. Minner, Director
     1992 Innerbelt Business Center Drive
     St. Louis, Missouri 63114

     David Hoffman, Director
     1992 Innerbelt Business Center Drive
     St. Louis, Missouri 63114

     John Blumenfeld, Director
     1992 Innerbelt Business Center Drive
     St. Louis, Missouri 63114


                                  ARTICLE X.

                                   Officers
                                   --------

     The Corporation shall have a President, a Secretary and a Treasurer and may have additional assistant officers, including, without limitation thereto, one or more Vice Presidents, Assistant Secretaries and Assistant Treasurers. Any two or more officers may be held by the same person.


                                 ARTICLE XI.

                       Transactions in Which Directors
                       -------------------------------
                          Or Officers Are Interested
                          --------------------------

     (a) No contract or other transaction between the Corporation and one or more of its Directors or officers, or between the Corporaiton and any other corporation, firm, or entity in which one or more of the Corporation's Directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely because of such relationship or interest, or solely because such Director(s) or officer(s) are present at or participate in the meeting of the Board of Directors or a committee thereof which authorizes, approves or ratifies such contract or transaction, or solely because his or their votes are counted for such purpose, if:

       (1) the fact of such relationship or interest is disclosed or known to the Board of Directors or the committee which authorizes, approves or ratifies the contract or transaction by a vote or consent sufficient for the purpose, without counting the votes or consents of such interested Director or Directors; or

          (2) The fact of such relationship or interest is disclosed or known to the shareholders entitled to vote thereon, and they authorize, approve, or ratify such contract or transaction by vote or written consent; or

          (3) The contract or transaction is fair and reasonable as to the Corporation at the time it is authorized.

     (b) Common or interested Directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee thereof which authorizes, approves, or ratifies such contract or transaction.


                                 ARTICLE XII.

                  Indemnification of Directors and Officers
                  -----------------------------------------

     (a) The Corporation hereby indemnifies and agrees to hold harmless from claim, liability, loss or judgment any Director or officer made a party or threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative (other than an action, suit or proceeding by or on behalf of the Corporation to procure a judgment in its favor), brought to impose a liability or penalty on such person for an act alleged to have been committed by such person in his capacity as Director, officer, employee or agent of the Corporation or any other corporation, partnership, joint venture, trust or other enterprise in which he served at the request of the Corporation, against judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys' fees actually and reasonably incurred as a result of such action, suit or proceeding or any appeal thereof, if such person acted in good faith in the reasonable belief that such action was in, or not opposed to, the best interests of the Corporation, and in criminal actions or proceedings, without reasonable ground for belief that such action was unlawful. The termination of any such action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent shall not create a presumption that any such Director of officer did not act in good faith in the reasonable belief that such action was in, or not opposed to, the best interests of the Corporaiton. Such person shall not be entitled to indemnification in relation to matters as to which such person has been adjudged to have been guilty of gross negligence or willful misconduct in the performance of his duties to the Corporation.

     (b) Any indemnification under paragraph (a) shall be made by the Corporation only as authorized in the specific case upon a determination that amounts for which a Director or officer seeks indemnification were properly incurred and that such Director or officer acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Corporation, and that, with respect to any criminal action or proceeding, he had no reasonable ground for belief that such action was unlawful. Such determination shall be made either (1) by the Board of Directors by a majority vote of a quorum consisting of Directors who were not parties to such action, suit or proceeding, or (2) by a majority vote of a quorum consisting of shareholders who were not parties to such action, suit or proceeding.

     (c) The Corporation shall be entitled to assume the defense of any person seeking indemnification pursuant to the provisions of paragraph (a) above upon a preliminary determination by the Board of Directors that such person has met the applicable standards of conduct set forth in paragraph (a) above, and upon receipt of an undertaking by such person to repay all amounts expended by the Corporation in such defense, unless it shall ultimately be determined that such person is entitled to be indemnified by the Corporation as authorized in this article. If the Corporation elects to assume the defense, such defense shall be conducted by counsel chosen by it and not objected to in writing for valid reasons by such person. In the event that the Corporation elects to assume the defense of any such person and retains such counsel, such person shall bear the fees and expenses of any additional counsel retained by him, unless there are conflicting interests between or among such person and other parties represented in the same action, suit or proceeding by the counsel retained by the Corporation, that are, for valid reasons, objected to in writing by such person, in which case the reasonable expenses of such additional representation shall be within the scope of the indemnification intended if such person is ultimately determined to be entitled thereto as authorized in this article.

     (d) The foregoing rights of indemnification shall not be deemed to limit in any way the power of the Corporation to indemnify under any applicable law.


                                ARTICLE XIII.

                            Financial Information
                            ---------------------

     The Corporation shall not be required to prepare and provide a balance sheet or a profit and loss statement to its shareholders, nor shall the Corporation be required to file a balance sheet or profit and loss statement in its registered office. This provision shall be demed to have been ratified by the shareholders each year hereafter unless a resolution to the contrary has been adopted by the shareholders.

                                 ARTICLE XIV.

                                  Amendment
                                  ---------

     These Articles of Incorporation may be amended in any manner now or hereafter provided for by law and all rights conferred upon shareholders hereunder are granted subject to this reservation.

     IN WITNESS WHEREOF, the undersigned, being the original subscribing Incorporator to the foregoing Articles of Incorporation has hereunto set his hand and seal this 30th day of April, 1990.



                                          /s/ Floyd R. Self
                                          -------------------------------
                                          Floyd R. Self

STATE OF FLORIDA
COUNTY OF LEON


     I HEREBY CERTIFY that on this day personally appeared before me, the undersigned authority, Floyd R. Self, to me well known and known to me to be the person who executed the foregoing instrument and acknowledged before me that he executed the same freely and voluntarily for the uses and purposes therein set forth and expressed.

     IN WITNESS WHEREOF, I have hereunto set my hand and official seal on this 30th day of April, 1990.




                                    /s/ Ann M. Bassett
                                    ------------------------------------
                                    NOTARY PUBLIC
                                    My commission expires: _____________

                                       Notary Public, State of Florida
                                     My Commission Expires June 24, 1991
                                     Corporation Dept. SECRETARY OF STATE

        CERTIFICATE DESIGNATING REGISTERED AGENT AND REGISTERED OFFICE

     In compliance with Florida Statutes Section 48.091 and 607.304, the following is submitted:

     Northern Florida Telephone Corporation, desiring to organize as a corporation under the laws of the State of Florida, has designated Suite 701, First Florida Bank Building, 215 South Monroe Street, Tallahassee, Florida 32301, as its initial Registered Office and has named Floyd R. Self located at said address, as its initial Registered Agent.



                                     By: /s/ Floyd R. Self
                                         ----------------------------
                                         Floyd R. Self
                                         Incorporator


     Having been named Registered Agent for the above stated corporation, at the designated Registered Office, the undersigned hereby accepts said appointment, and agrees to comply with the provisions of Florida Statutes
Section 48.091 relative to keeping the office open.


                                     /s/ Floyd R. Self
                                     ---------------------------------
                                     Floyd R. Self

                                                                EXHIBIT M
                                   BYLAWS

                                     OF

                         WORLD COMMUNICATIONS, INC.



                                  ARTICLE I
                                  ---------

                                   Offices
                                   -------

        The principal office of the corporation shall be located in St. Louis County, Missouri.

                                 ARTICLE II
                                 ----------
                                Shareholders
                                ------------

        SECTION 2.01. PLACE OF MEETING. All meetings of the shareholders shall be held at the office of the corporation or at such other place within or without the State of Missouri as may be designated by the President or the Board of Directors.

        SECTION 2.02. ANNUAL MEETING. Unless otherwise designated by the Board of Directors, the annual meeting of shareholders, commencing with the year 1987, shall be held on the Third Tuesday in January each year if not a legal holiday, and if a legal holiday, then the day following, at 10:00 a.m., for the election of Directors and for the transaction or such other business as shall properly come before the meeting.

        SECTION 2.03. SPECIAL MEETINGS. Special meetings of the shareholders for any purpose or purposes may be called by the President or by the Board of Directors, or by the Secretary at the request in writing by shareholders owning at least one-fifth (1/5) in amount of the entire capital stock of the corporation issued and outstanding.

        SECTION 2.04. NOTICE OF MEETINGS. Written or printed notice of shareholders' meetings shall be given in accordance with the laws of the State of Missouri.

        SECTION 2.05. SHAREHOLDERS ENTITLED TO VOTE. The Board of Directors may prescribe a period not exceeding fifty (50) days prior to any meeting of the shareholders during which no transfer of stock on the books of the corporation may be made. The Board of Directors may fix a day not more than fifty (50) days prior to the holding of any meeting of the shareholders as the day as of which shareholders are entitled to notice of and to vote at such meeting.

        SECTION 2.06.   QUORUM.   The holders of a majority of the stock issued
and outstanding, present in person or represented by proxy, shall be requisite and shall constitute a quorum at all meetings of the shareholders for the transaction of business except as otherwise provided by law, by the Articles of incorporation or by these Bylaws.

        SECTION 2.07. VOTING. At each meeting of the shareholders, every shareholder shall be entitled to vote in person, or by proxy appointed by an instrument in writing subscribed by such shareholder, or by his duly authorized attorney, and he shall have one vote for each share of stock registered in his name at the time of the closing of the transfer books for said meeting, or in lieu of closing of the transfer books the record date for voting as fixed by the Board of Directors.

        The vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which by express provision of the statutes or of the Articles of Incorporation a different vote is required, in which case such express provision shall govern and control the decision of such question.

        SECTION 2.08.   INFORMAL MEETINGS.   Whenever the vote of shareholders
at a meeting thereof is required or permitted to be taken in connection with any corporate action by any provisions of the statutes or of the Articles of incorporation, the meeting, any notice thereof and vote of shareholders thereat may be dispensed with if all the shareholders who would have been entitled to vote upon the action if such meeting were held shall consent in writing to such
corporate action being taken.   Such written consent shall be filed with the
minutes of shareholders meetings.

        SECTION 2.09. ORGANIZATION. The President, and in his absence, the Vice-President, and in the absence of both the President and the Vice-President, a chairman chosen by the shareholders present, shall preside at each meeting of shareholders and shall act as chairman thereof. The Secretary, and in his absence the Assistant Secretary, and in the absence of both the Secretary and the Assistant Secretary, a Secretary pro tem, chosen by the shareholders present, shall act as Secretary of all meetings of the shareholders.

        SECTION 2.10. ADJOURNMENT. If at any meeting of the shareholders a quorum shall fail to attend at the time and place for which the meeting was called or if the business of such meeting shall not be completed, the shareholders present in person or represented by proxy may, by a majority vote, adjourn the meeting from day to day or from time to time, not exceeding ninety
(90) days from such adjournment without further notice until a quorum shall attend or the business thereof shall be completed. At any such adjourned meeting any business may be transacted which might have been transacted at the meeting as originally called.

                                  ARTICLE III
                                  -----------
                                   Directors
                                   ---------

        SECTION 3.01. GENERAL POWERS. The business and affairs of the corporation shall be managed by its Board of Directors.

        SECTION 3.02.   NUMBER, ELECTION AND TERM.   The number of directors of
the corporation shall be three (3), who shall be elected at the annual meeting of the shareholders for a term of one year, and who shall hold office until their successors have been elected and have qualified.

        SECTION 3.03. REGULAR MEETINGS. A regular meeting of the Board of Directors shall be held without other notice than this Bylaw, immediately after, and at the same place as, the annual meeting of shareholders.

        SECTION 3.04. VACANCIES. Vacancies and newly created directorships resulting from any increase in the authorized number of Directors may be filled by a majority of the Directors then in office, though less than a quorum, and the Directors so chosen shall hold office until the next annual election and until their successors are duly elected and shall qualify, unless sooner displaced.

        SECTION 3.05. PLACE OF MEETING. Meetings of the Board of Directors of the corporation, both regular and special, may be held at any place either within or without the State of Missouri, and unless otherwise designated as herein provided, shall be held at the office of the corporation.

        SECTION 3.06. REGULAR MEETINGS. Regular meetings of the Board of Directors may be held at such time and place as shall from time to time be determined by resolution of the Board.

        SECTION 3.07. NOTICE OF REGULAR MEETINGS. After the time and place of regular meetings shall have been determined, no notice of any regular meetings
need be given.   Notice of any change in the date or place of holding any
regular meeting or any adjournment of a regular meeting shall be given by mail or telegram not less than forty-eight (48) hours before such meeting to all Directors.

        SECTION 3.08.   SPECIAL MEETINGS.   Special meetings of the Board for
any purpose or purposes may be called by the President on two (2) days notice
to each Director either personally or by mail or by telegram.   Upon like
notice, the Secretary of the corporation, upon the written request of a majority of the Directors, shall call a special meeting of the Board. Such request shall state the purpose or purposes of the proposed meeting. The officer calling the special meeting may designate the place for holding same.

        SECTION 3.09. QUORUM. At all meetings of the Board, a majority of the Directors shall constitute a quorum for the transaction of business and the act of a majority of the Directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except where otherwise provided by law or by these Bylaws. If a quorum shall not be present at any meeting of the Board of Directors, the Directors present thereat may adjourn the meeting from time to time without notice other than announcement at the meeting until a quorum shall be present.

        SECTION 3.10. INFORMAL MEETINGS. Whenever the vote of directors to be taken in connection with any corporate action is permitted by any provisions of the Laws of Missouri to be taken by written consent it shall be approved if the requisite number of Directors shall consent in writing to such corporate action being taken. Such written consent shall be filed with the minutes of the Board.

        SECTION 3.11.   COMMITTEES OF DIRECTORS.   The Board of Directors may,
by resolution passed by a majority of the whole Board, designate one or more committees, each committee to consistent of two or more of the Directors of the corporation, which, to the extent provided in the resolution, shall have and may exercise the powers of the Board of directors in the management of the business and affairs of the corporation and may authorize the seal of the corporation to be affixed to all papers which may require it. Such committee or committees shall have such name or names as may be determined from time to
time by resolution adopted by the Board of Directors.   Each committee shall
keep regular minutes of its meetings and report the same to the Board of Directors when required.

        SECTION 3.12. ORGANIZATION. The President, and in his absence a Vice-President, and in the absence of the president and all the Vice-Presidents, a Chairman pro tem, chosen by the Directors present shall preside at each meeting of the Directors and shall act as Chairman thereof. The Secretary, and in his absence, the Assistant Secretary, and in the absence of the Secretary and the Assistant Secretary, a Secretary pro tem, chosen by the Directors present shall act as Secretary of all meetings of the Directors.

        SECTION 3.13. MINUTES AND STATEMENTS. The Board of Directors shall cause to be keep a complete record of their meetings and acts, and of the proceedings of the shareholders.

                                 ARTICLE IV
                                 ----------
                                  Officers
                                  --------

        SECTION 4.01. OFFICERS. The Officers of this corporation shall be a President and a Secretary; the Board of Directors may also from time to time elect one or more Vice-Presidents, one or more Assistant Secretaries, a Treasurer, and one or more Assistant Treasurers; all of whom shall be chosen by the Board of Directors. Any person may hold two or more offices.

        SECTION 4.02.   SUBORDINATE OFFICERS AND EMPLOYEES.   The Board of
Directors may appoint such other officers and agents as it may deem necessary who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board.

        SECTION 4.03.  COMPENSATION.   The Board of Directors may from time to
time, in its discretion, fix or alter the compensation of any officer or agent.

        SECTION 4.04. ELECTION AND TERM OF OFFICE. The officers of the corporation shall be elected annually by the Board of Directors at the regular
annual meeting of the Board of Directors.   Each officer shall hold office
until his successor shall have been duly elected and shall have qualified or until his death or until he shall resign or shall have been removed in the manner hereinafter provided. Any officer or agent elected or appointed by the Board of Directors may be removed by the Board of Directors whenever in its judgment the best interests of the corporation would be served thereby. A vacancy in any office because of death, resignation, removal, disqualification or otherwise, may be filled by the Board of Directors for the unexpired portion of the term at any meeting of the Board.

        SECTION 4.05. PRESIDENT. The President shall be the chief executive officer of the corporation. He shall preside at all meetings of the shareholders and Directors. He shall have general and active management of the business of the corporation and shall see that all orders and resolutions of the Board of directors are carried into effect, subject, however, to the right of the Board of Directors by resolution to delegate any specific powers (other than those which may be by statute exclusively conferred upon the President), to any other officers, director or agent of the corporation. The President shall, on behalf of the corporation and as authorized by the Board of Directors, execute all deeds, notes, bonds, mortgages, contracts and other instruments in writing, except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the corporation. He may vote all securities which the corporation is entitled to vote except as and to the extent such authority shall be vested in a different officer or agent or the corporation by the Board of Directors.

        SECTION 4.06. VICE-PRESIDENT. The Vice-Presidents, in the order designated by the Board of Directors, shall, in the absence or disability of the President, perform the duties and exercise the powers of the President and shall perform such other duties and have such other powers as the Board of Directors or the President may from time to time prescribe.

        SECTION 4.07.   THE SECRETARY.   The Secretary shall attend all
meetings of the shareholders of the corporation and of the Board of Directors and shall record all of the proceedings of such meetings in minute books kept for that purpose. He is authorized to affix the corporate seal to all
instruments requiring it.   He shall have charge of the corporate records,
and, except to the extent authority may be conferred upon any transfer agent or registrar duly appointed by the Board of Directors, he shall maintain the corporation's books, registers, stock certificate and stock transfer books and stock ledgers, and such other books, records and papers as the Board of directors may from time to time entrust to him. He shall give or cause to be given proper notice of all meetings of shareholders and Directors as required by law and the Bylaws, and shall perform such other duties as may from time to time be prescribed by the Board of Directors or the President.

        SECTION 4.08.   THE ASSISTANT SECRETARY.   Each Assistant Secretary
shall assist the Secretary in the performance or his duties, and may at any time perform any of the duties of the Secretary; in case of the death, resignation, absence or disability of the Secretary, the duties of the Secretary shall be performed by an Assistant Secretary, and each Assistant Secretary shall have such other powers and perform such other duties as, from time to time, may be assigned to him by the Board of Directors.

        SECTION 4.09. THE TREASURER. The Treasurer shall have the custody of the corporate funds and securities, and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation, and shall deposit all monies and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the Board of Directors. He shall disburse the funds of the corporation as may be ordered by the Board, taking proper vouchers for such disbursements, and shall render to the President and directors at the regular meetings of the Board, or whenever they may require it, an account of all his transactions as Treasurer, and of the financial conditions of the corporation.

        SECTION 4.10.   THE ASSISTANT TREASURER.   Each Assistant treasurer
shall assist the Treasurer in the performance of his duties, and may at any time perform any of the duties of the

Treasurer; in case of the death, resignation, absence or disability of the Treasurer, the duties of the Treasurer shall be performed by an Assistant Treasurer, and each Assistant Treasurer shall have such other powers and perform such other duties as, from time to time, may be assigned to him by the Board of Directors.

                                 ARTICLE V
                                 ---------
                                Resignations
                                ------------

        Any Director or officer may resign his office at any time, such resignation to be made in writing and to take effect from the time of its receipt by the corporation, unless some time be fixed in the resignation, and then from that time. The acceptance of a resignation shall not be required to make it effective.

                                 ARTICLE VI
                                 ----------
                             Contracts and Loans
                             -------------------

        SECTION 6.01.   CONTRACTS.   The Board of Directors may authorize any
officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the corporation, and such authority may be general or confined to specific instances.

        SECTION 6.02. LOANS. No loans shall be contracted on behalf of the corporation and no evidences of indebtedness shall be issued in its name unless
authorized by a resolution of the Board of Directors.   Such authority may be
general or confined to specific instances.

                                 ARTICLE VII
                                 -----------
                 Certificates for Shares and Their Transfer
                 ------------------------------------------

        SECTION 7.01. CERTIFICATES FOR SHARES. Certificates representing shares of the corporation shall be in such form as may be determined by the
Board of Directors.   Such certificates shall be signed by the President or
Vice-President and by the Secretary or an Assistant Secretary and shall be sealed with the seal of the corporation. All certificates for shares shall be
consecutively numbered.   The name of the persons owning the shares represented
thereby with the number or shares and date of issue shall be entered on the
books of the corporation.   All certificates surrendered to the corporation for
transfer snail be cancelled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and cancel led, except that in case of a lost, destroyed or mutilated certificate a new one may be issued there for upon such terms and indemnity to the corporation as the Board of Directors may prescribe.

        SECTION 7.02. TRANSFERS OF SHARES. Transfers or shares or the corporation shall be made only on the books of the corporation by the registered holder thereof or by his attorney thereunto authorized by power of attorney duly executed and filed with the secretary of the corporation, and on surrender for cancellation of the certificate for such shares. The person in whose name shares stand on the books of the corporation shall be deemed the owner thereof for all purposes as regards the corporation.

                                ARTICLE VIII
                                ------------
       Dealings with Companies in Which Directors May Have an Interest
       ---------------------------------------------------------------

        Inasmuch as the Directors of this corporation are or may be men of diversified business interests, and are likely to be connected with other corporations with which from time to time this corporation may have business dealings, no contract or other transaction between this corporation and any other corporation shall be affected by the fact that Directors of this corporation are interested in, or are directors or officers of such other corporation.

                                 ARTICLE IX
                                 ----------
                          Miscellaneous provisions
                          ------------------------
        SECTION 9.01. FISCAL YEAR. The fiscal year or the corporation shall be determined by the Board of Directors.

        SECTION 9.02.   INSPECTION OF BOOKS.   The directors shall determine
from time to time whether, and, if allowed, when and under what conditions and regulations the accounts and books of the corporation (except such as may by statute be specifically open to inspection) or any of them shall be open to inspection of the shareholders, and shareholders' rights in this respect are and shall be restricted and limited accordingly.

        SECTION 9.03. CHECKS AND NOTES. All checks and drafts on the corporation's bank accounts and all bills of exchange and promissory notes, and all acceptances, obligations and other instruments for the payment of money, shall be signed by such officer or officers or agent or agents as shall be thereunto duly authorized from time to time by the Board of Directors; provided, that checks drawn on the corporation's payroll, dividend and special accounts may bear the facsimile signatures, affixed there to by a mechanical device, of such officers or agents as the Board of Directors may authorize.

        SECTION 9.04. DIVIDENDS. The Board of Directors shall declare such dividends as they in their discretion see fit whenever the condition of the corporation, in their opinion, shall warrant the same. The Board may declare dividends in cash, in property or in capital stock.

        SECTION 9.05. NOTICES. Whenever, under the provisions of these Bylaws notice is required to be given to any Director, officer or shareholder, it shall not be construed to mean personal notice, but such notice may be given in writing by depositing the same in the post office or letter box, in a postpaid sealed wrapper addressed to such shareholder, officer or Director at such address as appears on the records of the corporation, and such notice shall be deemed to be given at the time when the same shall be thus mailed.

        SECTION 9.06. SEAL. The corporation may have a seal inscribed with the name of the corporation and its state of incorporation.

                                  ARTICLE X
                                  ---------
                               Indemnification
                               ---------------

        SECTION 10.01. MANDATORY INDEMNIFICATION. The corporation shall, to the full extent permitted by the Missouri Business Corporation Law, indemnify any person who was or is a party or threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or officer of the corporation or is or was serving at the request of the corporation as a director or officer of any other corporation or enterprise. Such right of indemnification shall inure to the benefit of the heirs, executors, administrators and personal representatives of such a person.

        SECTION 10.02. PERMISSIVE SUPPLEMENTARY BENEFITS. The corporation may, but shall not be required to, supplement the right of indemnification under Section 10.01 by (a) the purchase of insurance on behalf of any one or more of such persons, whether or not the corporation would be obligated to indemnify such person under Section 10.01, (b) individual or group indemnification agreements with any one or more of such persons and (c) advances for related expenses of such a person.

    SECTION 10.03. AMENDMENT. This Article X may be amended or repealed only by a vote of the shareholders and not by a vote of the Board of Directors.

                                  ARTICLE XI
                                  ----------
                                  Amendments
                                  ----------

    These bylaws may be altered, amended or repealed and new bylaws may be adopted by the Board of Directors or by the Shareholders at any annual or special meeting.

                                  ARTICLE XII
                                  -----------
                            Shareholders' Agreement
                            -----------------------

    Notwithstanding anything contained herein to the contrary, the provisions of these Bylaws shall be subject to the provisions of any shareholders' agreement to which the corporation is a party, which in the case of a conflict, shall control.

                                  ARTICLE XIII
                                  ------------
                                  Construction
                                  ------------
    When used herein, the male gender shall include the female gender and the plural shall include the singular as is appropriate.

 [logo]                                                              EXHIBIT N
FINANCIAL SERVICES LTD.

                                                  May 2, 1995


Confidential
------------
Mr. Stuart Hollander, Chairman
World Communications, Inc.
11656 Lilburn Park Rd.
St. Louis, Missouri 63146

Dear Mr. Hollander:

Under the terms of this agreement (the "Agreement") M&M Financial Services, Ltd. ("M&M") is hereby authorized to represent World Communications, Inc.
and its Subsidiaries ("WCI") as its financial advisor in connection with the contemplated sale of the assets of the business to PhoneTel Technologies, Inc. ("PhoneTel").

I   Performance of Services
-   -----------------------
Under this Agreement, M & M will work with WCI and use its best efforts to provide ongoing financial advisory services. The anticipated scope of the engagement is as follows:

A. To advise and assist WCI in screening and analyzing potential offers from PhoneTel;

B. To discuss with WCI representatives various alternative financial strategies which may be implemented in order to create the greatest asset value of WCI. M & M will assist in the evaluation of these strategies and provide advice as to the manner in which to structure and implement plans designed to finalize the stated objective;

C. To develop judgments as to relative values and financial implications to WCI of any proposed transaction and then in consultation with WCI and legal, accounting, and/or tax counselors, advise WCI on appropriate negotiating strategies.

II  Representation Period
--  ---------------------
This Agreement will become effective as of May 2, 1995 and continue for a period of six (6) months. This Agreement shall continue indefinitely thereafter until such time as either party terminates this appointment by giving ten (10) days written notice of such termination to the other party.

Mr. Stuart Hollander, Chairman
May 2, 1995
Page Two

III  Compensation of Services
---  ------------------------
A. If a sale is consummated with PhoneTel, WCI agrees to pay to M & M for its services a sum at closing calculated on the basis of the following Lehman formula:
             5% of the first $1 million in Transaction Value, plus;
             4% of the second $1 million in Transaction Value, plus;
             3% of the third $1 million in Transaction Value, plus;
             2% of the fourth $1 million in Transaction Value, plus;
             1% of any Transaction Value paid in excess of $4 million

Transaction Value is defined as follows:
The total proceeds and other considerations received (which shall be deemed to include amounts deferred and/or paid into escrow) by PhoneTel upon the consummation of the Acquisition (including payments made in installments, contingent or otherwise), inclusive of cash, securities, notes or other property (fair market value thereof to be mutually agreed upon) plus the total value of any liabilities assumed in an asset transaction.

B. Robert L. Mitchusson will represent M & M in meetings with PhoneTel when specifically requested to do so by authorized representatives of WCI. The charge for his services will be calculated on the basis of $150 per hour and will be paid on a monthly basis by WCI upon receipt of M & M's billing. However, the aggregate paid by WCI for this service, excluding out-of-pocket expenses, will be applied as a credit against the success fee set forth in (A) above, along with an additional credit of $47,530 representing fees billed through March 31, 1995 for services rendered on other related projects.

IV    Disclosure
--    ----------
WCI agrees to provide M & M, among other things, all reasonable information requested or reasonably required by M & M, including but not limited to information concerning historical and projected financial results and possible and known litigious, environmental and other contingent liabilities. WCI will promptly advise M & M of any material changes in its business or finances during the term of this agreement. If M & M is requested by WCI to return WCI prepared information at the end of the Representation Period of this Agreement, M & M will promptly comply. The provisions of this paragraph IV shall survive the termination and expiration of this agreement.

V    Indemnification
-    ---------------
WCI agrees to indemnify M & M and its representatives against any liability, claim and damage

Stuart Hollander, Chairman
May 2, 1995
Page Three

(including attorneys' fees) arising out of the actions, communications, negotiations, and performance under the terms of this agreement in connection with PhoneTel or related third parties.

VI    Public Notice
--    -------------
WCI authorizes M & M to make public notice, at M & M's expense, of any transaction concluded under this Agreement. Any such public notice shall be subject to prior approval of WCI which will not be unreasonably withheld.

VII    Entire Understanding
---    --------------------
This Agreement sets forth the entire understanding of the parties relating to the subject matter hereof and supersedes and cancels any prior communications, understandings, and agreements between the parties. This Agreement cannot be modified or changed, nor can any of its provisions be waived except by written agreement signed by all parties hereto.

VIII  Governing Laws and Jurisdiction
----  -------------------------------
This Agreement shall be governed by and construed to be in accordance with the laws of the State of Missouri applicable to contracts made and to be performed solely in such State by citizens thereof. Any dispute arising out of this Agreement shall be adjudicated in the courts of the State of Missouri of process upon them by registered or certified mail at the addresses shown in this Agreement shall be deemed adequate and lawful. The parties hereto shall deliver notices to each other by personal delivery or by registered mail (return receipt requested) at the addresses set forth above.

IX  Acceptance
--  ----------
Please confirm that the foregoing is in accordance with your understanding by signing on behalf of WCI and by returning an executed copy of this Agreement, whereupon it shall become a binding agreement between WCI and M & M.

                                            Very truly yours,


                                            Robert L. Mitchusson

                                            Robert L. Mitchusson
                                            Chairman

Accepted and Agreed to:

by    SH                                        5/2/95
   ---------------------------              ------------------------------
   Stuart Hollander                         Date

                                                                       EXHIBIT O
                    U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, DC 20549
                                  FORM 10-QSB

(Mark One)


 X   Quarterly report Under Section 13 or 15(d) of the Securities Exchange Act
---  of 1934

For the quarterly period ended  June 30, 1995
                               ---------------
     Transition report under Section 13 or 15(d) of the Exchange Act
---

For the transition period from                     to
                               -------------------    ---------------------

Commission file number     0-16715
                       --------------

                            PHONETEL TECHNOLOGIES, INC.
  -------------------------------------------------------------------------
      (Exact Name of Small Business Issuer as Specified in its Charter)


              OHIO                                       34-1462198
  ----------------------------------             --------------------------
   (State or Other Jurisdiction of                    (I.R.S. Employer
    Incorporation or Organization)                   Identification No.)

    1127 Euclid Avenue. 650 Statler Office Tower Cleveland, OH 44115-1601
  -------------------------------------------------------------------------
                  (Address of Principal Executive Offices)

                               (216) 241-2555
  -------------------------------------------------------------------------
              (Issuer's Telephone Number, Including Area Code)


      Check whether the issuer: (1) filed all reports required to be filed by
Section 13 or 15(d) of the Exchange Act during the past 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.

Yes    X     No
     -----      -----

                     APPLICABLE ONLY TO CORPORATE ISSUERS

      State the number of shares outstanding of each of the issuer's classes of common equity, as of the latest practicable date: as of August 5, 1995,
                                                  ----------------------------
10,829,218 shares of the registrant's common stock, $.01 par value, were
------------------------------------------------------------------------------
outstanding.
------------------------------------------------------------------------------

      Traditional Small Business Disclosure Format (check one):

Yes    X     No
     -----      -----

                          PhoneTel Technologies, Inc.
                                  Form 10-QSB
                          Quarter Ended June 30, 1995



                                     INDEX
                                                                       Page No.




PART I.   FINANCIAL INFORMATION

          Item 1. Financial Statements

                 Balance Sheets as of June 30, 1995
                 and December 31, 1994 ................................   3

                 Statements of Operations for the
                 Three Months Ended June 30,
                 1995 and 1994 ........................................   4

                 Statements of Operations for the
                 Six Months Ended June 30, 1995 and 1994 ..............   5

                 Statements of Cash Flows for the
                 Six Months Ended June 30, 1995 and 1994 ..............   6

                 Notes to Financial Statements.........................   7

         Item 2. Management's Discussion and Analysis of
                 Financial Condition and Results of Operations.........   9


PART II. OTHER INFORMATION

         Item 4. Submission of Matters to a Vote of Security Holders ..  12

         Item 6. Exhibits and Reports on Form 8-K .....................  13

                  Signatures...........................................  13

                        PART I. FINANCIAL INFORMATION


ITEM 1.          FINANCIAL STATEMENTS


                          PHONETEL TECHNOLOGIES, INC.
                                BALANCE SHEETS

                                         June 30,             December 31,
                                           1995                   1994
                                        -----------           -----------
                                        (Unaudited)
Assets

Current assets:
    Cash                                $   357,657           $   478,756
    Accounts receivable, net                795,499               666,339
    Inventories                             516,086               363,531
    Prepaid expenses                         69,902                60,139
                                        -----------           -----------
       Total current assets               1,739,144             1,568,765


Property and equipment, net               4,778,515             4,931,308
Intangibles                               2,229,173             2,821,998
Other assets, net                           960,042               835,830
                                        -----------           -----------
                                        $ 9,706,874           $10,157,901
                                        ===========           ===========

Liabilities and Shareholders' Equity

Current liabilities:
    Current portion of long-term debt   $ 1,666,601           $ 1,814,760
    Current portion of obligations under
      capital leases                        102,126                94,343
    Accounts payable                      3,089,367             2,239,745
    Accrued expenses                        762,945             1,089,021
                                        -----------           -----------
       Total current liabilities          5,621,039             5,237,869

Long-term debt                            1,849,915             2,063,896

Obligations under capital leases            205,525               208,269

Total shareholders' equity (Note 3)       2,030,395             2,647,867
                                        -----------           -----------
                                          9,706,874           $10,157,901
                                        ===========           ===========

NOTE: The balance sheet at December 31, 1994 has been derived from the audited financial statements at that date, but does not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements.

  The accompanying notes are an integral part of these financial statements.


                          PHONETEL TECHNOLOGIES, INC.

                           STATEMENTS OF OPERATIONS
                                  (UNAUDITED)

                                          For the Three Months Ended June 30,
                                          ----------------------------------
                                                1995                1994
                                           ------------        ------------
Revenues:
  Coin calls                               $  2,664,224        $  2,198,392
  Operator services                           1,004,207           1,274,781
  Commissions                                   397,040             664,929
  Other                                          39,276              10,552
                                           ------------        ------------
                                              4,104,747           4,148,654
                                           ------------        ------------

Costs and expenses:
  Line and transmission charges               1,287,084           1,182,393
  Location commissions                          886,665             859,627
  Billing and collection                        255,880             256,980
  Depreciation and amortization                 731,591             663,922
  Other operating expenses                      775,347             799,437
  Selling, general and administrative           869,200             725,555
                                           ------------        ------------
                                              4,805,767           4,487,914
                                           ------------        ------------
  Loss from operations                         (701,020)           (339,260)

Interest expense                               (116,939)           (118,951)
Interest income                                   6,038               1,178
                                           ------------        ------------
Net Loss                                   $   (811,921)       $   (457,033)
                                           ============        ============

Less: Preferred stock dividend
  requirement                                   (77,417)            (72,995)
                                           ------------        ------------

Net loss applicable to common
  shareholders                             $   (889,338)       $   (530,028)
                                           ============        ============

Net loss per common share                  $       (.09)       $       (.06)
                                           ============        ============

Weighted average number of shares             9,888,345           8,886,743
                                           ============        ============






  The accompanying notes are an integral part of these financial statements.

                          PHONETEL TECHNOLOGIES, INC.

                           STATEMENTS OF OPERATIONS
                                  (UNAUDITED)
                                        For the Six Months Ended June 30,
                                        ---------------------------------
                                            1995                 1994
                                        ------------         ------------
Revenues:
  Coin calls                            $  4,995,329         $  3,399,063
  Operator services                        2,008,055            2,670,829
  Commissions                                810,224              777,031
  Other                                       64,454               47,515
                                        ------------         ------------
                                           7,878,062            6,894,438
                                        ------------         ------------

Costs and expenses:
  Line and transmission charges            2,404,149            1,893,381
  Location commissions                     1,516,365            1,512,980
  Billing and collection                     513,188              528,858
  Depreciation and amortization            1,432,491              898,295
  Other operating expenses                 1,716,983            1,389,280
  Selling, general and administrative      1,494,244            1,354,260
                                        ------------         ------------
                                           9,077,420            7,577,054
                                        ------------         ------------
  Loss from operations                    (1,199,358)            (682,616)

Interest expense                            (220,230)            (176,181)
Interest income                                6,588                2,446
                                        ------------         ------------
Net Loss                                $ (1,413,000)        $   (856,351)
                                        ============         ============

Less: Preferred stock dividend
  requirement                               (154,834)            (145,990)
                                        ------------         ------------

Net loss applicable to common
  shareholders                          $ (1,567,834)        $ (1,002,341)
                                        ============         ============

Net loss per common share               $       (.16)        $       (.12)
                                        ============         ============

Weighted average number of shares          9,516,845            8,539,032
                                        ============         ============




 The accompanying notes are an integral part of these financial statements.

                         PHONETEL TECHNOLOGIES, INC.

                           STATEMENTS OF CASH FLOWS
                                 (UNAUDITED)

                                               For the Six Months Ended June 30,
                                              ----------------------------------
                                                     1995             1994
                                                  -----------    ------------
Cash flows provided by (used in)
 operating activities:
   Net loss                                       $(1,413,000)   $   (856,351)
   Adjustments to reconcile net loss
   to net cash flow from
   operating activities:
     Depreciation and amortization                  1,432,491         898,295
     Stock and stock awards issued                     61,160          17,500
     Changes in assets and liabilities:
        Accounts receivable                          (129,160)       (547,338)
        Inventories                                  (152,555)       (115,698)
        Prepaid expenses                               (9,763)         10,851
        Intangibles and other assets                 (264,296)       (267,516)
        Accounts payable and accrued expenses         523,546       1,320,426
                                                  -----------     -----------
                                                       48,423         460,169
                                                  -----------     -----------
Cash flows provided by (used in)
  investing activities:
 Acquisition of Alpha Pay Phones-IV, L.P.                   -      (2,143,119)
 Purchases of property and equipment, net             (68,071)        (32,880)
                                                  -----------     -----------
                                                      (68,071)     (2,175,999)
                                                  -----------     -----------

Cash flows provided by (used in)
  financing activities:
   Proceeds from issuance of Common Stock             690,000       1,474,999
   Dividends paid                                     (40,375)              -
   Debt financing costs                                     -         (70,000)
   Equity financing costs                             (52,935)       (104,689)
   Proceeds from warrant and option
     exercises                                         20,000         553,460
   Proceeds from debt issuances                       200,000       1,400,000
   Principal payments on borrowings                  (918,141)     (1,442,307)
                                                  -----------     -----------
                                                     (101,451)      1,811,463
                                                  -----------     -----------

Increase (decrease) in cash                          (121,099)         95,633

Cash:
  At beginning of period                              478,756          83,555
                                                  -----------     -----------
  At end of period                                $   357,657    $    179,188
                                                  ===========     ===========





  The accompanying notes are an integral part of these financial statements.

                          PHONETEL TECHNOLOGIES, INC.

                         NOTES TO FINANCIAL STATEMENTS

NOTE 1 - Basis of Presentation
==============================================================================

The accompanying unaudited financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information. Accordingly. they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring adjustments) considered necessary for a fair presentation have been included. For further information, refer to the Financial Statements and Notes thereto included in the Company's Annual Report on Form 10-KSB for the year ended December 31, 1994.


NOTE 2 - Financial Condition
==============================================================================

On March 25, 1994, the Company acquired substantially all of the assets of Alpha Pay Phones-IV, L.P. ("Alpha"), a Delaware limited partnership. The acquired assets included 2,155 installed telephones. This acquisition was accounted for using the purchase method and, accordingly, the purchase price was allocated to net assets acquired based on their estimated fair values.

The purchase price was $5,598,874, of which $2,334,216 was paid in cash. To fund in part the cash payment with respect to the acquisition of assets, the Company borrowed $1,400,000. The balance of the purchase price was satisfied by the Company's assumption of obligations of Alpha to U.S. Long Distance, Inc. ("USLD") in the aggregate amount of $2,164,083 and the Company's purchase money notes to Alpha in the amount of $1,100,620.

At June 30, 1995 the following notes, related to the acquisition of Alpha assets, were classified as current liabilities:

                            USLD                   $  319,405
                            Alpha                     302,030
                            Third parties             124,614
                                                   ----------
                                                   $  746,049
                                                   ==========

The Company had a working capital deficit of $3,881,895 at June 30,1995 compared to a working capital deficit of $3,669,104 at December 31, 1994, an increase of $212,791.

The Company is in active negotiations to secure additional commitments for long-term debt. These additional funds along with ongoing positive cash flows should be sufficient to assure that the Company can meet its current obligations and maintain modest sales growth. Management believes, but cannot assure, it will receive commitments for additional funds.

The Company's long-term viability. however, is contingent upon either restructuring its debt, selling off assets, merger with another company or its ability to raise additional capital. Of these options, it is the intention of the Company to raise additional capital for restructuring the balance sheet and allow for additional growth. Growth will add to the likelihood of the long-term viability of the Company by properly utilizing an asset base and operator and general administration infrastructure that is currently underutilized.

The Company has the following plans to generate these additional funds. The Company is in active negotiations with various sources to secure financing. The Company has received firm commitments from its major pay telephone suppliers to finance the purchase of 2,000 pay telephones over the next eighteen months at competitive rates. The Company continues to actively pursue private financing of the equipment and other costs involved in pay telephone installations and acquisitions of pay telephone routes. The Company has retained the services of a financial advisor, Brenner Securities Corporation, that has committed to a project of raising new capital for the Company. This capital could be a combination of senior secured financing, mezzanine financing and/or equity. This project is actively in progress with the expectation of having the funding secured by autumn 1995. Management believes, but cannot assure, the capital funding will be secured.

Management believes, but cannot assure, that cash flows from operations, the proceeds from the financing discussed above and other financial alternatives will allow the Company to sustain its operations and meet its obligations through the third quarter of 1996.

NOTE 3 - Shareholders' Equity
==============================================================================
As of June 30,1995 and December 31, 1994 shareholders' equity consisted of the following:

                                                    June 30,     December 31,
                                                      1995           1994
                                                   ---------     ------------
10% Cumulative Redeemable Preferred Stock
($1,000 stated value - 3,880 shares authorized;
1,496 shares issued and outstanding at
June 30, 1995 and December 31, 1994)              $         1     $         1

8% Cumulative Redeemable Preferred Stock
($100 stated value - 16,000 shares
authorized; 12,200 shares issued and
outstanding at June 30, 1995 and
December 31, 1994)                                    981,084         981,084

7% Cumulative Convertible Redeemable Preferred
Stock ($100 stated value - 2,500 shares
authorized, issued and outstanding at
June 30, 1995 and December 31, 1994)                  200,000         200,000

Common Stock ($0.01 par value - 22,500,00
shares authorized; 10,391,585 and 9,132,940
shares issued and outstanding at June 30, 1995
and December 31, 1994)                                103,914          91,328

Additional paid-in capital                          9,502,575       8,679,258

Accumulated deficit                                (8,757,179)     (7,303,804)
                                                  ----------      -----------
                                                  $ 2,030,395     $ 2,647,867
                                                  ===========     ===========



The following transactions occurred during the six month period ended June 30, 1995 increasing shareholders' equity.

In March 1995, options to purchase 20,000 shares of the Company's Common Stock were exercised. Proceeds from this option exercise were used to reduce amounts owed by the Company for equity financing costs.

In May, the Company sold 825,000 shares of unregistered Common Stock in private sales. Proceeds from the sales were $690,000.

In other equity transactions, 30,000 shares of the Company's Common Stock were issued as consideration for services, and 45,200 shares of Common Stock were issued under the Executive Incentive Plan, in lieu of cash payments.

All of the stock transactions reported were made at what the Company believed to be the fair market value on the date the contractual obligations were entered into.


ITEM 2.       MANAGEMENT'S DISCUSSION AND ANALYSIS OF
              FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Liquidity and Capital Resources

On March 25, 1994, the Company acquired substantially all of the assets of Alpha Pay Phones-IV, L.P. ("Alpha"), a Delaware limited partnership. The acquired assets included 2,155 installed telephones. This acquisition was accounted for using the purchase method and, accordingly, the purchase price was allocated to net assets acquired based on their estimated fair values.

The purchase price was $5,598,874, of which $2,334,216 was paid in cash. To fund in part the cash payment with respect to the acquisition of assets, the Company borrowed $1,400,000. The balance of the purchase price was satisfied by the Company's assumption of obligations of Alpha to U.S. Long Distance, Inc. ("USLD") in the aggregate amount of $2,164,083 and the Company's purchase money notes to Alpha in the amount of $1,100,620.

At June 30, 1995 the following notes, related to the Acquisition of Alpha assets, were classified as current liabilities:

                            USLD                   $  319,405
                            Alpha                     302,030
                            Third parties             124,614
                                                   ----------
                                                   $  746,049
                                                   ==========

The Company had a working capital deficit of $3,881,895, at June 30,1995 compared to a working capital deficit of $3,669,104 at December 31, 1994, an increase of $212,791.

The Company is in active negotiations to secure additional commitments for long-term debt. These additional funds along with ongoing positive cash flows should be sufficient to assure that the Company can meet its current obligations and maintain modest sales growth. Management believes, but cannot assure, it will receive commitments for additional funds.

The Company's long-term viability, however, is contingent upon either restructuring its debt, selling off assets, merging with another company or its ability to raise additional capital. Of these options, it is the intention of the Company to raise additional capital for restructuring the balance sheet and allow for additional growth. Growth will add to the likelihood of the long-term viability of the Company by properly utilizing an asset base and operator and general administration infrastructure that is currently underutilized.

The Company has the following plans to generate these additional funds. The Company is in active negotiations with various sources to secure financing. The Company has received firm commitments from its major pay telephone suppliers to finance the purchase of 2,000 pay telephones over the next eighteen months at competitive rates. The Company continues to actively pursue private financing of the equipment and other costs involved in pay telephone installations and acquisitions of pay telephone routes. The Company has retained the services of a financial advisor, Brenner Securities Corporation, that has committed to a project of raising new capital for the Company. This capital could be a combination of senior secured financing, mezzanine financing and/or equity. This project is actively in progress with the expectation of having the funding secured by autumn 1995. Management believes, but cannot assure, the capital funding will be secured.

Management believes, but cannot assure, that cash flows from operations, the proceeds from the financing discussed above and other financial alternatives will allow the Company to sustain its operations and meet its obligations through the third quarter of 1996.


Results of Operations


At June 30, 1995 the Company had approximately 5,038 Company owned pay telephones installed and 21 phones owned by others at various locations, but managed by the Company under its national and regional account management programs, compared to 4,481 Company owned pay telephones and 127 managed phones at June 30, 1994. Additionally, at June 30,1995 the Company provided long distance operator service to approximately 4,500 pay telephones (including Company-owned phones) and hotel and hospital room phones compared to approximately 7,193 telephones as of June 30, 1994.


Revenue


Revenue from coin calls increased 21% for the quarter to $2,664,224 in 1995 from $2,198,392 for the same period in 1994. Revenues from coin calls increased approximately 47% for the six months ended June 30, 1995 to $4,995,329 from $3,399,063 in 1994. These increases are primarily attributable to an increase in the average number of pay telephones in service to 5,001 for the three months ended June 30, 1995 from 4,445 for the comparable period in 1994 and to 4,938 for the first half of 1995 from 3,360 for the comparable period in 1994. Revenues per phone have also increased as a result of management's program to isolate and redeploy low revenue and/or unprofitable phones to higher revenue producing sites.

Operator service revenue decreased 21% for the quarter ended June 30, 1995 to $1,004,207 from $1,274,781 in 1994, and decreased 25% for the six months ended June 30, 1995 to $2,008,055 from $2,670,829 in 1994. These decreases were primarily the result of a decrease in the number of phones to which the Company provides operator services through presubscription arrangements and aggressive dial-around advertising of AT&T, Sprint and MCI. The Company expects that the revenues will stabilize in 1995.

Commission revenue decreased to $397.040 for the quarter ended June 30, 1995 from $664.929 for the comparable period in 1994. Commission revenue increased slightly for the six months ended June 30, 1995 to $810,224 from $777,031 for the comparable period in 1994. The decrease in commission revenue for the quarter is attributable to a decrease in the commissions paid by USLD. USLD provides operator services to the telephones acquired from Alpha and pays the Company a commission. The number of telephones for which USLD provides operator service has decreased due to management's program of isolating low revenue and/or unprofitable phones and redeploying them to higher revenue sites. Operator service usage for these telephones has also decreased due to the introduction of a Company program which charges customers $0.75 in coin for a three minute, long distance call anywhere in the continental United States, thus diverting operator assisted calling. Also, aggressive dial-around advertising by AT&T, Sprint and MCI has contributed to this decrease.

Costs and Expenses

Line and transmission charges increased to 31.4% of total revenue for the quarter and 30.5% for the six months ended June 30, 1995 compared to 28.5% and 27.5% for the comparable period in 1994 as a result, in part, from increased coin revenue from the $0.75 per three minute long distance program as well as increases in certain local telephone company line charges. Management expects that the increased volume on the $0.75 per three minute long distance calls program will cause the line and transmission charges, as a percent of revenue, to remain steady or increase slightly in the future. However, this program reduces billing and collection and operator service costs.


Location commissions have remained relatively constant at approximately 21% of total revenue for the quarters ended March 31, 1995 and 1994. Location commissions decreased to 19.3% of total revenue for the six months ended June 30,1995 as compared to 21.9% for the comparable period in 1994 as a result of renegotiating the location agreements acquired from the Alpha acquisition. Location commissions may increase in the future due to increased competition, however, such costs, as a percentage of total revenues, should stabilize as the industry matures.


Billing and collection costs have remained constant at 6.2% of total revenue for the quarters ended March 31,1995 and 1994, while decreasing to 6.5% of total revenue for six months ended June 30,1995 from 7.7% for the comparable period in 1994 primarily due to the introduction of new system software and procedures which help manage costs and control expenses. Billing and collection costs are expected to remain constant as a percentage of total revenue or perhaps decrease as the volume of the $0.75 per three minute long distance coin calls increase since these do not require billing and collection.


Depreciation and amortization increased to $731,591 for the quarter ended June 30, 1995 from $663,922 in 1994, and increased to $1,432,491 for the six month period ended June 30,1995 from $898,295 in 1994. This increase was primarily due to the Company's acquisition of Alpha assets at the end of the first quarter 1994 and expansion of its pay telephone base which included purchases of additional computer equipment, service vehicles and software which were made to accommodate the Company's growth.


Other operating expenses as a percent of total revenue have remained constant at 19% for the quarters ended June 30, 1995 and 1994, and increased slightly to 21.8% for the six months ended June 30, 1995 from 20.2% for the comparable period in 1994. The increase for the first half of 1995 is attributable to the addition of the Alpha assets, new operations in Texas, the establishment of Florida and Nevada sales offices, an increase in the Company's pay telephone base and additional personnel to accommodate increased business. Total operating expenses are expected to remain stable in the foreseeable future and are expected to decrease as a percentage of total revenues.

Selling, general and administrative expenses increased to 21.2% of total revenue for the quarter ended June 30, 1995 from 17.5% for the comparable period in 1994, and remained constant at approximately 19% for the first half of 1995 compared to 1994. The increase for the quarter is partially due to the payment certain of executive bonuses, and increased marketing and sales efforts. The Company has begun a program to reduce selling, general and administrative expenses.

Interest expense decreased to $116,939 for the quarter ended June 30, 1995 from $118,951 for the comparable period in 1994. For the six months ended June 30, 1995, interest expense increased to $220,230 from $176,181 for the comparable period in 1994 due to financing obtained for the Alpha acquisition.


Impact of Seasonality


The seasonality of the Company's revenues from installed pay telephones, reselling operator assisted long distance services, and national and regional account management parallels that of the location from which the calls are placed. Since a large concentration of these telephones are in shopping malls, the greatest portion of the Company's revenue is earned in the fourth quarter due to the increased holiday traffic.


Impact of Inflation


Inflation has not had a significant impact on the Company. It is possible that during inflationary periods, the basic line charges may increase while public utilities commissions or the Federal Communications Commission may not allow increases in charges to customers.




                            PART II. OTHER INFORMATION

ITEM 4.       SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

At the Annual Meeting of Shareholders held on June 30,1995, the shareholders of record on May 15, 1995, approved election to the Company's Board of Directors as follows: Jerry H. Burger (5,483,693 affirmative votes and 1,323,379 votes against), George H. Henry (6,637,114 affirmative votes and 169,958 votes against), Bernard Mandel (5,485,693 affirmative votes and 1,321,379 votes against), Lonzo Coleman (6,588,612 affirmative votes and 218,460 votes against) and Daniel J. Moos (6,637,114 affirmative votes and 169,958 votes against).

Also, approved (5,423,683 affirmative votes, 1,280,325 votes against and 99,064 votes abstaining) was an amendment to the Articles of Incorporation providing far a reverse split of the Company's Common Stock whereby six shares shall be changed into one share. The Board of Directors shall, at its discretion, cause this amendment to become effective subsequent to such time as the Board of Directors has determined that the reverse stock split would assist the Company in increasing the marketability of its Common Stock.

ITEM 6.       EXHIBITS AND REPORTS ON FORM 8-K

      (a)     Exhibits:


                     None





                                  SIGNATURES

In accordance with the requirements of the Exchange Act, the registrant has caused this report to be signed on its behalf by the undersigned thereunto duly authorized.




                                          PHONETEL TECHNOLOGIES, INC.



Date: August 5, 1995                      /s/ Daniel J. Moos
                                          -------------------------
                                          Daniel J. Moos
                                          Senior Vice President and
                                          Chief Financial Officer

                                                        EXHIBIT P
                              BRENNER SECURITIES
                                 CORPORATION
                      Two World Trade Center, Suite 3826
                              New York, NY 10048
                              (212) 839-7300 Tel
                              (212) 839-7339 Fax

April 20, 1995


Mr. Daniel J. Moos
Chief Financial Officer
PhoneTel Technologies, Inc.
650 Statler Office Tower
1127 Euclid Avenue
Cleveland, Ohio 44115

Dear Mr. Moos:

           This letter confirms our understanding that PhoneTel Technologies, Inc. (the "Company") has engaged Brenner Securities Corporation ("Brenner") to act as its exclusive financial advisor with respect to a potential merger with., or acquisition of (the "Transaction") World Communications, Inc. (the "Target")

           The following services will be provided by Brenner pursuant to this engagement:

           - Analysis and valuation of the terms of the. Transaction, it being understood that Brenner will rely entirely upon information provided by the Company and the Target and their respective officers, directors, accountants and counsel which Brenner deems appropriate, without any independent investigation or verification thereof; and

           -     Assistance in structuring and negotiating the Transaction.

           The Company will compensate Brenner for its role as financial advisor as follows:

           (a) if during the term of this Agreement or 12 months after termination of this Agreement as discussed below, a Transaction is consummated, the Company agrees to pay Brenner, at the time of the closing of the Transaction (the "Closing"), a transaction fee (the "Transaction Fee") equal to $250,000 cash and warrants (the "Warrants") to purchase a number of shares of the surviving entity's Common Stock that equals 5% of the number of shares outstanding on a fully diluted basis, after giving effect to the

                 Transaction and the exercise of the Warrants. The Warrants shall be exercisable at any time during the 5 year period from date of issuance at an exercise price equal to the fair market value of the Company's Common Stock at the time of the issuance. The Warrants shall contain reasonable "piggyback" and "demand" registration rights and may be assigned in whole or in part to the employees and affiliates of Brenner.

           (b) Reimbursement periodically for all reasonable out-of-pocket expenses incurred in connection with its role hereunder, including, without limitation, reasonable attorneys' fees and disbursements, and the fees and disbursements of any other advisor retained by Brenner with the prior approval of the Company.

           No advice rendered by Brenner, whether formal or informal, may be disclosed in whole or in part, or summarized, excerpted from or otherwise publicly referred to, without Brenner's prior written consent In addition, Brenner may not be otherwise publicly referred to without their prior written consent unless such public reference is, in your opinion, legally required.

           Since Brenner will be acting on behalf of the Company in connection with its engagement hereunder, the Company has entered into a separate letter agreement attached hereto, providing for the indemnification by the Company of Brenner and certain related entities.

           As you know, Brenner is a full service securities firms and as such may from time to time effect transactions, for its own account or the account of customers, and hold positions in securities or options on securities of the Company.

           As is conventional in such transactions, Brenner will be engaged by the Company during the term hereof, and will be entitled to the Transaction Fee referred to in paragraph (a) in the event of a Transaction even if the Company approaches the Target during the term hereof directly or through an intermediary other than Brenner. Brenner's engagement hereunder may be terminated at any time with or without cause by either Brenner or the Company upon 10 days' written notice thereof to the other party; provided, however, that Brenner will continue to be entitled to (i) the full amount of the Transaction Fee pursuant to the terms and conditions set forth in paragraph (a) above in the event that at any time prior to the expiration of 12 months after such termination, a Transaction is consummated, (ii) the fees and expenses to the extent provided in paragraph (b) above, and (iii) indemnification of Brenner and certain related entities with respect to actions and omissions occurring prior to such termination as provided in the separate letter agreement referred to above.

           We are delighted to accept this engagement and look forward to working with you on this assignment. P[ease confirm that the foregoing is in accordance with your understanding by signing and returning to us the enclosed duplicate of this Agreement.



Very truly yours,

BRENNER SECURITIES
CORPORATION


By:
    -----------------------
Name:
Title:

Accepted and Agreed to:

PHONETEL TECHNOLOGIES, INC.


By:   /s/ Daniel Moos
    -----------------------
Name:  DANIEL MOOS
Title: SUP & CFO

                                                                EXHIBIT Q

                         REGISTRATION RIGHTS AGREEMENT
                         -----------------------------

        THIS REGISTRATION RIGHTS AGREEMENT (the "Agreement") made and entered into this 22nd day of September, 1995, by and between PhoneTel Technologies, Inc., an Ohio corporation ("PhoneTel") and World Communications, Inc., a Missouri corporation ("WCI").

        WHEREAS, PhoneTel and WCI are parties to the Agreement and Plan of Merger of even date herewith (the "Merger Agreement") pursuant to which WCI will merge with and into a wholly owned subsidiary of PhoneTel (the "Merger") and the shareholders of WCI will receive shares of PhoneTel common stock $.01 par value ("PhoneTel Common Shares") and 10% Non-Voting Preferred Stock, without par value, $100 stated value, of PhoneTel ("PhoneTel Preferred Shares"); and

        WHEREAS, the shareholders of WCI have requested that, in connection with the Merger Agreement, PhoneTel provide a means of registering PhoneTel Common Shares under the Securities Act of 1933, as amended (the "Securities Act"), and PhoneTel is willing to provide such registration as provided herein;

        NOW, THEREFORE, in consideration of the premises and the agreements herein contained, the parties hereto agree as follows:


        1. SHELF REGISTRATION. As promptly as practicable, PhoneTel shall file and use all reasonable efforts to cause to be declared effective a "shelf" registration statement (the "Shelf Registration Statement") on any appropriate form pursuant to Rule 415 (or similar rule that may be adopted by the Securities and Exchange Commission (the "SEC") under the Securities Act for all the PhoneTel Common Shares (i) issued in connection with the Merger, (ii) issuable upon conversion of the PhoneTel Preferred Shares and (iii) issued or distributed in respect of such PhoneTel Common Shares by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, reorganization, merger, consolidation or otherwise (collectively such PhoneTel Common Shares shall hereinafter be referred to as the "Registrable Securities"), which form shall be available for the sale of the Registrable Securities in accordance with the intended method or methods of distribution thereof; PROVIDED, HOWEVER, that PhoneTel's obligations under this Section 1 shall not commence until the later of (i) 90 days following the closing of a public primary equity offering by PhoneTel or (ii) such later date acceptable to the managing underwriter or underwriters, if any, of such offering. PhoneTel agrees to use its best efforts to keep the Shelf Registration Statement continuously effective and usable for resale of Registrable Securities, for a period of twenty-four (24) months from the date on which the SEC declares the Shelf Registration Statement effective or such shorter period which will terminate when all the Registrable Securities covered by the Shelf Registration Statement cease to be Registrable Securities (such period shall hereinafter be referred to as the "Effective Period"); PROVIDED, HOWEVER, that PhoneTel may elect that the Shelf Registration Statement not be usable during any Blackout Period (as defined in Section 2 below).

        2. BLACKOUT PERIOD. PhoneTel shall be entitled to elect that the Shelf Registration Statement not be usable, for a reasonable period of time, but not in excess of 90 days (a "Blackout Period"), if PhoneTel determines in good faith that the use of the Shelf Registration Statement or related prospectus) would interfere with any pending financing, acquisition, corporate reorganization or any other corporate development involving PhoneTel or any of its subsidiaries or would require premature disclosure thereof and promptly gives the holders of Registrable Securities written notice of such determination, containing a general statement of the reasons for such postponement or restriction on use and an approximation of the anticipated delay; PROVIDED, HOWEVER, that the aggregate number of days included in all Blackout Periods during any consecutive 12 months during the Effective Period shall not exceed 180 days.

        3.   PIGGYBACK REGISTRATIONS.
             -----------------------
                        (a) RIGHT TO PIGGYBACK. Whenever PhoneTel proposes to register any of its equity securities under the Securities Act (other than the first registration after the date hereof) and the registration form to be used may be used for the registration of Registrable Securities (a "Piggy-back Registration"), PhoneTel will give prompt written notice (in any event within five business days after its receipt of notice of any exercise of other demand registration rights) to all holders of Registrable Securities of its intention to effect such a registration and will, subject to paragraphs (b), (c) and (d) below, include in such registration all Registrable Securities with respect to which PhoneTel has received written requests for inclusion therein within 15 days after the receipt of PhoneTel's notice.

                       (b) PRIORITY ON PRIMARY REGISTRATIONS. If a Piggyback Registration is an underwritten primary registration on behalf of PhoneTel (whether or not also on behalf of holders of PhoneTel's securities), and the managing underwriters advise PhoneTel in writing that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold in such offering, PhoneTel will include in such registration (i) first, the securities PhoneTel proposes to sell, (ii) second, the Registrable Securities requested to be included in such registration, pro rata among the holders of such Registrable Securities on the basis of the number of shares then owned by such holders, and (iii) third, other securities requested to be included in such registration.

                       (c) PRIORITY ON SECONDARY REGISTRATIONS. If a Piggyback Registration is an underwritten secondary registration on behalf of holders of PhoneTel's securities, and the managing underwriters advise PhoneTel in writing that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold in such offering, PhoneTel will include in such registration (i) first, the securities requested to be included therein by the holders demanding such registration,
                  (ii) second, the Registrable Securities requested to be included in such registration, pro rata among such holders on the basis of the number of shares then owned by each such holder and (iii) third, ocher securities requested to be included in such registration.

                        (d) Nothing in this Section 3 will prohibit PhoneTel from determining, at any time, not to file a registration statement or, if filed, to withdraw such registration or terminate the registration related thereto.

        4. SELECTION OF UNDERWRITERS. If any offering pursuant to a Registration Statement is an underwritten offering, PhoneTel will select a managing underwriter or underwriters to administer the offering.

        5. REGISTRATION EXPENSES. PhoneTel will pay all of its expenses in connection with the registration of Registrable Securities (including registration and filing fees, printing costs, listing fees and the fees and expenses of its counsel), and each holder shall pay all underwriting discounts and commissions and transfer taxes, if any, relating to the sale or disposition of such holder's Registrable Securities pursuant to any registration statement filed pursuant to paragraph (a) or (b) above (a "Registration Statement").

        6.   INDEMNIFICATION; CONTRIBUTION.

        (a) INDEMNIFICATION BY PHONETEL. PhoneTel agrees to indemnify each holder of Registrable Securities, the underwriters thereof, their respective officers and directors and each Person who controls any of the foregoing (within the meaning of the Securities Act), and any agent or investment adviser thereof against all losses, claims, damages, liabilities and expenses (including reasonable attorneys' fees and expenses of investigation) incurred by such party pursuant to any actual or threatened action, suit, proceeding or investigation arising out of or based upon (i) any untrue or alleged untrue statement of material fact contained in the Registration Statement, any prospectus or preliminary prospectus, or any amendment or supplement to any of the foregoing or (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus or a preliminary prospectus, in light of the circumstances then existing) not misleading, except in each case insofar as the same arise out of or are based upon, any such untrue statement or omission made in reliance on and in conformity with information with respect to such indemnified party furnished in writing to PhoneTel by such indemnified party or its counsel expressly for use therein. Notwithstanding the foregoing provisions of this paragraph (a), PhoneTel will not be liable to any holder of Registrable Securities, any Person who participates as an underwriter in the offering or sale of Registrable Securities or any other Person, if any, who controls such holder or underwriter (within the meaning of the Securities Act), under the indemnity agreement in this paragraph (a) for any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense that arises out of such holder's or other Person's failure to send or give a copy of the final prospectus to the Person asserting an untrue statement or alleged untrue statement or omission or alleged omission at or prior to the written confirmation of the sale of the Registrable Securities to such Person if such statement or omission was corrected in such final prospectus and PhoneTel has previously furnished copies thereof to such holder.

        (b) INDEMNIFICATION BY HOLDERS OF REGISTRABLE SECURITIES. In connection with the Registrartion Statement, each holder will furnish to PhoneTel in writing such information, including with respect to the name, address and the amount of Registrable Securities held by such holder, as PhoneTel reasonably requests for use in such Registration Statement or the related prospectus and agrees to indemnify and hold harmless PhoneTel, all other prospective holders or any underwriter, as the case may be, and any of their respective affiliates, directors, officers and controlling Persons (within the meaning of the Securities Act) against any losses, claims, damages, liabilities and expenses resulting from any untrue or alleged untrue statement of a material fact or any omission or alleged omission of a material fact required to be stated in such Registration Statement or prospectus or any amendment or supplement to either of them or necessary to make the statements therein (in the case of a prospectus, in the light of the circumstances then existing) not misleading, but only to the extent that any such untrue statement or omission is made in reliance on and in conformity with information with respect to such holder furnished in writing to PhoneTel by such holder or its counsel specifically for inclusion therein.

                (c)  CONDUCT OF INDEMNIFICATION PROCEEDINGS.   Any Person
    entitled to indemnification hereunder agrees to give prompt written notice to the indemnifying party after the receipt by such indemnified party of any written notice of the commencement of any action, suit, proceeding or investigation or threat thereof made in writing for which such indemnified party may claim indemnification or contribution pursuant to this Agreement (provided that failure to give such notification shall not affect the obligations of the indemnifying person pursuant to this Section 6 except to the extent the indemnifying party shall have been actually prejudiced as a result of such failure). In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under these indemnification provisions for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation, unless in the reasonable judgment of any indemnified party a conflict of interest is likely to exist between such indemnified party and any other of such indemnified parties with respect to such claim, in which event the indemnifying party shall be obligated to pay the reasonable fees and expenses of such additional counsel or counsels. The indemnifying party will not be subject to any liability for any settlement made without its consent (which will not be unreasonably withheld).

        (d) CONTRIBUTION. If the indemnification from the indemnifying party provided for in this Section 6 is unavailable to the indemnified party hereunder in respect of any losses, claims, damages, liabilities or expenses referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities and expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and indemnified party in connection with the actions which resulted in such losses, claims, damages, liabilities and expenses, as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such indemnifying party or indemnified party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in paragraph (c) above, any legal and other fees and expenses reasonably incurred by such indemnified party in connection with any investigation or proceeding.

        The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 6 were determined by PRO RATA allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this Section 6, no underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Registrable Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission, and no holder of Registrable Securities shall be required to contribute any amount in excess of the amount by which the total price at which the Registrable Securities of such holder were offered to the public (net of all underwriting discounts and commissions) exceeds the amount of any damages which such holder has otherwise been required to pay by reason of such untrue statement or omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

        If indemnification is available under this Section 6, the indemnifying parties shall indemnify each indemnified party to the full extent provided in Section 6(a) or (b), as the case may be, without regard to the relative fault of said indemnifying parties or indemnified party or any other equitable consideration provided for in this paragraph (d)

        7. PARTICIPATION IN UNDERWRITTEN REGISTRATIONS. No holder of Registrable Securities may participate in any underwritten offering hereunder unless such holder (i) agrees to sell such holder's securities on the basis provided in any underwriting arrangements approved by PhoneTel in its reasonable discretion and (ii) com pletes and executes all questionnaires, powers of attor-ney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements.

        8.  RULE 144.  For a period of three years following the date hereof
(or such shorter period as may permit the sale of Registrable Securities under Rule 144 under the Securities Act without regard to the require ment of "current public information") , PhoneTel covenants that it will file the reports required to be filed by it under the Securities Act and the Securities Exchange Act of 1934, as amended, and the rules and regulations adopted by the SEC thereunder (or, if PhoneTel is not required to file such reports, it will, upon the request of any holder of Registrable Securities, make publicly available other information so long as necessary to permit sales under Rule 144 under the Securities Act), and it will take such further action as any holder of Registrable Securities may reasonably request, all to the extent required from time to time to enable such holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (i) Rule 144 under the Securities Act, as such Rule may be amended from time to time, or (ii) any similar rule or regulation hereafter adopted by the SEC. Upon the request of any holder of Registrable Securities, PhoneTel will deliver to such holder a written statement as to whether it has complied with such requirements.

        9. REMEDIES. Each holder of Registrable Securities in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Agreement.

        10.  PARTIES IN INTEREST; NO THIRD PARTY BENEFICIARIES

        (a) This Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the parties hereto and their respective successors and permitted assigns. This Agreement and the rights and obligations of WCI, PhoneTel and the shareholders of WCI hereunder may not be assigned by any of the parties hereto without the prior written consent of the other parties.

        (b) This Agreement is not intended, nor shall it be construed, to confer any rights or remedies under or by reason of this Agreement upon any person except the parties hereto, the shareholders of WCI and their heirs, successors and permitted assigns.

        11. ENTIRE AGREEMENT. This Agreement embodies the entire agreement and understanding of the parties hereto in respect of the subject matter hereof. This Agreement supersedes all prior agreements, arrangements and understandings of the parties with respect to such subject matter.

        12. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

        13. HEADINGS. The section headings contained in this Agreement are for convenience only and shall not control or affect in any way the meaning or interpretation of the provisions of this Agreement.

        14. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Missouri without giving effect to the conflicts of law principles of such jurisdiction.

        15. NOTICES. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given at the time of delivery if personally delivered or telecopied (with confirmation of receipt), the next day, if delivered by nationally-recognized overnight express service, or five (5) days, if sent by registered or certified mail (postage prepaid, return receipt requested) to the parties at the following addresses:

          (a)  If to PhoneTel to:

               PhoneTel Technologies, Inc.
               650 Statler Office
               1127 Euclid Avenue
               Cleveland, Ohio 44115
               Telephone Number:   (216) 241-2555
               Facsimile Number:   (216) 241-2574
               Attn:  Daniel Moos

               with copy to:

               Skadden, Arps, Slate, Meagher & Flom
               919 Third Avenue
               New York, NY 10022
               Telephone Number:   (212) 735-3000
               Facsimile Number:   (212) 735-2000
               Attn:  N.J. Terris, Esq.

          (b)  If to WCI:

               World Communications, Inc.
               11656 Lilburn Park Road
               St. Louis, MO 63146
               Telephone Number:  (314) 993-0755
               Facsimile Number:  (314) 993-6245
               Attn:  Stuart Hollander
               with copy to:

               Blumenfeld, Kaplan & Sandweiss, P.C.
               168 North Meramec, Suite 400
               St. Louis, Missouri 63105
               Telephone Number:  (314) 863-0800
               Facsimile Number:  (314) 863-9388
               Attn:  Mark Z. Schraier, Esq.

or to such other address as the person to whom notice is to be given may have previously furnished to the other in writing in the manner set forth above, provided that notice of a change of address shall be deemed given only upon receipt.

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement, on the day and year first above written.


                              WORLD COMMUNICATIONS, INC.



                               By:
                                   --------------------------------
                                   Stuart Hollander, Chairman



                               PHONETEL TECHNOLOGIES, INC.



                               By:
                                   --------------------------------
                                   Name:
                                   Title:

                                    BYLAWS

                                      OF

                    NORTHERN FLORIDA TELEPHONE CORPORATION


                                   ARTICLE I
                                   ---------
                                    Offices
                                    -------
      The principal office of the Corporation shall be located at 1203 S.W. 12th Street, Suite D, Ocala, Florida 32674.

                                  ARTICLE Il
                                  ----------
                                 Shareholders
                                 ------------

      SECTION 2.01. PLACE OF MEETING. All meetings of the Shareholders shall be held at the office of the Corporation or at such other place within or without the State of Florida as may be designated by the President or the Board of Directors.

      SECTION 2.02. ANNUAL MEETING. Unless otherwise designated by the Board of Directors, the annual meeting of Shareholders, commencing with the year 1995, shall be held on the first Monday in June of each year if not a legal holiday, and if a legal holiday, then the day following, at 10:00 a.m., for the election of Directors and for the transaction of such other business as shall properly come before' the meeting.

      SECTION 2.03. SPECIAL MEETINGS. Special meetings of the Shareholders for any purpose or purposes may be called by the President or by the Board of Directors, or by the Secretary at the request in writing by Shareholders owning at least one-fifth (1/5) in amount of the entire capital stock of the Corporation issued and outstanding.

      SECTION 2.04. NOTICE OF MEETINGS. Written or printed notice of Shareholders' meetings shall be given in accordance with the laws of the State of Florida.

      SECTION 2.05. SHAREHOLDERS ENTITLED TO VOTE. The Board of Directors may prescribe a period not exceeding fifty (50) days prior to any meeting of the Shareholders during which no transfer of stock on the books of the Corporation may be made. The Board of Directors may fix a day not more than fifty (50) days prior to the holding of any meeting of the Shareholders as the day as of which Shareholders are entitled to notice of and to vote at such meeting.

      SECTION 2.06. QUORUM. The holders of a majority of the stock issued and outstanding, present in person or represented by proxy, shall be requisite and shall constitute a quorum at all meetings of the Shareholders for the transaction of business except as otherwise provided by law, by the Articles of Incorporation or by these Bylaws.

      SECTION 2.07. VOTING. At each meeting of the Shareholders, every Shareholder shall be entitled to vote in person, or by proxy appointed by an instrument in writing subscribed by such Shareholder, or by his duly authorized attorney, and he shall have one vote for each share of stock registered in his name at the time of the closing of the transfer books for said meeting, or in lieu of closing of the transfer books the record date for voting as fixed by the Board of Directors.

      The vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which by express provision of the statutes or of the Articles of Incorporation a different vote is required, in which case such express provision shall govern and control the decision of such question. In voting for Directors of the Corporation, cumulative voting shall not be permitted.

      SECTION 2.08. INFORMAL MEETINGS. Whenever the vote of Shareholders at a meeting thereof is required or permitted to be taken in connection with any corporate action by any provisions of the statutes or of the Articles of Incorporation, the meeting, any notice thereof and vote of Shareholders thereat may be dispensed with if all the Shareholders who would have been entitled to vote upon the action if such meeting were held shall consent in writing to such corporate action being taken. Such written consent shall be filed with the minutes of Shareholders' meetings.

      SECTION 2.09. ORGANIZATION. The President, and in his absence, the Vice President, and in the absence of both the President and the Vice President, a chairman chosen by the Shareholders present, shall preside at each meeting of Shareholders and shall act as chairman thereof. The Secretary, and in his absence the Assistant Secretary, and in the absence of both the Secretary and the Assistant Secretary, a Secretary pro tem, chosen by the Shareholders present, shall act as Secretary of all meetings of the Shareholders.

      SECTION 2.10. ADJOURNMENT. If at any meeting of the Shareholders a quorum shall fail to attend at the time and place for which the meeting was called or if the business of such meeting shall not be completed, the Shareholders present in person or represented by proxy may, by a majority vote, adjourn the meeting from day to day or from time to time, not exceeding ninety
(90) days from such adjournment without further notice until a quorum shall attend or the business thereof shall be completed. At any such adjourned meeting any business may be transacted which might have been transacted at the meeting as originally called.

                                  ARTICLE III
                                  -----------
                                   Directors
                                   ---------

        SECTION 3.01. GENERAL POWERS. The business and affairs of the Corporation shall be managed by its Board of Directors.

        SECTION 3.02. NUMBER, ELECTION AND TERM. The number of Directors of the Corporation shall be seven (7) who shall be elected at the annual meeting of the Shareholders for a term of one year, and who shall hold office until their successors have been elected and have qualified. The number of Directors may be increased or diminished from time to time but shall not be less than two (2).

        SECTION 3.03. REGULAR MEETINGS. A regular meeting of the Board of Directors shall be held without other notice than this Bylaw, immediately after, and at the same place as, the annual meeting of Shareholders.

        SECTION 3.04. VACANCIES. Vacancies and newly created Directorships resulting from any increase in the authorized number of Directors may be filled by a majority of the Directors then in office, though less than a quorum, and the Directors so chosen shall hold office until the next annual election and until their successors are duly elected and shall qualify, unless sooner displaced.

        SECTION 3.05. PLACE OF MEETING. Meetings of the Board of Directors of the Corporation, both regular and special, may be held at any place either within or without the State of Florida, and unless otherwise designated as herein provided, shall be held at the office of the Corporation.

        SECTION 3.06. REGULAR MEETINGS. Regular meetings of the Board of Directors may be held at such time and place as shall from time to time be determined by resolution of the Board.

        SECTION 3.07. NOTICE OF REGULAR MEETINGS. After the time and place of regular meetings shall have been determined, no notice of any regular meetings need be given. Notice of any change in the date or place of holding any regular meeting or any adjournment of a regular meeting shall be given by mail or facsimile not less than forty-eight (48) hours before such meeting to all Directors.

        SECTION 3.08. SPECIAL MEETINGS. Special meetings of the Board for any purpose or purposes may be called by the President on two (2) days' notice to each Director either personally or by mail or by telegram. Upon like notice, the Secretary of the Corporation, upon the written request of a majority of the Directors, shall call a special meeting of the Board. Such request shall state the purpose or purposes of the proposed meeting. The Officer calling the special meeting may designate the place for holding same.

        SECTION 3.09. QUORUM. At all meetings of the Board, a majority of the Directors shall constitute a quorum for the transaction of business and the act of a majority of the Directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except where otherwise provided by law or by these Bylaws. If a quorum shall not be present at any meeting of the Board of Directors, the Directors present thereat may adjourn the meeting from time to time without notice other than announcement at the meeting until a quorum shall be present.

        SECTION 3.10. INFORMAL MEETINGS. Whenever the vote of Directors to be taken in connection with any corporate action is permitted by any provisions of the Laws of the State of Florida to be taken by written consent it shall be approved if the requisite number of Directors shall consent in writing to such corporate action being taken. Such written consent shall be filed with the minutes of the Board.

        SECTION 3.11. COMMITTEES OF DIRECTORS. The Board of Directors may, by resolution passed by a majority of the whole Board, designate one or more committees each committee to consist of two or more of the Directors of the Corporation, which, to the extent provided in the resolution, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation and may authorize the seal of the Corporation to be affixed to all papers which may require it. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required.

        SECTION 3.12. ORGANIZATION. The President, and in his absence a Vice President, and in the absence of the President and all the Vice Presidents, a Chairman pro tem, chosen by the Directors present shall preside at each meeting of the Directors and shall act as Chairman thereof. The Secretary, and in his absence, the Assistant Secretary, and in the absence of the Secretary and the Assistant Secretary, a Secretary pro tem, chosen by the Directors present shall act as Secretary of all meetings of the Directors.

        SECTION 3.13. MINUTES AND STATEMENTS. The Board of Directors shall cause to be kept a complete record of their meetings and acts, and of the proceedings of the Shareholders.

                                  ARTICLE IV
                                  ----------
                                   Officers
                                   --------

        SECTION 4.01. OFFICERS. The Officers of this Corporation shall be a President, a Secretary and a Treasurer; the Board of Directors may also from time to time elect one or more Vice Presidents, one or more Assistant Secretaries and one or more Assistant Treasurers; all of whom shall be chosen by the Board of Directors. Any person may hold two or more offices.

        SECTION 4.02. SUBORDINATE OFFICERS AND EMPLOYEES. The Board of Directors may appoint such other Officers and agents as it may deem necessary who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board.

        SECTION 4.03. COMPENSATION. The Board of Directors may from time to time, in its discretion, fix or alter the compensation of any Officer or agent.

        SECTION 4.04. ELECTION AND TERM OF OFFICE. The Officers of the Corporation shall be elected annually by the Board of Directors at the regular annual meeting of the Board of Directors. Each Officer shall hold office until his successor shall have been duly elected and shall have qualified or until his death or until he shall resign or shall have been removed in the manner hereinafter provided. Any Officer or agent elected or appointed by the Board of Directors may be removed by the Board of Directors whenever in its judgment the best interests of the Corporation would be served thereby. A vacancy in any office because of death, resignation, removal, disqualification or otherwise, may be filled by the Board of Directors for the unexpired portion of the term at any meeting of the Board.

        SECTION 4.05. PRESIDENT. The President shall be the chief executive officer of the Corporation. He shall preside at all meetings of the Shareholders and Directors. He shall have general and active management of the business of the Corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect, subject, however, to the right of the Board of Directors by resolution to delegate any specific powers (other than those which may be by statute exclusively conferred upon the President), to any other Officer, Director or agent of the Corporation. The President shall, on behalf of the Corporation and as authorized by the Board of Directors, execute all deeds, notes, bonds, mortgages, contracts and other instruments in writing, except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other Officer or agent of the Corporation. He may vote all securities which the Corporation is entitled to vote except as and to the extent such authority shall be vested in a different Officer or agent of the Corporation by the Board of Directors.

        SECTION 4.06. VICE PRESIDENT. The Vice Presidents, in the order designated by the Board of Directors, shall, in the absence or disability of the President, perform the duties and exercise the powers of the President and shall perform such other duties and have such other powers as the Board of Directors or the President may from time to time prescribe.

        SECTION 4.07. THE SECRETARY. The Secretary shall attend all meetings of the Shareholders of the Corporation and of the Board of Directors and shall record all of the proceedings of such meetings in minute books kept for that purpose. He is authorized to affix the corporate seal to all instruments requiring it. He shall have charge of the corporate records, and, except to the extent authority may be conferred upon any transfer agent or registrar duly appointed by the Board of Directors, he shall maintain the Corporation's books, registers, stock certificate and stock transfer books and stock ledgers, and such other books, records and papers as the Board of Directors may from time to time entrust to him. He shall give or cause to be given proper notice of all meetings of Shareholders and Directors as required by law and the Bylaws, and shall perform such other duties as may from time to time be prescribed by the Board of Directors or the President.

        SECTION 4.08. THE ASSISTANT SECRETARY. Each Assistant Secretary shall assist the Secretary in the performance of his duties, and may at any time perform any of the duties of the Secretary; in case of the death, resignation, absence or disability of the Secretary, the duties of the Secretary shall be performed by an Assistant Secretary, and each Assistant Secretary shall have such other powers and perform such other duties as, from time to time, may be assigned to him by the Board of Directors.

        SECTION 4.09. THE TREASURER. The Treasurer shall have the custody of the corporate funds and securities, and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation, and shall deposit all monies and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. He shall disburse the funds of the Corporation as may be ordered by the Board, taking proper vouchers for such disbursements, and shall render to the President and Directors at the regular meetings of the Board, or whenever they may require it, an account of all his transactions as Treasurer, and of the financial conditions of the Corporation.

        SECTION 4.10. THE ASSISTANT TREASURER. Each Assistant Treasurer shall assist the Treasurer in the performance of his duties, and may at any time perform any of the duties of the Treasurer; in case of the death, resignation, absence or disability of the Treasurer, the duties of the Treasurer shall be performed by an Assistant Treasurer, and each Assistant Treasurer shall have such other powers and perform such other duties as, from time to time, may be assigned to him by the Board of Directors.

                                  ARTICLE V
                                  ---------
                                 Resignations
                                 ------------

        Any Director or Officer may resign his office at any time, such resignation to be made in writing and to take effect from the time of its receipt by the Corporation, unless some time be fixed in the resignation, and then from that time. The acceptance of a resignation shall not be required to make it effective.

                                  ARTICLE VI
                                  ----------
                              Contracts and Loans
                              -------------------
      SECTION 6.01. CONTRACTS. The Board of Directors may authorize any Officer or Officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances.

      SECTION 6.02. LOANS. No loans shall be contracted on behalf of the Corporation and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the Board of Directors. Such authority may be general or confined to specific instances.

                                  ARTICLE VII
                                  -----------
                  Certificates for Shares and Their Transfer
                  ------------------------------------------

      SECTION 7.01. CERTIFICATES FOR SHARES. Certificates representing shares of the Corporation shall be in such form as may be determined by the Board of Directors. Such certificates shall be signed by the President or Vice President and by the Secretary or an Assistant Secretary and shall be sealed with the seal of the Corporation. All certificates for shares shall be consecutively numbered. The name of the persons owning the shares represented thereby with the number of shares and date of issue shall be entered on the books of the Corporation. All certificates surrendered to the Corporation for transfer shall be cancel led and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and cancelled, except that in case of a lost, destroyed or mutilated certificate a new one may be issued therefor upon such terms and indemnity to the Corporation as the Board of Directors may prescribe. The Corporation shall keep at its registered office or principal place of business a record of its Shareholders, giving the names and addresses of all Shareholders and the number of shares held by each.

      SECTION 7.02. TRANSFERS OF SHARES. Transfers of shares of the Corporation shall be made only on the books of the Corporation by the registered holder thereof or by his attorney thereunto authorized by a power of attorney duly executed and filed with the Secretary of the Corporation, and on surrender for cancellation of the certificate for such shares. The person in whose name shares stand on the books of the Corporation shall be deemed the owner thereof for all purposes as regards the Corporation.


                                 ARTICLE VIII
                                 ------------

                       Dealings with Companies in Which
                       --------------------------------
                        Directors May Have an Interest
                        ------------------------------

      Inasmuch as the Directors of this Corporation are or may be men of diversified business interests, and are likely to be connected with other corporations with which from time to time this Corporation may have business dealings, no contract or other transaction between this Corporation and any other corporation shall be affected by the fact that Directors of this Corporation are interested in, or are directors or officers of such other corporation.


                                  ARTICLE IX
                                  ----------
                           Miscellaneous Provisions
                           ------------------------

        SECTION 9.01. FISCAL YEAR. The fiscal year of the Corporation shall be determined by the Board of Directors.

        SECTION 9.02. INSPECTION OF BOOKS. The Directors shall determine from time to time whether, and, if allowed, when and under what conditions and regulations the accounts and books of the Corporation (except such as may by statute be specifically open to inspection) or any of them shall be open to inspection of the Shareholders, and Shareholders' rights in this respect are and shall be restricted and limited accordingly.

        SECTION 9.03. CHECKS AND NOTES. All checks and drafts on the Corporation's bank accounts and all bills of exchange and promissory notes, and all acceptances, obligations and other instruments for the payment of money, shall be signed by such Officer or Officers or agent or agents as shall be thereunto duly authorized from time to time by the Board of Directors; provided, that checks drawn on the Corporation's payroll, dividend and special accounts may bear the facsimile signatures, affixed thereto by a mechanical device, of such Officers or agents as the Board of Directors may authorize.

        SECTION 9.04. DIVIDENDS. The Board of Directors shall declare such dividends as they in their discretion see fit whenever the condition of the Corporation, in their opinion, shall warrant the same; subject to the provisions of the Florida Statutes. The Board may declare dividends in cash, in properly or in capital stock.

        SECTION 9.05. NOTICES. Whenever, under the provisions of these Bylaws notice is required to be given to any Director, Officer or Shareholder, it shall not be construed to mean personal notice, but such notice may be given in writing by depositing the same in the post office or letter box, in a postpaid sealed wrapper addressed to such Shareholder, Officer or Director at such address as appears on the records of the Corporation, and such notice shall be deemed to be given at the time when the same shall be thus mailed.

        SECTION 9.06. SEAL. The Corporation may have a seal inscribed with the name of the Corporation and its state of incorporation.

                                   ARTICLE X
                                   ---------
                                Indemnification
                                ---------------

        SECTION 10.01. MANDATORY INDEMNIFICATION. The Corporation shall, to the full extent permitted or authorized by current or future legislation, indemnify any person who was or is a party or threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a Director or Officer of the Corporation or is or was serving at the request of the Corporation as a director or officer of any other corporation or enterprise. Such right of indemnification shall inure to the benefit of the heirs, executors, administrators and personal representatives of such a person.

        SECTION 10.02. PERMISSIVE SUPPLEMENTARY BENEFITS. The Corporation may, but shall not be required to, supplement the right of indemnification under
Section 10.01 by (a) the purchase of insurance on behalf of any one or more of such persons, whether or not the Corporation would be obligated to indemnify such person under Section 10.01, (b) individual or group indemnification agreements with any one or more of such persons and (c) advances for related expenses of such a person.

        SECTION 10.03. AMENDMENT. This Article X may be amended or repealed only by a vote of the Shareholders and not by a vote of the Board of Directors.

                                    ARTICLE XI
                                    ----------
                                    Amendments
                                    ----------

         These Bylaws may be altered, amended or repealed and new Bylaws may be adopted by the Board of Directors or by the Shareholders at any annual or special meeting.

                                    ARTICLE XII
                                    -----------
                                    Construction
                                    ------------

         When used herein, the male gender shall include the female gender and the plural shall include the singular as is appropriate.

                             AMENDMENT TO AGREEMENT
                               AND PLAN OF MERGER


      This Amendment to Agreement and Plan of Merger is entered

into as of this 22nd day of September, 1995, by and among

PHONETEL TECHNOLOGIES, INC., an Ohio corporation ("PhoneTel")

PHONETEL II, INC., a Missouri corporation ("Buyer"), WORLD

COMMUNICATIONS, INC., a Missouri corporation ("World"), and WCI

II, INC,., a Missouri corporation ("WCI").

      WHEREAS, PhoneTel, Buyer and World entered into that certain

Agreement and Plan of Merger (the "Merger Agreement") of even date herewith whereby World merged with and into Buyer (the

"Merger"); and

      WHEREAS, prior to the Merger, World acquired an interest in and to IPTA, L.L.C., an Illinois Limited Liability Company (the

"LLC") pursuant to a subscription Agreement and Operating

Agreement dated as of September 20, 1995 (collectively, the "LLC

Documents"); and

      WHEREAS, World's interest in the LLC is subject to certain restrictions on the transferability of such interest; and

      WHEREAS, the Merger Agreement provides for World to transfer all of its right, title and interest in and to the LLC to Buyer;

and

      WHEREAS, PhoneTel, Buyer and World believe that it is in the best interest of each of them that the interest in the LLC not be transferred until such time as the members of the LLC consent to the transfer pursuant to the terms of the LLC Documents; and

      WHEREAS, after the closing of the Merger, WCI was formed

by all of the former shareholders of World for purpose of

retaining any asset not transferred by the Merger, including certain contract rights pursuant to a Security Agreement executed in connection with the Merger.

      NOW, THEREFORE, the parties agree as follows:

      1. Buyer and PhoneTel hereby waive any right or claim

under or pursuant to the Merger Agreement against WCI to transfer its interest in the LLC to Buyer.

      2. The interest in the LLC shall be retained by WCI, and

WCI shall take all action necessary to obtain the consent of the members of the LLC to the transfer of the interest in the LLC to

Buyer.

      3.   At such time as WCI shall have obtained the consent to

the transfer if the interest in the LLC, WCI shall transfer and assign all of its right, title and interest in and to the

interest in the LLC to Buyer.

      4.    If WCI shall not have obtained the consent of the

members of the LLC to the transfer of WCI's interest on or before

December 31, 1995, then at any time thereafter upon written

demand by Buyer, WCI shall transfer all of its right, title and interest in and to the LLC to Buyer.

      5.    Buyer agrees to cooperate and to take all action

reasonably requested by WCI, to obtain the consent to effect the transfer.




                                       2

      6.   This Agreement and all questions relating to its

validity, interpretation, performance and enforcement shall be governed by and construed in accordance with the laws of the

State of Missouri.

      7.    This Agreement may be executed in any number of

counterparts, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument.

This Agreement shall become binding when one (1) or more

counterparts, individually or take together, shall bear the

signatures of all of the parties reflected hereon as the

signatories.

      8.    All notices, requests, claims, demands and other

communications hereunder shall be in writing and shall be deemed to have been duly given (i) at the time of delivery if personally delivered or telecopied (with confirmation of receipt), (ii) the next day, if delivered by nationally-recognized overnight express service, or (iii) in five (5), days from the date of mailing, if sent by registered or certified mail (postage prepaid, return receipt requested) to the parties at the following addresses:

            (a)   If to Buyer or PhoneTel to:

                  650 Statler Office
                  1127 Euclid Avenue
                  Cleveland, Ohio 44115
                  Telephone Number:    (216) 241-2555
                  Facsimile Number:    (216) 241-2574
                  Attn:   Daniel Moos





                                       3

            (b)   If to World or to WCI:

                  11656 Lilburn Park Road
                  St. Louis, MO 63146
                  Telephone Number:      (314) 993-0755
                  Facsimile Number:      (314) 993-6245
                  Attn:   Stuart Hollander

                  with copy to:

                  Blumenfeld, Kaplan & Sandweiss, P.C.
                  168 North Meramec, Suite 400
                  St. Louis, Missouri 63105
                  Telephone Number:     (314) 863-0800
                  Facsimile Number:     (314) 863-9388
                  Attn:   Mark Z. Schraier, Esq.

or to such other address as the person to whom notice is to be given may have previously furnished to the other in writing in the manner set forth above, provided that notice of a change of address shall be deemed given only upon receipt

      IN WITNESS WHEREOF, the undersigned have hereunto subscribed their hands on the day and year first above written.

                                   World:

                                   WORLD COMMUNICATIONS, INC.



                                   By:
                                         Gary Pace, President

                                   PhoneTel:

                                   PHONETEL TECHNOLOGIES, INC.



                                   By





                                       4

                                   BUYER:

                                   PHONETEL II, INC.



                                   By:


                                   WCI:

                                   WCI II, INC.


                                   By:
                                        Stuart Hollander, President





                                       5





                                                                               5